
As filed with the Securities and Exchange Commission on July 3, 2003
Registration No. 333-105131

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO THE

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Northwest Bancorp, Inc.

(Exact Name of Registrant as specified in its Charter)

Federal
(State or Other Jurisdiction of Incorporation or Organization)

23-2900888
(I.R.S. Employer Identification No.)

301 Second Avenue
Warren, Pennsylvania 16365
(814) 726-2140
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s
Principal Executive Offices)

William J. Wagner
President and Chief Executive Officer
301 Second Avenue
Warren, Pennsylvania 16365
(814) 726-2140
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Marc Levy, Esq. Ned Quint, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 400 Washington, D.C. 20015	James S. Fleischer, P.C. Craig M. Scheer, P.C. Silver Freedman & Taff, LLP 1700 Wisconsin Avenue, N.W. Washington, D.C. 20007

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐


CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered	per share	offering price(1)	registration fee

Common stock, par value $0.10 per share	7,666,667 shares	$16.50	$126,500,000	$10,234 (2)
Participation Interests (3)	1,062,355 interests	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Previously paid.

(3)	The securities of Northwest Bancorp, Inc. to be purchased by the Northwest Retirement Savings Plan and the Leeds Federal Savings Bank Retirement Savings Plan are included in the amount shown for Common Stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

NORTHWEST RETIREMENT SAVINGS PLAN
and
Offering of Up to 1,062,313 Shares of

NORTHWEST BANCORP, INC.
Common Stock

     Northwest Bancorp, Inc. is providing this prospectus supplement to participants in the Northwest Retirement Savings Plan (the “Plan”). As a participant in the Plan, you may direct the trustee of the Plan to purchase common stock of Northwest Bancorp, Inc. in its offering of additional shares of common stock, in connection with Northwest Bancorp, Inc.’s adoption of a plan of stock issuance, by transferring amounts currently allocated to your account under the Plan to the Northwest Bancorp, Inc. Common Stock Fund (other than amounts you presently have invested in the Northwest Bancorp, Inc. Common Stock Fund). If you cannot acquire all of the common stock you want in the offering due to an oversubscription, the trustee will apply the amounts which were not used to acquire common stock among the funds in which your Plan account is invested in proportion to your current investment allocation percentages for new contributions.

     The prospectus of Northwest Bancorp, Inc., dated      , 2003, which accompanies this prospectus supplement, includes detailed information regarding the offering and the financial condition, results of operations and business of Northwest Bancorp, Inc. You should read this prospectus supplement, which provides information with respect to the Plan, together with the prospectus.

     For a discussion of risks that you should consider before making an investment decision, see “Risk Factors” beginning on page 15 of the prospectus.

     The interests in the Plan and the offering of the common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

     The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.

     This prospectus supplement may be used only in connection with offers and sales by Northwest Bancorp, Inc. of interests or shares of common stock pursuant to the Plan. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Plan.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Northwest Bancorp, Inc., Northwest Savings Bank and the Plan have not authorized anyone to provide you with information that is different.

     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Northwest Bancorp, Inc., Northwest Savings Bank or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is      , 2003.


THE OFFERING	1
Securities Offered and Purchase Price	1
Election to Purchase Common Stock in the Offering: Priorities	1
Value of the Plan Assets	3
Method of Directing Transfer	3
Order Deadline	3
Irrevocability of Transfer Direction	3
Direction to Purchase Common Stock after the Offering	3
Purchase Price of Common Stock	4
Nature of a Participant’s Interest in the Common Stock	4
Voting Rights of Common Stock	4
DESCRIPTION OF THE PLAN	5
Introduction	5
Eligibility and Participation	5
Contributions under the Plan	6
Limitations on Contributions	6
Benefits under the Plan	7
Withdrawals and Distributions from the Plan	7
Investment of Contributions and Account Balances	8
Administration of the Plan	12
Merger, Consolidation or Transfer	13
Federal Income Tax Consequences	13
Additional Employee Retirement Income Security Act of 1974 (“ERISA”) Considerations	15
Securities and Exchange Commission Reporting and Short-Swing Profit Liability	15
Financial Information Regarding Plan Assets	16
LEGAL OPINION	16
STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS	17
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS	18

THE OFFERING

Securities Offered and and Purchase Price	Northwest Bancorp, Inc. is offering participants in the Plan the opportunity to use their participation interests to elect to purchase shares of Northwest Bancorp, Inc.’s common stock through the Plan. At March 31, 2003, there were sufficient funds in the Plan to purchase up to between 1,062,313 and 965,739 shares of Northwest Bancorp, Inc. common stock in the offering, at the offering price range of $15.00 to $16.50 per share. The actual purchase price will be determined after the deadline for placing orders in the stock offering. Only employees of Northwest Savings Bank and its affiliates may become participants in the Plan. Your investment in the common stock of Northwest Bancorp, Inc. through the Plan in the offering is subject to the priorities listed below. Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Northwest Bancorp, Inc. is contained in the accompanying prospectus. The address of the principal executive office of Northwest Savings Bank is 301 Second Avenue, Warren, Pennsylvania 16365.

Election to Purchase Common Stock in the Offering: Priorities	In connection with the adoption of a stock issuance plan and the offering of additional stock, you may elect to transfer all or part of your account balances in the Plan (other than the amounts you currently have invested in the Northwest Bancorp, Inc. Common Stock Fund) to the Northwest Bancorp, Inc. Common Stock Fund, to be used to purchase common stock issued in the offering. The trustee of the Northwest Bancorp, Inc. Common Stock Fund will purchase common stock in accordance with your directions. However, such directions are subject to purchase priorities set forth in the Northwest Bancorp, Inc. 2003 Stock Issuance Plan.

The shares of common stock are being offered in a subscription offering and community offering. In the subscription offering, the purchase priorities, in order, are as follows:

(1)	Depositors with accounts at Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank with combined aggregate balances among any of these banks of at least $50 on December 31, 2001, get first priority.

(2)	Tax-qualified employee benefit plans of Northwest Savings Bank and its affiliates, including this plan, get second priority.

(3)	Depositors with accounts at Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank with combined aggregate balances amongst any of these banks of at least $50 on June 30, 2003, get third priority.

To the extent you fall into one of these categories, you may use funds in your Plan account to pay for the common stock you want to acquire in the stock offering, at the offering price range of $15.00 to $16.50 per share. If you elect to transfer a dollar amount from a particular fund and, at the time that the transfer is made, you do not have a sufficient dollar amount in that fund to process your entire election due to market fluctuation, the trustee will withdraw up to 100% of your balance in that fund and apply the amount withdrawn to the purchase of stock for your account.

No later than the closing date of the subscription offering period, the amount that you elect to transfer from your existing account balances for the purchase of common stock in the offering will be removed from your existing account and transferred to an interest bearing account pending the closing of the offering. At the close of the offering, and subject to a determination of whether all or any portion of your order may be filled (based on your purchase priority and whether the offering is oversubscribed), all or a portion of the amount that you have transferred to purchase stock in the offering will be applied to the common stock purchase. Common stock so purchased will be placed in the Northwest Bancorp, Inc. Common Stock Fund and allocated to your Plan account. Any interest earned will upon the conclusion of the offering be transferred to an account in your name in the _______ [fund to be determined] and can be reinvested pursuant to your direction.

In the event the offering is oversubscribed, i.e., there are more orders for common stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in common stock and any interest your account earned pending investment will be reinvested in the investment funds of the Plan in accordance with your then existing investment allocation percentages for new contributions.

If you choose not to direct the investment of your account balance towards the purchase of any shares in the offering, your account balance will remain in the investment funds of the Plan as previously directed by you.

Value of the Plan Assets	As of March 31, 2003, the mark value of the assets of the Plan was approximately $27,177,632. The Plan administrator informs each

2

participant of the value of his or her account balance under the Plan at least quarterly.

Method of Directing Transfer	Enclosed is a special election form on which you can elect to transfer all or a portion of your account balance in the Plan to the Northwest Bancorp, Inc. Common Stock Fund for the purchase of stock in the offering (other than amounts you currently have invested in the Northwest Bancorp, Inc. Common Stock Fund). If you wish to use all or part of your account balance in the Plan to purchase common stock issued in the offering (other than amounts you currently have invested in the Northwest Bancorp, Inc. Common Stock Fund), you should indicate that decision on the special election form.

Order Deadline	If you wish to purchase common stock with all or part of your Plan account balance, your special election form must be received by Richard L. Rausch no later than 12:00 Noon on , 2003. If you do not wish to purchase Northwest Bancorp, Inc. stock in the offering through the Plan, you do not need to return the special election form.

Irrevocability of Transfer Direction	You may not revoke your special election to transfer amounts credited to your account in the Plan to the Northwest Bancorp, Inc. Common Stock Fund for the purchase of stock in the offering. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering amongst all of the other investment funds, including the Northwest Bancorp, Inc. Common Stock Fund, on a daily basis.

Direction to Purchase Common Stock after the Offering	Whether you choose to purchase stock in the offering, or attempt to purchase stock in the offering but are unable to do so because the offering is oversubscribed, you will be able to purchase stock after the offering through your investment in the Northwest Bancorp, Inc. Common Stock Fund. After the offering, you may direct that a certain percentage of your account balance in the Plan be transferred to the Northwest Bancorp, Inc. Common Stock Fund and invested in common stock, or to the other investment funds available under the Plan. After the offering, you may change your investment allocation

3

on a daily basis. Special restrictions may apply to transfers directed to and from the Northwest Bancorp, Inc. Common Stock Fund by the participants who are subject to the provisions of section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Northwest Bancorp, Inc.

Purchase Price of Common Stock	The trustee will use the funds transferred to the Northwest Bancorp, Inc. Common Stock Fund to purchase common stock in the offering, subject to your ability to purchase shares in accordance with the priorities listed in this prospectus supplement and subject to an oversubscription, as discussed above. The trustee will pay the same price paid by all other persons in the offering. No sales commission will be charged for shares purchased in the offering. Orders will be placed for a dollar amount of common stock. The minimum purchase is 25 shares, or $412.50 of common stock assuming a per share sales price of $16.50. Orders will be filled based on the actual purchase price, to be determined after the deadline for placing stock orders. Purchasers will receive the largest number of shares that their order will purchase at the actual purchase price per share. Although fractional shares will not be issued to purchasers in the offering generally, you may purchase fractional shares in the 401(k) Plan so long as the aggregate number of shares that the 401(k) Plan purchases is a whole number.

After the offering, the trustee will acquire common stock in open market transactions at the prevailing price. The trustee will pay transaction fees, if any, associated with the purchase, sale or transfer of the common stock after the offering.

Nature of a Participant’s Interest in the Common Stock	The trustee will hold the common stock, in trust, for the participants of the Plan. Shares of common stock acquired by the trustee at your direction will be allocated to your account. Therefore, investment decisions of other participants should not affect the earnings allocated to your account.

Voting Rights of Common Stock	The trustee generally will exercise voting rights attributable to all common stock held by the Northwest Bancorp, Inc. Common Stock Fund.

4

DESCRIPTION OF THE PLAN

Introduction

     The Northwest Retirement Savings Plan (the “Plan”) was initially adopted effective July 1, 1991, and subsequently amended. The Plan is a tax-qualified plan with a cash-or-deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

     Northwest Bancorp, Inc. intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Northwest Bancorp, Inc. will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

     Employee Retirement Income Security Act (“ERISA”). The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

     Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan administrator c/o Northwest Bancorp, Inc., 301 Second Avenue, Warren, Pennsylvania 16365. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

     To participate in the Plan, an employee must be age 21 or older and complete one expected year of service with Northwest Savings Bank. An employee may enter after six months of actual service. If the employee is not expected to complete one expected year of service, the employee will satisfy the service requirement by completing 1,000 or more hours of service in the employee’s first year of employment. The employee who has met the eligibility requirements will begin participation in the Plan on the first day of the payroll period coinciding with or next following the date on which the employee meets the eligibility requirements. The Plan year is January 1 to December 31 (the “Plan Year”).

     As of March 31, 2003, there were approximately 1,523 employees eligible to participate in the Plan, and 1,460 employees participating by making elective deferral contributions. As of March 31, 2003, the total number of participants (i.e., both current and former employees) with account balances in the Plan is approximately 1,727.

5

Contributions under the Plan

     Elective Deferrals. Each participant in the Plan is permitted to elect to reduce such participant’s compensation on a pre-tax basis by an amount up to the applicable dollar limit under the Code and to have that amount contributed to the Plan on such participant’s behalf. Amounts of compensation that may be deferred as “Elective Deferrals” include generally a participant’s basic salary or earnings, but exclude overtime, bonuses, commissions, severance pay, holiday bonus, and management bonus paid by the employer to the participant and reportable to the Internal Revenue Service for federal income tax purposes. In 2003, the annual compensation of each participant taken into account under the Plan is limited to $200,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code.) A participant may elect to modify the amount contributed to the Plan through Elective Deferral contributions. Such modification will become effective on the first day of the beginning of the next payroll period.

     Employer Matching Contributions. Northwest Savings Bank may, in its discretion, make matching contributions to the Plan (“Matching Contributions”) on behalf of eligible employees. Matching Contributions made on behalf of a participant will be credited to a participant’s Matching Contributions account.

     Discretionary Employer Contributions. Northwest Savings Bank may also make discretionary contributions on behalf of eligible participants (“Discretionary Contributions”). Generally, a participant will receive an allocation of discretionary contribution only if the participant completes a year of service during the Plan Year and is employed on the last day of the Plan Year. Such contributions will be allocated as a percentage of Compensation of eligible participants for the Plan Year.

     Rollover and Plan to Plan Transfer Contributions. Employees may make rollovers contributions and transfer contributions prior to meeting the eligibility requirements for participation in the Plan.

Limitations on Contributions

     Limitations on Elective Deferrals. For the Plan Year beginning January 1, 2003, the amount of a participant’s Elective Deferrals may not exceed $12,000 (or $14,000 if age 50 or over). These amounts are increased in $1,000 increments through 2006 when they reach $15,000 (or $20,000 if age 50 or over) and thereafter may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of this limit are known as excess deferrals. If a participant defers amounts in excess of this limitation, the participant’s gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by the participant in the tax year in which the contribution is made.

6

     Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Code limit the amount of Elective Deferrals and Matching Contributions that may be made to the Plan in any year on behalf of Highly Compensated Employees, in relation to the amount of Elective Deferrals and Matching Contributions made by or on behalf of all other employees eligible to participate in the Plan. A Highly Compensated Employee includes any employee who (1) was a 5% owner of Northwest Bancorp, Inc. at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $90,000. The dollar amount in the foregoing sentence may be adjusted annually to reflect increases in the cost of living. If these limitations are exceeded, the level of deferrals by Highly Compensated Employees may have to be adjusted.

Benefits Under the Plan

     Vesting. A participant, at all times, has a fully vested, nonforfeitable interest in his or her Elective Deferrals and the earnings thereon under the Plan. A participant is vested in any Matching Contributions and Discretionary Contributions in accordance with the following schedule:

Year if Service	Vesting Percentage

1 year of vesting service	0%
2 years of vesting service	20%
3 years of vesting service	40%
4 years of vesting service	60%
5 years of vesting service	80%
6 years or more of vesting service	100%

     Participants who were formerly employed by certain employers listed in the Plan’s adoption agreement will receive credit for eligibility and vesting purposes for their years of service with such employers, but not for purposes of accrual allocation. A participant will be 100% vested in Matching Contributions and Discretionary Contributions, regardless of his or her years of vesting service, or upon attainment of normal or early retirement age under the Plan, death, disability or if the Plan is terminated or partially terminated. Any non-vested contributions which are forfeited shall be used first, for restoration of participant forfeitures, and second, to reduce employer matching contributions.

Withdrawals and Distributions from the Plan

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT’S TERMINATION OF EMPLOYMENT WITH NORTHWEST SAVINGS BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT’S ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH NORTHWEST SAVINGS BANK OR AFTER TERMINATION OF EMPLOYMENT.

7

     Withdrawals Prior to Termination of Employment. If you qualify, you may make a withdrawal of your Elective Deferrals, Rollover Contributions, Transfer Contributions, and fully vested Employer contributions, plus earnings thereon, prior to termination of employment in the event of financial hardship, subject to the hardship distribution rules under the Plan. These hardship distribution requirements ensure that you have an immediate and heavy financial need before a withdrawal may be made. If you take a hardship withdrawal, you will be prohibited from making any new Elective Deferral contributions for a period of six months after receipt of the distribution.

     Loans. You may borrow against your vested account balance in accordance with established loan procedures, subject to dollar limitations on the amount of the loan.

     Distribution Upon Termination of Employment or Disability. Payment of benefits to a participant who retires, incurs a disability, or otherwise terminates employment shall be made in a lump sum.

     Distribution Upon Death. A participant who dies prior to the benefit commencement date for retirement, disability or termination of employment shall have his or her benefits paid to his or her surviving spouse or beneficiary in a lump sum.

     Alienation of Benefits. Except as provided with respect to Qualified Domestic Relations Orders (as defined in section 414(p) of the Code), your rights and benefits under the Plan may not be assigned, sold, transferred or pledged by you or reached by your creditors or anyone else.

Investment of Contributions and Account Balances

     All amounts credited to your account under the Plan are held in the Plan trust which is administered by the trustee appointed by Northwest Savings Bank’s Board of Directors.

     As a participant in the Plan, you are provided the opportunity to direct the investment of your account into any of the following funds:

1.	Artisan International Fund
2.	FPA Capital Fund
3.	Fidelity Blue Chip Growth Fund
4.	Franklin Small Cap Growth Fund II
5.	T. Rowe Price Mid-Cap Growth Fund
6.	Vanguard Balanced Index Fund
7.	Vanguard Retirement Savings Trust
8.	Vanguard Total Bond Market Index Fund
9.	Vanguard Windsor II Fund
10.	Vanguard 500 Index Fund
11.	Weitz Series Fund Value Portfolio
12.	Northwest Bancorp, Inc. Common Stock Fund

8

     You may elect to have both past contributions and earnings, as well as future contributions to your account, invested among the funds listed above. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. Generally, if you make an election to direct investment of assets into the Northwest Bancorp, Inc. Common Stock Fund, you may change your investment on a daily basis. The proceeds of the sale, net of expenses, will be allocated to your account and reinvested in accordance with your election. If you make a special election to invest all or a portion of your account (other than amounts presently invested in the Northwest Bancorp, Inc. Common Stock Fund) towards the purchase of Northwest Bancorp, Inc. common stock in the common stock offering, you will not be able to change this investment election until the common stock offering is concluded. Therefore you should carefully consider whether to allocate any portion of your account to the purchase of stock in the offering.

Performance History

     The following provides performance data with respect to the investment funds available under the Plan:

	Performance*

Fund	YTD	1 Year	3 Years	5 Years	10 Years

Artisan International	-14.13%	-30.96%	-23.63%	0.87%	N/A
FPA Capital	-7.45%	-16.62%	3.55%	4.04%	14.11%
Fidelity Blue Chip Growth	-1.82%	-25.76%	-19.73%	-4.27%	8.49%
Franklin Small Cap Growth II	-4.97%	-32.19%	N/A	N/A	N/A
T. Rowe Price Mid Cap Growth	-1.32%	-22.67%	-9.06%	1.47%	12.17%
Vanguard Balanced Index	-1.28%	-11.28%	-6.35%	0.93%	7.82%
Vanguard Retirement Savings Trust	1.10%	4.98%	5.65%	5.80%	5.94%
Vanguard Total Bond Market Index	1.33%	9.73%	9.08%	7.16%	N/A
Vanguard Windsor II	-4.23%	-23.46%	-3.48%	-2.67%	9.00%
Vanguard Index 500	-3.19%	-24.80%	-16.14%	-3.79%	8.45%
Weitz Value	-3.83%	-20.19%	-0.41%	5.05%	13.18%
Northwest Bancorp, Inc. Common Stock	9.84%	39.33%	37.07%	1.12%	N/A

*	as of March 31, 2003.

The following is a description of each of the Plan’s investment funds:

Artisan International Fund
Artisan International Fund seeks long-term capital growth. The fund ordinarily invests at least 65% of assets in equities of foreign issuers; it normally maintains investments in at least three foreign countries. When selecting investments, management places equal emphasis on country selection and stock selection; it avoids countries that it believes have overvalued markets, and focuses on companies that have dominant or increasing market share in strong industries. The fund typically invests no more than 5% of assets in convertibles or in debt rated below BBB. It may invest in emerging markets. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. It is possible to lose money by investing in the fund.

9

FPA Capital Fund
FPA Capital Fund seeks long-term growth of capital. Current income is secondary. The fund invests primarily in common stocks of medium and small companies that the advisor believes have above-average ability to increase market value. It may also invest in U.S. Government and government agency obligations, corporate debt securities, preferred stocks, and convertibles. In selecting investments, the advisor considers a company’s profitability, book value, replacement cost of assets, and free cash flow. The fund may invest up to 10% of assets in foreign issues. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. It is possible to lose money by investing in the fund.

Fidelity Blue Chip Growth Fund
Fidelity Blue Chip Growth Fund seeks long-term capital appreciation. The fund normally invests at lest 65% of assets in common stocks issued by blue-chip companies. It defines these as companies with market capitalizations of at least $200 million, if the company’s stock is included in the S&P 500 or the Dow Jones Industrial Average, or $1 billion if not included in either index. Management selects companies that it expects to achieve high long-term earnings growth. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. It is possible to lose money by investing in the fund.

Franklin Small Cap Growth Fund II
Franklin Small Cap Growth Fund II seeks long-term capital growth. The fund typically invests at least 65% of assets in equity securities of small capitalization companies in the United States. For this fund, small cap companies are those with market capitalizations not exceeding $1.5 billion or those not exceeding the highest market cap in the Russell 2000 index, whichever is greater at the time of purchase. The fund may invest in initial public offerings, larger companies, and illiquid securities. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. It is possible to lose money by investing in the fund.

T.    Rowe Price Mid-Cap Growth Fund
T. Rowe Price Mid-Cap Growth Fund seeks long-term growth of capital. The fund normally invests at least 80% of assets in mid-cap common stocks with above-average growth potential. The advisor seeks companies that offer proven products or services; have an above-average historical record of earnings growth; have the potential for sustaining growth; operate in industries experiencing increasing demand; and/or are reasonably valued. The fund may invest up to 25% of assets in foreign securities. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. It is possible to lose money by investing in the fund.

Vanguard Balanced Index Fund
Vanguard Balanced Index Fund seeks growth and income. The fund normally invests 60% of assets in equities and 40% in bonds. The equity portion seeks to replicate the Wilshire 5000 Index performance; to this end, the fund invests primarily in the 500 largest companies on the index and samples the rest. The fixed-income portion seeks to replicate the Lehman Brothers

10

Aggregate Bond Index performance; it may purchase investment-grade U.S. Government obligations, corporate debt, and mortgage-backed securities to secure this goal. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. It is possible to lose money by investing in the fund.

Vanguard Retirement Savings Trust
Vanguard Retirement Savings Trust seeks a stable share value of $1 and current income consistent with bonds of 2- to 3-year average maturity. The trust invests in high-quality fixed income securities with financial backing from insurance companies and banks that enable it to maintain a constant $1 per share net asset value. This diversification and rigorous analysis of the creditworthiness of contract issuers help to protect the trust against losses that might be caused by problems with any one issuer. New investments are chosen on the basis of credit quality, yield, maturity, and contract provisions. The trust may keep up to 15% of its assets in short-term instruments to provide liquidity. The trust targets an average maturity of between 2 and 3 years. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. It is possible to lose money by investing in the fund.

Vanguard Total Bond Market Index Fund
Vanguard Total Bond Market Index Fund seeks to replicate the total return of the Lehman Brothers Aggregate Bond index. The fund normally invests at least 80% of assets in securities listed on the index. It attempts to keep its portfolio weightings in line with the weightings of the index. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. It is possible to lose money by investing in the fund.

Vanguard Windsor II Fund
Vanguard Windsor II Fund seeks long-term growth of capital; current income is secondary. The fund invests primarily in undervalued stocks of medium and large companies, characterized by above-average dividend yields and below-average price/earnings ratios relative to the stock market. Barrow, Hanley, Mewhinney & Strauss supervises approximately 67% of assets, Equinox and Tukman supervise approximately 10%, and Vanguard supervises the remainder. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. It is possible to lose money by investing in the fund.

Vanguard 500 Index Fund
Vanguard 500 Index Fund seeks investment results that correspond with the price and yield performance of the S&P 500 Index. The fund employs a passive management strategy designed to track the performance of the S&P 500 Index, which is dominated by the stocks of large U.S. companies. It attempts to replicate the target index by investing all or substantially all of its assets in the stocks that make up the index. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. It is possible to lose money by investing in the fund.

11

Weitz Series Fund Value Portfolio
Weitz Series Fund Value Portfolio seeks capital appreciation; current income is secondary. The fund invests primarily in equity securities. The advisor seeks securities trading at prices lower than their intrinsic values. Little weight is given to technical stock-market analysis. Any convertible securities the fund holds carry a rating of investment-grade. The fund may invest in foreign securities and securities that are not readily marketable. It may also write covered call options. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. It is possible to lose money by investing in the fund.

Northwest Bancorp, Inc. Common Stock Fund
The Northwest Bancorp, Inc. Common Stock Fund consists primarily of investments in common stock of Northwest Bancorp, Inc. Northwest Bancorp, Inc. is the majority-owned subsidiary of Northwest Bancorp, MHC. The trustee of the Plan will use all amounts reallocated to the Northwest Bancorp, Inc. Common Stock Fund in the special election to acquire shares in the common stock offering. After the offering, the trustee will, to the extent practicable, use all amounts held by it in the Northwest Bancorp, Inc. Common Stock Fund, including cash dividends paid on common stock held in the Northwest Bancorp, Inc. Common Stock Fund, to purchase shares of common stock of Northwest Bancorp, Inc. It is expected that after the offering, all purchases will be made at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased. Pending investment in common stock, amounts allocated toward the purchase of shares in the offering will be held in the Northwest Bancorp, Inc. Common Stock Fund in an interest-bearing account. In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the Plan in accordance with your then existing investment election (in proportion to your investment direction allocation percentages). The historical performance of the Northwest Bancorp, Inc. Common Stock Fund is set forth on page 9. Performance of the Northwest Bancorp, Inc. Common Stock Fund will be dependent upon a number of factors, including the financial condition and profitability of Northwest Bancorp, Inc. and Northwest Savings Bank and market conditions for the common stock generally. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. It is possible to lose money by investing in the fund.

Administration of the Plan

     The Trustee. Northwest Savings Bank Heritage Trust Division is the trustee of the Plan. The trustee receives, holds and invests the contributions to the Plan in trust and distributes them to you and your beneficiaries in accordance with the terms of the Plan and the directions of the Plan administrator. The trustee is responsible for administration of the assets held in the trust.

12

     Plan Administrator. Northwest Savings Bank is the Plan administrator. The address of the Plan administrator is Northwest Savings Bank, Attention: Richard L. Rausch, Vice President Human Resources, Liberty Street at Second Avenue, P.O. Box 128, Warren, Pennsylvania 16365, telephone number (814) 726-2140. The Plan administrator is responsible for the administration of the Plan, including interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries, and others under Sections 104 and 105 of ERISA.

     Reports to Plan Participants. The Plan administrator will furnish you a statement not less frequently than annually showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

     It is the intention of Northwest Savings Bank to continue the Plan indefinitely. Nevertheless, Northwest Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee affected by such termination will have a fully vested interest in his or her account. Northwest Savings Bank reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Northwest Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act of 1974.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that each participant would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

Federal Income Tax Consequences

     The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are advised to consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

13

     As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

     (1)  the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

     (2)  Participants pay no current federal income tax on amounts contributed by the employer on their behalf; and

     (3)  earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

     Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 591/2, and consists of the balance credited to the participant under the Plan and all other profit sharing plans, if any, maintained by Northwest Savings Bank. The portion of any lump-sum distribution required to be included in the participant’s or beneficiary’s taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, made by the participant to the Plan and any other profit sharing plans maintained by Northwest Savings Bank, which is included in the distribution.

     Northwest Bancorp, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Northwest Bancorp, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Northwest Bancorp, Inc. common stock; that is, the excess of the value of Northwest Bancorp, Inc. common stock at the time of the distribution over its cost or other basis to the trust. The tax basis of Northwest Bancorp, Inc. common stock to the participant or beneficiary, for purposes of computing gain or loss on its subsequent sale, equals the value of Northwest Bancorp, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Northwest Bancorp, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Northwest Bancorp, Inc. common stock. Any gain in excess of the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain, provided the sale or taxable disposition occurs more than one year after the distribution. The recipient of a lump-sum distribution may elect to include the amount of any net unrealized appreciation in taxable gross income on the date of the distribution.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account that accepts rollovers in accordance with the terms of the other plan or account, provided, however, that if your distribution includes common stock of

14

Northwest Bancorp, Inc., another qualified plan or individual retirement account may or may not accept an in-kind rollover or direct transfer of common stock.

Additional Employee Retirement Income Security Act of 1974 (“ERISA”) Considerations

     As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries. The Plan’s feature that allows participants to direct the investments of their account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, a participant will not be deemed a “fiduciary” because of his or her exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as the Plan administrator or the Plan’s trustee, is liable under the fiduciary responsibility provisions of ERISA for any loss which results from a participant’s exercise of control over the assets in the participant’s Plan account.

     Because a participant will be entitled to invest all or a portion of his or her account balance in the Plan in Northwest Bancorp, Inc. common stock, the regulations under section 404(c) of ERISA require that the Plan establish procedures that ensure the confidentiality of the participant’s decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that a participant’s exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of the participant’s exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

     Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Northwest Bancorp, Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Northwest Bancorp, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 2 business days after the date on which a change occurs, or annually on a Form 5 within 45 days after the close of Northwest Bancorp, Inc.’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Northwest Bancorp, Inc. Common Stock Fund by officers, directors and persons beneficially owning more than 10% of the common stock of Northwest Bancorp, Inc. generally must be reported to the Securities and Exchange Commission by such individuals within 2 business days after the date on which the discretionary transactions occurs.

     In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Northwest Bancorp, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Northwest Bancorp,

15

Inc.’s common stock resulting from non-exempt purchases and sales of Northwest Bancorp, Inc. common stock within any six-month period.

     The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

     Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Northwest Bancorp, Inc. Common Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

     Financial information representing the net assets available for the Plan benefits and the change in net assets available for Plan benefits at             , 200     , are attached to this prospectus supplement.

LEGAL OPINION

     The validity of the issuance of the common stock will be passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm acted as special counsel to Northwest Bancorp, Inc. in connection with Northwest Bancorp, Inc.’s stock offering.

16

NORTHWEST RETIREMENT SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

17

NORTHWEST RETIREMENT SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS


Prospectus Supplement

Interests in

LEEDS FEDERAL SAVINGS BANK
Retirement Savings Plan
and Trust
and
Offering of Up to 100,022 Shares of

NORTHWEST BANCORP, INC.
Common Stock

     Northwest Bancorp, Inc. is providing this prospectus supplement to participants in the Leeds Federal Savings Bank Retirement Plan and Trust (the “Plan”). As a participant in the Plan, you may direct the trustee of the Plan to purchase common stock of Northwest Bancorp, Inc. in its offering of additional shares of common stock, in connection with Northwest Bancorp, Inc.’s adoption of a Plan of stock issuance, by transferring amounts currently allocated to your account under the Plan to the Northwest Bancorp, Inc. Common Stock Fund. If you cannot acquire all of the common stock you want in the offering due to an oversubscription, the trustee will apply the amounts which were not used to acquire common stock among the funds in which your Plan account is invested in proportion to your current investment allocation percentages for new contributions.

     The prospectus of Northwest Bancorp, Inc., dated ______, 2003, which accompanies this prospectus supplement, includes detailed information regarding the offering and the financial condition, results of operations and business of Northwest Bancorp, Inc. You should read this prospectus supplement, which provides information with respect to the Plan, together with the prospectus.

______

For a discussion of risks that you should consider before making an investment decision, see “Risk Factors” beginning on page 23 of the prospectus.

     The interests in the Plan and the offering of the common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

     The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.



     This prospectus supplement may be used only in connection with offers and sales by Northwest Bancorp, Inc. of interests or shares of common stock pursuant to the Plan. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Plan.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Neither Northwest Bancorp, Inc., Leeds Federal Savings Bank, nor the Plan have authorized anyone to provide you with information that is different.

     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Northwest Bancorp, Inc., any of its subsidiaries or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is ______, 2003.



THE OFFERING	ii
Securities Offered and Purchase Price	ii
Election to Purchase Common Stock in the Offering: Priorities	ii
Value of the Plan Assets	iv
Method of Directing Transfer	iv
Order Deadline	iv
Irrevocability of Transfer Direction	iv
Direction to Purchase Common Stock after the Offering	iv
Purchase Price of Common Stock	iv
Nature of a Participant’s Interest in the Common Stock	v
Voting Rights of Common Stock	v
DESCRIPTION OF THE PLAN	1
Introduction	1
Eligibility and Participation	1
Contributions Under the Plan	2
Limitations on Contributions	2
Benefits Under the Plan	3
Withdrawals and Distributions From the Plan	4
Administration of the Plan	7
Amendment and Termination	8
Merger, Consolidation or Transfer	8
Federal Income Tax Consequences	8
Additional Employee Retirement Income Security Act of 1974 (“ERISA”) Considerations	10
Securities and Exchange Commission Reporting and Short-Swing Profit Liability	10
LEGAL OPINIONS	11


THE OFFERING

Securities Offered and Purchase Price	Northwest Bancorp, Inc., a corporation affiliated with Leeds Federal Savings Bank (“Leeds Federal”) through a common parent, Northwest Bancorp, MHC, is offering participants in the Plan the opportunity to use their participation interests to elect to purchase shares of Northwest Bancorp, Inc.’s common stock through the Plan. At March 31, 2003, there were sufficient funds in the Plan to purchase up to between 90,929 and 100,022 shares of Northwest Bancorp, Inc. common stock in the offering, at the offering price range of $15.00 to $16.50 per share. The actual purchase price will be determined after the deadline for placing orders in the stock offering. Only employees of Leeds Federal and its affiliates may become participants in the Plan. Your investment in the common stock of Northwest Bancorp, Inc. through the Plan in the offering is subject to the priorities listed below. Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Northwest Bancorp, Inc. is contained in the accompanying prospectus. The address of the principal executive office of Northwest Savings Bank is 301 Second Avenue, Warren, Pennsylvania 16365.

Election to Purchase Common Stock in the Offering: Priorities	In connection with the adoption of a Stock Issuance Plan and the offering of common stock of Northwest Bancorp, Inc., the Plan has been amended to provide a special election period in order to give you the opportunity to participate in the offering through the Plan. You may elect to transfer all or part of your account balances in the Plan to the Northwest Bancorp, Inc. Common Stock Fund, to be used to purchase common stock issued in the offering. The trustee of the Plan will purchase common stock in accordance with your directions. However, such directions are subject to purchase priorities set forth in the Northwest Bancorp, Inc. 2003 Stock Issuance Plan.

The shares of common stock are being offered in a subscription offering and community offering. In the subscription offering, the purchase priorities, in order, are as follows:

(1)	Depositors with accounts at Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank with combined aggregate balances among any of these banks of at least $50 on December 31, 2001, get first priority.

(2)	Tax-qualified employee benefit plans of Northwest Savings Bank and its affiliates, including this Plan, get second



priority.
(3)	Depositors with accounts at Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank with combined aggregate balances amongst any of these banks of at least $50 on June 30, 2003, get third priority.

To the extent you fall into one of these categories, you may use funds in your Plan account to pay for the common stock you want to acquire in the stock offering, at the offering price range of $15.00 to $16.50 per share. If you elect to transfer a dollar amount from a particular fund and, at the time that the transfer is made, you do not have a sufficient dollar amount in that fund to process your entire election due to market fluctuation, the trustee will withdraw up to 100% of your balance in that fund and apply the amount withdrawn to the purchase of stock for your account.

No later than the closing date of the subscription offering period, the amount that you elect to transfer from your existing account balances for the purchase of common stock in the offering will be removed from your existing account and transferred to an interest bearing account pending the closing of the offering. At the close of the offering, and subject to a determination of whether all or any portion of your order may be filled (based on your purchase priority and whether the offering is oversubscribed), all or a portion of the amount that you have transferred to purchase stock in the offering will be applied to the common stock purchase. Common stock so purchased will be placed in the Northwest Bancorp, Inc. Common Stock Fund and allocated to your Plan account. Any interest earned will, at the conclusion of the offering, be transferred to the Leeds Federal Cash Equivalent Fund and may be reinvested by you during the next quarterly investment period.

In the event the offering is oversubscribed, i.e., there are more orders for common stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in common stock and any interest your account earns pending investment will be reinvested in the investment funds of the Plan in accordance with your then existing investment allocation percentages for new contributions.

If you choose not to direct the investment of your account balance towards the purchase of any shares in the offering, your account balance will remain in the investment funds of the Plan as previously directed by you.



Value of the Plan Assets	As of March 31, 2003, the market value of the assets of the Plan was approximately $1,500,340. The Plan administrator informs each participant of the value of his or her account balance under the Plan at least quarterly.

Method of Directing Transfer	Enclosed is a special election form on which you can elect to transfer all or a portion of your account balance in the Plan to the Northwest Bancorp, Inc. Common Stock Fund for the purchase of stock in the offering. If you wish to use all or part of your account balance in the Plan to purchase common stock issued in the offering, you should indicate that decision on the special election form.

Order Deadline	If you wish to purchase common stock with all or part of your Plan account balance, your special election form must be received by ______ no later than 12:00 Noon on ______, 2003. If you do not wish to purchase Northwest Bancorp, Inc. stock in the offering through the Plan, you do not need to return the special election form.

Irrevocability of Transfer Direction	You may not revoke your special election to transfer amounts credited to your account in the Plan to the Northwest Bancorp, Inc. Common Stock Fund for the purchase of stock in the offering. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering amongst all of the other investment funds, in accordance with the Plan’s regular investment procedures.

Direction to Purchase Common Stock after the Offering	Whether you choose to purchase stock in the offering, or attempt to purchase stock in the offering but are unable to do so because the offering is oversubscribed, you will be able to purchase stock after the offering by investing in the Northwest Bancorp, Inc. Common Stock Fund. After the offering, you may direct that a certain percentage of your account balance in the Plan be transferred to the Northwest Bancorp, Inc. Common Stock Fund and invested in common stock, or to the other investment funds available under the Plan. After the offering, you may change your investment allocation on a quarterly basis. Special restrictions may apply to transfers directed to and from the Northwest Bancorp, Inc. Common Stock Fund by the participants who are subject to the provisions of section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Northwest Bancorp, Inc.

Purchase Price of Common Stock	The trustee will use the funds transferred to the Northwest Bancorp, Inc. Common Stock Fund to purchase common stock in the offering, subject to your ability to purchase shares in accordance with the priorities listed on pages (ii) and (iii) of this prospectus supplement



and subject to an oversubscription, as discussed above. The trustee will pay the same price paid by all other persons in the offering. No sales commission will be charged for shares purchased in the offering. Orders will be placed for a dollar amount of common stock. The minimum purchase is 25 shares, or $412.50 of common stock assuming a per share sales price of $16.50. Orders will be filled based on the actual purchase price, to be determined after the deadline for placing stock orders. Purchasers will receive the largest number of shares that their order will purchase at the actual purchase price per share. Although fractional shares will not be issued to purchasers in the offering generally, you may purchase fractional shares in the Plan so long as the aggregate number of shares that the Plan purchases is a whole number.

After the offering, the trustee will acquire common stock in open market transactions at the prevailing price. The trustee will pay transaction fees, if any, associated with the purchase, sale or transfer of the common stock after the offering.

Nature of a Participant’s Interest in the Common Stock	The trustee will hold the common stock, in trust, for the participants of the Plan. Shares of common stock acquired by the trustee at your direction will be allocated to your account. Therefore, investment decisions of other participants should not affect the earnings allocated to your account.

Voting Rights of Common Stock	The trustee generally will exercise voting rights attributable to all common stock held by the Northwest Bancorp, Inc. Common Stock Fund.

v



DESCRIPTION OF THE PLAN

Introduction

     Leeds Federal initially adopted the Plan effective August 1, 1989. The Plan was amended and restated effective January 1, 2001, to comply with certain tax law changes. The Plan is a profit sharing Plan with a cash or deferred arrangement established in accordance with the requirements under sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan has received from the Internal Revenue Service (the “IRS”) a favorable determination that the Plan is qualified under section 401(a) of the Code, and that its related trust is qualified under section 501(a) of the Code. Leeds Federal intends that the Plan, in operation, will comply with the requirements of the Code, and will adopt any amendments to the Plan that may be necessary to ensure the continued qualified status of the Plan under the Code and applicable Treasury Regulations.

     Employee Retirement Income Security Act of 1974. The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of section 3(34) of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants (as defined below) or their beneficiaries under the Plan.

     Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan administrator, c/o Retirement Savings Plan Administrator, Leeds Federal Savings Bank, 1101 Maiden Choice Lane, Baltimore, Maryland 21229. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

     Any employee other than a leased employee of the employer is eligible to participate in the Plan on the entry date following completion of one (1) year of service, as defined, with Leeds Federal. A year of service, for eligibility purposes, is defined as the 12 month period following the employee’s commencement date and each anniversary thereof during which an employee completes at least 1,000 hours of service with Leeds Federal. The Plan year is January 1 to December 31. The entry dates are January 1 and July 1.

     As of March 31, 2003, there were approximately 30 employees eligible to participate in the Plan, and 30 employees making salary deferral contributions.



Contributions Under the Plan

     401(k) Plan Contributions. You are permitted to contribute to the Plan up to the lesser of 10% of your annual compensation (expressed in terms of whole percentages) or the applicable dollar limit under the Code (for 2003, the applicable dollar limit is $12,000). For these purposes, “compensation” means, generally, your total compensation received from Leeds Federal, including amounts you elect to defer. Annual compensation under the Plan shall be limited to $200,000 in 2003. You may elect to modify the amount contributed to the Plan at least four times per year by providing written notice to the Plan administrator at least ten (10) days prior to the beginning of a calendar quarter, unless another period is designated in writing by the Plan administrator, or in the case of employees subject to Section 16(b) of the Exchange Act, at least six months before the date on which the modification is to be effective.

     Employer Contributions. Leeds Federal will make matching contributions to the Plan on your behalf in an amount equal to 100% of the first 6% of your compensation that you elect to defer, but not in excess of $2,400; provided you are employed by Leeds Federal on the last day of the Plan year.

     Leeds Federal may also make discretionary profit sharing contributions on your behalf to the Plan. Generally, you will receive an allocation of the discretionary profit sharing contribution only if you completed a year of service, as defined, during the Plan year and are employed by Leeds Federal on the last day of the Plan year.

     If necessary to assist the Plan in passing the non-discrimination tests under sections 401(k) or 401(m) of the Code, Leeds Federal may make qualified matching contributions or qualified non-elective contributions to your accounts. Qualified matching contributions and qualified non-elective contributions are immediately 100% vested and non-forfeitable. To date, Leeds Federal has not made any qualified matching contributions or qualified non-elective contributions to the Plan.

Limitations on Contributions

     Limitations on Annual Additions and Benefits. The Plan provides that the amount of contributions and forfeitures allocated to your accounts during any Plan year may not exceed the maximum dollar amount permitted under the Code.

     Limitation on Employee Salary Deferrals. The annual amount of your deferrals may not exceed the dollar limitation determined in accordance with the Code (the limitation for 2003 is $12,000). Contributions in excess of this limitation (called “excess deferrals”) will be included in your gross income for federal income tax purposes in the year they are made. Any excess deferrals will be taxed again when distributed to you, unless they are distributed to you not later than the first April 15th following the close of the taxable year in which the excess deferral is made. For federal income tax purposes, any income on the excess deferral that is distributed to you shall be taxable to you in the year in which the excess deferral is made.

2



     Limitations on Annual Additions and Benefits. The Plan provides that the amount of contributions and forfeitures allocated to your accounts during any Plan year may not exceed the lesser of $40,000 or 100% of your compensation for the Plan year. If annual additions to your account exceed the dollar limitation, the excess additions will be disposed of as follows:

1.	First, contributions you made to your account during the Plan year will be refunded to you, plus the net income and gains attributable thereto.

2.	If after the application of paragraph (1) an excess annual addition still exists and you are covered by the Plan on the last day of the Plan year, the excess will be used to reduce employer contributions to you in the next Plan year, and each succeeding Plan year, if necessary.

3.	If excess annual additions exist after application of (2) above, and you are not covered by the Plan at the end of the Plan year, the excess will be held unallocated in a suspense account and will be used to reduce Leeds Federal’s contributions in subsequent Plan years for all remaining participants.

4.	If a suspense account is in existence at any time during the year in which there is an excess amount, it will not participate in the allocation of the trust’s investment gains and losses.

     Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Code limit the amount of contributions that may be made to the Plan in any Plan year on behalf of highly compensated employees in relation to the amount of deferrals made by all other employees eligible to participate in the Plan. For these purposes, a highly compensated employee includes any employee who, during the Plan year or the preceding Plan year, (1) was at any time a 5% owner, or (2) received compensation in excess of $90,000, and who was among the most highly compensated one-fifth of all employees. If amounts are contributed to the Plan that discriminate in favor of highly compensated employees, Leeds Federal will either refund to the highly compensated employees a portion of their contribution, or will make additional contributions to the accounts of other eligible employees.

Benefits Under the Plan

     Vesting. You have, at all times, a fully vested, nonforfeitable interest in your salary deferrals and the earnings thereon under the Plan. You will vest in matching contributions and discretionary profit sharing contributions in accordance with the following schedule:

Completed Years of Service	Vested Percentage

Less than 1	0%
1 but less than 2	10%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%

3



5 but less than 6	80%
6 but less than 7	100%

     You will also be 100% vested in employer contributions and forfeitures, regardless of your years of vesting service, upon attainment of normal retirement age under the Plan, death or disability.

Withdrawals and Distributions From the Plan

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON YOUR RIGHT TO WITHDRAW AMOUNTS HELD FOR YOUR BENEFIT UNDER THE PLAN PRIOR TO YOUR TERMINATION OF EMPLOYMENT WITH LEEDS FEDERAL. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO YOUR ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING YOUR EMPLOYMENT WITH LEEDS FEDERAL OR AFTER TERMINATION OF EMPLOYMENT.

     Withdrawals Prior to Termination of Employment. You may make a withdrawal from your account prior to termination of employment only in the event of financial hardship, subject to the hardship distribution rules under the Plan. These requirements ensure that you have an immediate and heavy financial need before a withdrawal may be made. If you take a hardship withdrawal, you will be prohibited from making any new deferrals to the Plan for a period of six months after receipt of the distribution.

     Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a participant who retires, incurs a disability, or otherwise terminates employment shall be made in a lump-sum, unless you elect to receive payment in equal annual installments.

     Distribution upon Death. A participant who dies prior to the benefit commencement date for retirement, disability or termination of employment shall have his or her benefits paid to his or her surviving spouse or beneficiary in a lump-sum.

     Alienation of Benefits. Except with respect to federal income tax withholding and qualified domestic relations orders (as defined in section 414(p) of the Code), your rights and benefits under the Plan may not be assigned, sold, transferred or pledged by you or reached by your creditors or anyone else.

Investment of Contributions and Account Balances

     Prior to the offering, amounts credited to participants’ accounts under the Plan have been held in the Plan trust which is administered by the trustee appointed by Leeds Federal’s Board of Directors, and invested in one of the following four funds:

4


Fundamental Investors New Perspective Fund Leeds Federal Cash Equivalent Fund Leeds Federal Stock Fund

     In connection with the offering, the Plan has added a fifth investment choice, the Northwest Bancorp, Inc. Common Stock Fund, in order to allow you and other Plan participants the opportunity to invest in common stock of Northwest Bancorp, Inc., an affiliated corporation. Leeds Federal and Northwest Bancorp, Inc. are affiliated through a common parent, Northwest Bancorp, MHC. For purposes of the Plan and ERISA, the common stock purchased by the Plan for the Northwest Bancorp, Inc. Common Stock Fund will be considered “qualifying employer securities.”

     You may elect to have both current account balances, as well as future contributions to your accounts invested either in the Northwest Bancorp, Inc. Common Stock Fund or in such other Funds listed above. Transfers of past contributions (and the earnings thereon) do not affect the investment mix of future contributions. The initial election to transfer current account balances to the Northwest Bancorp, inc. Common Stock Fund can be made on the special election form accompanying this prospectus supplement. The election to transfer future contributions, as well as future elections to transfer past contributions and earnings to the Northwest Bancorp, Inc. Common Stock Fund may be made during the Plan’s regular quarterly election period.

     The net gain (or loss) of the funds from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the trust) will be allocated at least four times during the Plan year. For purposes of such allocations, all assets of the trust are valued at fair market value.

Performance History

     The following provides performance data with respect to the investment funds available under the Plan:

Performance*

Since
Fund	YTD	1 Year	3 Years	5 Years	Inception

Fundamental Investors
New Perspective Fund
Leeds Federal Stock Fund
Leeds Federal Cash Equivalent Fund

*	as of March 31, 2003.

5



     Fundamental Investors

     This fund’s investment objective is to achieve long-term growth of capital and income. The fund invests primarily in common stocks or securities convertible into common stocks, bonds, U.S. government securities and cash. The fund may invest up to 30% of its assets in securities of issuers based outside the United States and not included in the S&P 500. The fund is designed for investors seeking both capital appreciation and income. Investment in the fund is subject to risks, including the possibility that the fund’s income and the value of its investments may fluctuate in response to events specifically involving the companies in which the fund invests, as well as economic, political or social events in the U.S. or abroad. Although all securities in the fund’s portfolio may be adversely affected by currency fluctuations or global economic, political or social instability, securities issued by entities based outside the U.S. may be affected to a greater extent. You may lose money by investing in the fund. An investment in the fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     New Perspective Fund

     This fund’s primary investment objective is to provide long-term growth of capital. Future income is a secondary objective. The fund invests primarily in common stocks on a global basis to take advantage of investment opportunities generated by changes in international trade patterns and economic and political relationships. The fund is designed for investors seeking capital appreciation through stocks. Investors in the fund should have a long-term perspective and be able to tolerate potentially wide price fluctuations. Investment in the fund is subject to risks, including the possibility that the value of its investments may fluctuate in response to events specifically involving the companies in which the fund invests, as well as economic, political or social events in the U.S. or abroad. Although all securities in the fund’s portfolio may be adversely affected by currency fluctuations or global political, social or economic instability, securities issued by entities based outside the U.S. may be affected to a greater extent. You may lose money by investing in the fund. An investment in the fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     Leeds Federal Stock Fund

     The Leeds Federal Stock Fund was established in connection with the mutual holding company reorganization and initial public offering of Leeds Federal Savings Bank. When the mutual holding company and Leeds Federal reorganized into the two-tier mutual holding company structure, the common stock of Leeds Federal Bankshares, Inc. was substituted for stock of Leeds Federal in the Leeds Federal Stock Fund. In connection with the acquisition of Leeds Federal and Leeds Federal Bankshares, Inc. by Northwest Bancorp, MHC, each issued and outstanding share of Leeds Federal Bankshares, Inc. held in the Leeds Federal Stock Fund was converted into $32 in cash. The cash has been invested in ______a money market fund at Ferris Baker Watts. The current rate of return for the money market fund is ______.

6



     Leeds Federal Cash Equivalent Fund

     The Leeds Federal Cash Equivalent Fund (the “Cash Equivalent Fund”) invests primarily in Leeds Federal’s money market account and certificates of deposit. The Cash Equivalent Fund seeks to obtain market rates of return on short-term cash-equivalent investments without loss of initial capital investment. The current rate of return for the Cash Equivalent Fund is ______.

     Northwest Bancorp, Inc. Common Stock Fund

     In connection with the offering of shares of Northwest Bancorp, Inc., the Plan will offer an investment in the Northwest Bancorp, Inc. Common Stock Fund. The Northwest Bancorp, Inc. Common Stock Fund will consist primarily of investments in common stock of Northwest Bancorp, Inc. Northwest Bancorp, Inc. is the majority-owned subsidiary of Northwest Bancorp, MHC. The trustee of the Plan will use all amounts reallocated to the Northwest Bancorp, Inc. Common Stock Fund in the special election to acquire shares in the offering. After the offering, the trustee will, to the extent practicable, use all amounts held by it in the Northwest Bancorp, Inc. Common Stock Fund, including cash dividends paid on common stock held in the Northwest Bancorp, Inc. Common Stock Fund, to purchase shares of common stock of Northwest Bancorp, Inc. It is expected that after the offering, all purchases will be made at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased. Pending investment in common stock, amounts allocated toward the purchase of shares in the offering will be held in the Northwest Bancorp, Inc. Common Stock Fund in an interest-bearing account. In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the Plan in accordance with your then existing investment election (in proportion to your investment direction allocation percentages). Performance of the Northwest Bancorp, Inc. Common Stock Fund will be dependent upon a number of factors, including the financial condition and profitability of Northwest Bancorp, Inc. and its affiliates, and market conditions for the common stock generally. You may lose money by investing in the Northwest Bancorp, Inc. Common Stock Fund. An investment in the Northwest Bancorp, Inc. Common Stock Fund is not a deposit of Leeds Federal or Northwest Savings Bank, and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Administration of the Plan

     The Trustee. The trustees of the Plan are Gordon E. Clark, Joan H. McCleary, Dale Douglas, and Vernon J. Miller. The trustees receive and hold the contributions to the Plan in trust and distribute them to you and your beneficiaries in accordance with the terms of the Plan and the directions of the Plan administrator. The trustees are responsible for investment of the assets of the trust in accordance with your directions.

     Plan administrator. Leeds Federal is the Plan administrator who shall control and manage the operation and administration of the Plan. The address of the Plan administrator is Leeds Federal Savings Bank, Attention: Sean Conlon, 1101 Maiden Choice Lane, Baltimore, Maryland 21229. The Plan administrator is responsible for the administration of the Plan,

7



interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the United States Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries and others under sections 104 and 105 of ERISA.

     Reports to Plan Participants. The trustees will furnish to you a statement at least quarterly showing the balance in your accounts as of the end of that period, the amount of contributions allocated to your accounts for that period, and the adjustments to your accounts to reflect earnings or losses (if any).

Amendment and Termination

     Leeds Federal intends to continue the Plan indefinitely or may merger the Plan with the 401(k) plan sponsored by Northwest Savings Bank, the Northwest Retirement Savings Plan. Nevertheless, Leeds Federal may terminate the Plan at anytime. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee affected by such termination will have a fully vested interest in his or her accounts. Leeds Federal reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be use for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Leeds Federal may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act of 1974.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the Plan with another plan, including the Northwest Retirement Savings Plan, or the transfer of the trust assets to another plan, including the Northwest Retirement Savings Plan, the Plan requires that each participant would, if either the Plan or the other plan, including the Northwest Retirement Savings Plan, then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

Federal Income Tax Consequences

     The following is only a brief summary of certain federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisors with respect to any distribution from the Plan and transactions involving the Plan.

8



     As a “tax-qualified retirement Plan,” the Code affords the Plan special tax treatment, including:

     (1)  the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

     (2)  participants pay no current income tax on amounts contributed by the employer on their behalf; and

     (3)  earnings of the Plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments.

     Lump Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 591/2; and consists of the balance to the credit of the participant under this Plan and all other profit sharing Plans, if any, maintained by Leeds Federal. The portion of any lump sum distribution that is required to be included in the participant’s or beneficiary’s taxable income for federal income tax purposes (the “total taxable amount”) consists of the entire amount of such lump sum distribution less the amount of after-tax contributions, if any, made by the participant to any other profit sharing Plan maintained by Leeds Federal which is included in such distribution.

     Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes Northwest Bancorp, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such common stock, i.e., the excess of the value of such common stock at the time of the distribution over its cost to the Plan. The tax basis of such common stock to the participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock. Any gain on a subsequent or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the common stock. The recipient of a lump-sum distribution may elect to include the amount of any net unrealized appreciation in taxable gross income on the date of distribution.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified Plan or to an individual retirement account that accepts rollovers in accordance with the terms of the other Plan or account, provided, however, that if your distribution includes common stock of Northwest Bancorp, Inc., another qualified Plan or individual retirement account may or may not accept an in-kind rollover or direct transfer of common stock.

9



Additional Employee Retirement Income Security Act of 1974 (“ERISA”) Considerations

     As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries. The Plan’s feature that allows you to direct the investments of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over Plan assets by a participant or beneficiary. The effect of this is twofold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as the Plan administrator or the Plan’s trustee, is liable under the fiduciary responsibility provisions of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

     Because you will be entitled to invest all or a portion of your account balance in the Plan in Northwest Bancorp, Inc. common stock, the regulations under section 404(c) of ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell Northwest Bancorp, Inc. common stock, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

     Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”) imposes reporting and liability requirements on officers, directors and persons beneficially owning more than 10% of public companies such as Northwest Bancorp, Inc. Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Northwest Bancorp, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts must be reported periodically, either on a Form 4 within 2 days after the date on which a change occurs, or annually on a Form 5 within 45 days after the close of Northwest Bancorp Inc.’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Northwest Bancorp, Inc. Common Stock Fund by officers, directors and persons beneficially owning more than 10% of the common stock of Northwest Bancorp, Inc. generally must be reported to the Securities and Exchange Commission by such individuals within 2 business days after the date on which the discretionary transaction occurs. Transactions under tax-qualified Plans, other than discretionary transactions, remain exempt from Section 16(a) reporting.

     In addition to the reporting requirements described above, Section 16(b) of the Exchange Act provides for the recovery by Northwest Bancorp, Inc. of profits realized by any officer, director or any person beneficially owning more than 10% of Northwest Bancorp, Inc.’s common stock resulting from non-exempt purchases and sales of Northwest Bancorp, Inc.’s common stock within any six-month period.

10



     The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons.

     Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) Persons are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Northwest Bancorp, Inc. Common Stock Fund for six months after receiving such a distribution.

LEGAL OPINIONS

     The validity of the issuance of the common stock will be passed upon by Luse Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C., which firm acted as special counsel for Leeds Federal.

11


PROSPECTUS

NORTHWEST BANCORP, INC.
Up to 6,666,667 shares of common stock

     Northwest Bancorp, Inc. is offering shares of common stock for sale pursuant to a stock issuance plan. We are the majority-owned subsidiary of Northwest Bancorp, MHC, which, as of March 31, 2003, owned 35,366,218 shares, or 74.2% of the 47,659,933 shares of our issued and outstanding common stock. We are offering on a priority basis between 3,939,394 and 6,666,667 shares of our common stock. Shares of common stock subscribed for in the offering will be issued from our authorized but unissued common stock. At the conclusion of the offering, Northwest Bancorp, MHC will contribute to us a number of shares of our common stock equal to the number of shares that we sell in the stock offering and, following the cancellation of these shares, Northwest Bancorp, MHC’s total ownership interest will decrease, but not below 50.1% of our issued and outstanding common stock. Accordingly, the total number of issued and outstanding shares of common stock of Northwest Bancorp, Inc. will not change as a result of the stock offering. We are offering shares of common stock at an offering price range of $15.00 per share to $16.50 per share.

     Our shares of common stock are traded on the Nasdaq National Market under the trading symbol “NWSB.” On         , 2003, the last reported sale price of our common stock was $           per share.

     If you are or were a depositor of Northwest Savings Bank, Leeds Federal Savings Bank or Jamestown Savings Bank you may have priority rights to purchase shares of common stock.

     If you are a participant in the Northwest Retirement Savings Plan or the Leeds Federal Savings Bank Retirement Savings Plan and Trust, you may direct that all or part of your current account balances in this plan be invested in our common stock. You will be receiving separately a supplement to this prospectus that describes your rights under the plan.

     If you are a resident of a community in which Northwest Savings Bank, Leeds Federal Savings Bank or Jamestown Savings Bank operates, or if you are currently a stockholder of Northwest Bancorp, Inc., you may be able to purchase shares of common stock in the stock offering after priority orders are filled.

     If you do not fit any of the categories above, but are interested in purchasing shares of our common stock, you may be able to purchase shares of common stock after orders in the preceding categories are filled.

     We may increase the number of shares of common stock sold in the stock offering by 15% due to demand for the shares or changes in market conditions, without resoliciting subscribers. The price per share at which we sell the shares of common stock and the number of shares we sell will result in gross stock offering proceeds of not less than $65.0 million nor more than $115.0 million. We must raise gross proceeds of at least $65.0 million in order to complete the stock offering. The minimum number of shares of common stock you may subscribe for in the offering is 25 shares, or $412.50 of common stock assuming a per share sales price of $16.50. The offering is expected to terminate at 10:00 a.m., Pennsylvania time, on [expiration date]. We may extend this termination date without notice to you until           , 2003. Once submitted, orders are irrevocable unless the stock offering is terminated or extended beyond           , 2003. If the stock offering is extended beyond           , 2003, we will be required to resolicit subscribers and other persons who ordered shares of common stock. In no event will the stock offering extend beyond March 31, 2005. Funds received prior to completion of the stock offering will be held in a segregated account at Northwest Savings Bank and will earn interest at our passbook rate.

     Ryan Beck & Co., Inc. will assist us in our selling efforts, but is not required to purchase any shares of the common stock that are being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering.

OFFERING SUMMARY

	Gross Stock Offering Proceeds of		Gross Stock Offering Proceeds of		Gross Stock Offering Proceeds of
	$65.0 Million		$100.0 Million		$115.0 Million

Number of shares	3,939,394	4,333,333	6,060,606	6,666,667	6,969,697	7,666,667
Price per share	$16.50	$15.00	$16.50	$15.00	$16.50	$15.00
Estimated net proceeds	$62,954,000	$62,954,000	$97,632,000	$97,632,000	$112,494,000	$112,494,000
Estimated net proceeds per share	$15.98	$14.53	$16.11	$14.64	$16.14	$14.67

     These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This investment involves a degree of risk, including the possible loss of principal.
Please read “Risk Factors” beginning on page 15.

RYAN BECK & CO.

The date of this prospectus is      , 2003

[MAP OF BRANCH NETWORK APPEARS ON THIS PAGE]

i


PROSPECTUS SUMMARY	1
SELECTED CONSOLIDATED FINANCIAL DATA	12
RISK FACTORS	15
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	20
HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING	21
HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE	23
CAPITALIZATION	24
ACQUISITIONS OF FIRST BELL BANCORP, INC. AND PRESTIGE BANCORP, INC. AND RELATED PRO FORMA DATA	25
PRO FORMA STOCK OFFERING DATA	29
PRO FORMA STOCK OFFERING AND ACQUISITION DATA	33
COMMON STOCK TO BE PURCHASED BY MANAGEMENT	37
THE STOCK OFFERING	37
DESCRIPTION OF OUR CAPITAL STOCK	53
LEGAL MATTERS	54
WHERE YOU CAN FIND ADDITIONAL INFORMATION	54
EXPERTS	55
DOCUMENTS INCORPORATED BY REFERENCE	55

ii

PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. Because this is a summary, it may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth in this prospectus, our consolidated financial statements and the other information that is incorporated by reference in this prospectus before making a decision to invest in our common stock. The words “we,” “our” and “us” refer to Northwest Bancorp, Inc. and its wholly-owned subsidiaries, Northwest Savings Bank and Jamestown Savings Bank, unless we indicate otherwise. The consolidated financial information presented in this prospectus does not include financial information of Leeds Federal Savings Bank, a wholly-owned subsidiary of Northwest Bancorp, MHC.

Northwest Bancorp, Inc.

     Northwest Bancorp, Inc. is a federal corporation that owns all of the issued and outstanding common stock of Northwest Savings Bank and Jamestown Savings Bank. Northwest Bancorp, Inc. has the fifth largest deposit share of bank and thrift holding companies headquartered in Pennsylvania. We are organized in the mutual holding company corporate structure, and our mutual holding company, Northwest Bancorp, MHC, owns 74.2% of the issued and outstanding shares of common stock of Northwest Bancorp, Inc. The remaining 25.8% of our issued and outstanding common stock is owned by public stockholders. As of March 31, 2003, we had total consolidated assets of $5.1 billion, deposits of $4.2 billion and stockholders’ equity of $346.7 million.

     Through our subsidiaries, Northwest Savings Bank and Jamestown Savings Bank, we operate 136 community banking offices throughout our market area in western and central Pennsylvania, southwestern New York and northeastern Ohio. Through Northwest Consumer Discount Company, a wholly-owned subsidiary of Northwest Savings Bank, we also operate 45 consumer lending offices throughout Pennsylvania and two offices in New York. We conduct most of our Pennsylvania and Ohio operations through Northwest Savings Bank, a Pennsylvania savings bank headquartered in Warren, Pennsylvania, which is located in northwestern Pennsylvania. We conduct most of our New York operations through Jamestown Savings Bank, a New York savings bank headquartered in Jamestown, New York, which is located in southwestern New York. We conduct most of our consumer finance-related business through Northwest Consumer Discount Company.

     We formed two Delaware statutory business trusts during our fiscal year ended June 30, 2002 for the purpose of issuing trust preferred securities. On November 30, 2001, Northwest Capital Trust I issued 2,760,000 shares of Cumulative Trust Preferred Securities (liquidation value of $25 per preferred security, or $69,000,000) with a fixed rate of 8.75% and a stated maturity date of December 31, 2031. These securities, which can be called at par, beginning on December 31, 2006 (or earlier, under limited circumstances), were issued in an underwritten public offering and trade on the Nasdaq National Market under the symbol “NWSBP.” On December 18, 2001, Northwest Bancorp Statutory Trust I issued 30,000 shares of Cumulative Trust Preferred Securities (liquidation value of $1,000 per preferred security, or $30,000,000) in a private pooled transaction. These securities, which have a floating rate of interest, can be called under certain circumstances, beginning on December 18, 2006.

     We focus our lending activities primarily on originating loans secured by first mortgages on owner-occupied, one- to four-family residences. We also emphasize consumer loans, including home equity, second mortgage, education and other consumer loans, as well as multifamily residential and commercial real estate loans and commercial business loans.

     Our executive offices are located at 301 Second Avenue, Warren, Pennsylvania 16365. Our phone number at that address is (814) 726-2140. Northwest Savings Bank maintains an Internet website at www.northwestsavingsbank.com. Information contained on this website should not be considered part of this prospectus.

Northwest Bancorp, MHC

     Northwest Bancorp, MHC is a federal corporation that owns 74.2% of the issued and outstanding common stock of Northwest Bancorp, Inc. In addition, Northwest Bancorp, MHC owns all of the issued and outstanding common stock of Leeds Federal Savings Bank, a federal savings bank headquartered in Baltimore, Maryland with two community banking offices. Northwest Bancorp, MHC acquired Leeds Federal Savings Bank in January 2003. As of March 31, 2003, Leeds Federal Savings Bank had total consolidated assets of $469.8 million, and deposits of $410.7 million.

     Northwest Bancorp, MHC’s executive offices are located at 301 Second Avenue, Warren, Pennsylvania 16365. Its phone number at that address is (814) 726-2140.

Our Organizational Structure

     In 1994, Northwest Savings Bank’s mutual predecessor reorganized into the mutual holding company form of organization. As a part of the mutual holding company reorganization, Northwest Savings Bank sold a minority of its shares of common stock to depositors in a subscription and community offering. The majority of the outstanding shares were retained by Northwest Bancorp, MHC. In 1998, Northwest Savings Bank formed Northwest Bancorp, Inc. as its mid-tier stock holding company, and each outstanding share of common stock of Northwest Savings Bank was automatically converted into one share of common stock of Northwest Bancorp, Inc. Northwest Bancorp, MHC is a mutual holding company that has no stockholders. We own 100% of the outstanding shares of common stock of Northwest Savings Bank and Jamestown Savings Bank. Northwest Bancorp, MHC owns 100% of the outstanding shares of common stock of Leeds Federal Savings Bank.

     The following chart shows our organizational structure:

     The following table shows the office locations that Northwest Bancorp, MHC and Northwest Bancorp, Inc. operate through their wholly-owned subsidiaries as of the date of this prospectus, or that they have agreed to acquire. See “#Our Pending Acquisition of First Bell Bancorp, Inc.”

	Pennsylvania	New York	Ohio	Maryland	Total

Community banking offices	123	8	5	2	138
Consumer lending offices	45	2	—	—	47
Pending acquisition	7	—	—	—	7

Total offices	175	10	5	2	192

Our Pending Acquisition of First Bell Bancorp, Inc.

     On March 11, 2003 we entered into an agreement to acquire First Bell Bancorp, Inc. and its subsidiary, Bell Federal Savings and Loan Association of Bellevue, located in Pittsburgh, Pennsylvania, whereby we agreed to pay $26.25 in cash in exchange for each outstanding share of common stock of First Bell Bancorp, for an aggregate purchase price of approximately $120 million (which includes cash payments to the holders of First Bell Bancorp, Inc. stock options for the value of those options). We anticipate that Bell Federal Savings will merge into Northwest Savings Bank at the completion of this acquisition. As of March 31, 2003, First Bell Bancorp had total consolidated assets of $905.7 million, deposits of $598.9 million and stockholders’ equity of $74.2 million. Bell Federal Savings operates seven community banking offices in Allegheny County, Pennsylvania, and primarily originates one- to four-family residential real estate loans. Completion of the First Bell Bancorp acquisition is subject to approval by First Bell Bancorp’s stockholders, as well as applicable regulatory authorities. We cannot assure you that such approvals will be received. We believe that this transaction will be completed in the fourth calendar quarter of 2003. Completion of the First Bell Bancorp acquisition is not contingent upon the completion of this stock offering.

Products and Services

     We specialize in providing personal service to our customers and in building lasting relationships in all aspects of our business. To achieve this, we concentrate on cross-selling to ensure our customers have access to all of the products and services that we offer. We focus on community banking, business banking, investment management and trust services and consumer finance, as described below.

     Community Banking. Through Northwest Savings Bank and Jamestown Savings Bank, we operate 136 community banking offices in Pennsylvania, New York and Ohio. We offer a full range of depository products. We also offer a full range of residential mortgage, home equity, and personal loan products. Our community banking franchise has grown significantly in recent years as we have made strategic acquisitions and opened offices in new areas. We originate residential mortgage and consumer loans primarily through our community banking offices. To a lesser degree, we also originate mortgage loans using correspondent third-party lenders and automobile loans through independent auto dealerships.

     Business Banking. We also focus on commercial real estate and commercial business lending to small- to medium-sized businesses, and multi-family residential real estate lending, within our primary market areas. Collateral for our commercial real estate loans includes various non-residential real properties such as hotels, church properties and retail establishments. Most of our commercial business loans are collateralized in part by real estate. We also offer a wide range of Federal Deposit Insurance Corporation-insured deposit products to our business customers.

     Investment and Trust Services. In 1999, we began offering a diverse line of services ranging from investment management, brokerage and trust services to custody accounts and employee benefits services. Total assets under management in our investment, trust and brokerage services areas were approximately $446 million as of March 31, 2003.

     Consumer Finance. Through Northwest Savings Bank’s subsidiary, Northwest Consumer Discount Company, we operate 45 consumer finance offices in Pennsylvania and two offices in New York. Northwest Consumer Discount Company specializes in originating mortgage and consumer loan products similar to those of Northwest Savings Bank, including residential first mortgage, home equity and automobile loans, but utilizing different underwriting criteria than that used by Northwest Savings Bank. As of March 31, 2003, Northwest Consumer Discount Company had loans totaling $122.7 million. We plan to continue to grow our consumer finance business as opportunities to establish additional offices arise. The yield on our portfolio of consumer loans is higher than the yields on our residential loans, and although these loans generally involve greater credit risk than one- to four-family residential real estate loans, we believe that we can manage this credit risk through our comprehensive underwriting standards.

Operating Strategy

     The primary components of our operating strategy are as follows:

     Continued controlled growth within our market. We have grown internally and through acquisitions of other financial institutions and branch offices. Our assets have grown to $5.1 billion at March 31, 2003 from $1.6 billion at June 30, 1995, which was the first fiscal year end after Northwest Savings Bank completed its mutual holding company reorganization and related public stock offering, and our deposits have grown to $4.2 billion from $1.3 billion over this same period. Since June 30, 1995, we have completed six whole-bank acquisitions, adding 15 branch offices through these acquisitions. In addition, since June 30, 1995, we have opened 30 de novo branch offices and acquired 43 branch offices through branch-only acquisitions. Our market area includes western and central Pennsylvania, northeastern Ohio and southwestern New York. In addition, Northwest Bancorp, MHC entered the Baltimore, Maryland market with its acquisition of Leeds Federal Savings Bank in January 2003. We intend to continue to grow within our market through acquisitions and de novo branching, and we will continue to expand into contiguous markets as strategic opportunities arise.

     Maintain strong credit quality. We believe that we have a conservative and consistent credit philosophy. We focus on originating loans collateralized primarily or secondarily by real estate. As of March 31, 2003, 75.7% of our total loans were collateralized primarily by real estate, and most of our consumer and commercial business loans were collateralized, in part, by real estate. We believe this strategy of real estate-collateralized lending within our market area minimizes our credit risk. In addition, we seek to maintain a high-quality loan portfolio by using written loan policies that establish comprehensive underwriting standards, lending limits, loan approval authority levels and procedures, and other prudent standards and limits. We believe that the success of our loan underwriting policies and procedures is evident in the quality of our loan portfolio. During the past five fiscal years, our net charge-offs to total average loans has averaged only 0.13% per year, and our nonperforming loans to net loans receivable totaled 0.71% as of March 31, 2003.

     Expand our range of products and services. We intend to increase our noninterest income by offering new fee-related services and expanding our existing services. In June 2002, we completed the third full year of offering investment management and trust services. We have grown this business line through the acquisition of Heritage Trust Company in April 2001, as well as through internal growth. Total assets under management were approximately $405 million as of March 31, 2003. Our trust offices are located in Warren, Erie and State College, Pennsylvania, and we intend to expand these services throughout our market area. We also offer brokerage services through Northwest Financial Services, with offices located in Warren, Erie, Palmyra and Johnstown, Pennsylvania. Northwest Financial Services had brokerage accounts totaling approximately $41 million at March 31, 2003. We plan to offer insurance and financial planning products and services in the future.

     Strengthen and expand our customer relationships. Our business depends on building relationships by providing quality customer service. We believe one of our competitive advantages is that our size allows us to offer a full range of products and services typically offered by regional banks while, at the same time, allowing us to maintain the close customer relationships that are typical of a community bank. We also have recently emphasized enhanced training of our employees located in our community offices to better enable them to cross-sell our additional products and services. This approach allows us to provide quality customer service and to respond quickly to customers’ needs.

     Improve customer access. To capitalize on the competitive edge that our size gives us, we provide customers with ready access to the full range of products and services that are typically offered by larger regional banks. We offer a full range of products that includes or will include not only the trust and brokerage services described above, but also retail products and services such as voice response, Internet banking and expanded ATM access. We intend to continue to focus on improving customer access to our products and services.

     Expand our business banking. Our Business Banking division typically has focused on commercial real estate and commercial business lending in northwestern Pennsylvania. More recently we have grown this division by hiring experienced business banking officers throughout our community banking office network. We also have developed a variety of commercial and corporate deposit products. Commercial real estate and commercial business loans typically have higher yields than residential loans, and we believe that we can improve our profitability by prudently expanding our Business Banking division.

The Stock Issuance Plan and Reasons for the Stock Offering

     Our Board of Directors adopted the stock issuance plan on March 31, 2003. In adopting the stock issuance plan, our Board of Directors determined that the stock issuance plan and the related stock offering are in the best interests of all of our stockholders, including Northwest Bancorp, MHC. In ratifying the stock issuance plan, Northwest Bancorp, MHC’s Board of Trustees determined that the stock issuance plan is in the best interests of Northwest Bancorp, MHC and depositors of Northwest Savings Bank and Leeds Federal Savings Bank. The proceeds of the stock offering will add to our financial strength on a consolidated basis. The stock offering will enhance our ability to serve as a source of strength to Northwest Savings Bank and Jamestown Savings Bank, and the increase in our capital and the capital of our banking subsidiaries will provide us with greater capital resources to effect future corporate transactions, including acquisitions, and will enable us to grow internally and offer expanded services to customers in the communities that we serve.

Terms of the Stock Offering

     We are offering between $65.0 million and $100.0 million of our shares of common stock for sale to eligible depositors of Northwest Savings Bank, Leeds Federal Savings Bank, Jamestown Savings Bank, our tax-qualified employee stock benefit plans, our stockholders and the general public. The shares are being offered at a price range of between $15.00 to $16.50 per share. The actual price at which shares will be sold will be determined by us prior to the completion of the stock offering. All investors will pay the same price per share of common stock in the stock offering, without paying a commission. Ryan Beck & Co., our financial and marketing advisor in connection with the stock offering, will use its best efforts to assist us in selling our shares of common stock. Ryan Beck & Co., however, is not obligated to purchase any shares in the stock offering.

     Under the terms of the stock issuance plan, at the conclusion of the stock offering, Northwest Bancorp, MHC will contribute to us a number of shares of our common stock equal to the number of shares we sell in the stock offering, and we will then cancel such contributed shares. Accordingly, the total number of outstanding shares of common stock of Northwest Bancorp, Inc. will not change as a result of the stock offering. In addition, the number of shares of common stock owned by Northwest Bancorp, MHC will decrease to between 28,699,551 and 31,426,824 shares, or approximately 60.2% and 65.9%, respectively, of the 47,659,933 shares of common stock issued and outstanding as of March 31, 2003, from 35,366,218 shares, or approximately 74.2% of the shares of our common stock issued and outstanding as of such date. We are canceling the shares of common stock contributed to us by Northwest Bancorp, MHC to avoid dilution to our existing public stockholders, since the number of shares of common stock sold in the stock offering will be the same as the number of shares held by Northwest Bancorp, MHC that are being canceled.

     At the conclusion of the stock offering, and in our sole discretion, the total number of shares sold in the stock offering (and contributed to us by Northwest Bancorp, MHC) may be increased by up to 15%, or 7,666,667 shares, due to changes in market conditions or changes in demand for our shares of common stock. This increase is not dependent upon whether shares are sold at the minimum or maximum of the offering price range.

How We Intend to Use the Proceeds From the Stock Offering

     We estimate net proceeds will be between $63.0 million and $98.0 million, or $112.0 million if we raise gross stock offering proceeds of $115.0 million. We estimate that we will invest in our banking subsidiaries, Northwest Savings Bank and Jamestown Savings Bank, between $31.5 million and $49.0 million, or $56.0 million, if we raise gross stock offering proceeds of $115.0 million. We intend to retain approximately 50% of the net proceeds. We have not yet determined how we will allocate the investment between Northwest Savings Bank and Jamestown Savings Bank, although we anticipate that Northwest Savings Bank will receive the significant majority, if not all, of such investment. Leeds Federal Savings Bank will not receive any of the proceeds of the stock offering because it is a wholly-owned subsidiary of Northwest Bancorp, MHC.

     The net proceeds will be used for general corporate purposes. We may use the funds to finance the acquisition of financial institutions or branches or other financial service companies, including the acquisition of First Bell Bancorp (although the consummation of the acquisition of First Bell Bancorp is not contingent on this stock offering), to fund the loan to our employee stock ownership plan (to the extent it purchases shares of common stock in the stock offering or in the open market), to fund our restricted stock plan (assuming it is approved by our stockholders), to pay cash dividends and to repurchase shares of common stock. Funds invested in our banking subsidiaries will be used to support lending and to offer new products and services. Initially, we plan to invest the net proceeds in short-term investments and investment-grade debt obligations, and in mortgage-backed securities.

Who May Order Shares in the Stock Offering

     Under the terms of stock issuance plan, and subject to certain purchase limitations, subscription rights to purchase shares of common stock in the subscription offering have been granted to:

	(i)	depositors with accounts at Northwest Savings Bank, Leeds Federal Savings Bank or Jamestown Savings Bank with combined aggregate balances among any of these banks of at least $50 on December 31, 2001;

	(ii)	the tax-qualified employee stock benefit plans of Northwest Savings Bank and its affiliates, including the employee stock ownership plan, the Northwest Retirement Savings Plan and the Leeds Federal Savings Bank Retirement Savings Plan and Trust; and

	(iii)	depositors with accounts at Northwest Savings Bank, Leeds Federal Savings Bank or Jamestown Savings Bank with combined aggregate balances among any of these banks of at least $50 on June 30, 2003.


     Any shares of common stock for which subscriptions have not been accepted in the subscription offering may, at the sole discretion of our Board of Directors, be offered for sale in a community offering. In a community offering, shares that have not been subscribed for would be offered directly to the general public with the following preferences: first, to natural persons residing in: the Commonwealth of Pennsylvania; the Maryland counties of Anne Arundel, Baltimore, Carroll, Harford, Howard and Queen Anne; Baltimore City; the New York counties of Chautuaqua, Cattaraugus and Erie; and the Ohio counties of Lake, Geauga and Ashtabula; second, to our public stockholders as of [stockholder date]; and third, to other members of the general public. Additional terms and conditions may be established at any time prior to the closing of any community offering by our Board of Directors. The community offering will be for a period of not more than 45 days unless we extend the offering, and may begin concurrently with, during or promptly after the subscription offering. We may terminate the community offering as soon as we have received sufficient orders to reach gross stock offering proceeds of $65.0 million to complete the stock offering. The opportunity to subscribe for shares of common stock in the community offering is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part at any time after receipt of an order.


     All orders submitted will be classified into one of the above categories. In the event of an oversubscription, shares would be allocated in the above descending order of priority subject to availability and to the purchase limitations of the stock offering. Any orders that we are unable to fill, or that we can only fill in part, would result in a refund, with interest, or cancellation of deposit account withdrawal authorizations. See “The Stock Offering—Subscription Offering and Subscription Rights.”

How We Will Determine the Actual Purchase Price

     The offering price range was established on           , 2003, by our Board of Directors in consultation with its financial advisor, Ryan Beck & Co. The Board of Directors will reevaluate this offering price range at the completion of the stock offering. The actual price per share at which the common stock will be sold in the stock offering, which is expected to be within the offering price range, will be determined based on then-existing market and financial considerations, as more fully described in “The Stock Offering — Stock Pricing, Number of Shares to be Issued and Fairness Opinion.” The Board of Directors has engaged Ryan Beck & Co., which specializes in bank and thrift securities, to deliver to us and to Northwest Bancorp, MHC an opinion as of          , 2003 that the offering price range is fair from a financial point of view to Northwest Bancorp, MHC, the depositors at Northwest Savings Bank and to our stockholders, including Northwest Bancorp, MHC. This opinion will be confirmed by Ryan Beck & Co. with respect to the actual purchase price per share at the close of the stock offering, based on then-existing market and financial conditions. The fairness opinion is not intended as a recommendation as to the advisability of purchasing shares of common stock in the stock offering. No assurance can be given that those who purchase shares of common stock in the stock offering will be able to sell such shares after the stock offering at or above the actual purchase price. See “The Stock Offering—Stock Pricing, Number of Shares to be Issued and the Fairness Opinion.”

     If the actual purchase price per share is not within the offering price range, or if we do not raise at least $65.0 million in gross proceeds, we can terminate the stock offering, or we can determine to continue the stock offering. Whether or not we decide to continue the stock offering, we will promptly return all funds received, with interest, and we will cancel all withdrawal authorizations. If we decide to continue the stock offering, we will be required to resolicit subscribers, and other persons who ordered shares of common stock.


How You Can Place an Order for Our Shares of Common Stock


     If you wish to place an order for our shares of common stock, you must submit a properly completed and signed order form. You can mail the stock order form in the reply envelope provided so that it is received by us (not postmarked) by           , 2003. You may also hand-deliver the stock order form to our Stock Information Center, or send it overnight delivery to the address noted on the stock order form. You may not deliver stock order forms to branch offices of Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank.

     Full payment, or appropriate authorization for withdrawal from your savings or certificate of deposit accounts at Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank, must be included at the time you submit your stock order form. We are not required to accept order forms that are not received by the offering expiration date or that are executed defectively or are received without full payment (or appropriate withdrawal instructions). We are not required to accept photocopies of stock order forms or stock order forms submitted by facsimile. We have the right to waive or permit the correction of incomplete or improperly executed forms, but we do not represent that we will do so.

     You must indicate the total dollar amount you wish to order on the stock order form. Your order, if accepted, will receive the largest whole number of shares that the dollar amount will purchase, calculated at the actual purchase price per share. In addition, your order is subject to the purchase limitations of the stock offering and the allocation procedures applicable to the stock offering in the event of an oversubscription. We will not issue fractional shares. Instead, promptly following the completion of the stock offering, we will pay an amount (or reduce your withdrawal authorization by an amount) equal to the fractional share interest times the actual purchase price per share. We will notify you in writing of the actual purchase price per share at the conclusion of the offering.

     If you are exercising your rights in the subscription offering, you must list all deposit accounts on the order form giving all names on each account and the account number at the eligibility date applicable to your priority. Failure to list this information, or providing incorrect or incomplete information on the stock order form, may result in your receiving fewer shares than you would have otherwise been allocated had you provided the requested information. Our employees and Stock Information Center staff are not responsible for providing this information, or for correcting or completing any erroneous or missing information on the stock order forms we receive.

Once Submitted, Your Order May Not be Revoked Unless the Stock Offering is Terminated or Extended Beyond          , 2003

     Funds that you use to purchase the shares of common stock will be held by us until the termination or completion of the stock offering, including any extension of the stock offering expiration date. Any orders you submit are irrevocable, and you will not have access to subscription funds unless the stock offering is terminated, or extended beyond         , 2003.

How You May Pay For Your Shares

     Full payment for shares must accompany your stock order form for the purchase to be valid. Payment may be made by:
	1.	Personal check, bank check or money order. These will be cashed upon receipt. Third party checks and line-of-credit checks from Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank may not be remitted as payment for your order. Wires will not be accepted. Do not mail or deliver cash.

	2.	Direct account withdrawal authorization. You may designate a direct withdrawal from your deposit accounts at Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank. Funds must be available in the account(s) at the time you submit your stock order form.

You may not authorize direct withdrawals from your certificate of deposit individual retirement accounts held at Northwest Savings Bank, Leeds Federal Savings Bank or Jamestown Savings Bank. The purchase of shares using funds held in an individual retirement account must be done through a self-directed IRA account, such as those offered by our Northwest Financial Services investment subsidiary. Due to certain tax implications and the regulated nature of retirement assets, however, purchases using these types of funds can often require additional procedures and processing time. We do not guarantee that you will be able to use your individual retirement account or other retirement funds toward the purchase of shares of common stock. Your ability to use individual retirement account funds, or any retirement funds held with us or elsewhere, may depend on timing constraints and possibly limitations imposed by the trustee of your retirement assets. For guidance, we recommend that you call our Stock Information Center as soon as possible, and preferably at least two weeks prior to [expiration date]. We strongly urge you to call, even if your retirement funds are already held in a self-directed account.


     Interest will be paid on payments made by check or money order at Northwest Savings Bank’s passbook rate of interest from the date payment is received until the completion or termination of the stock offering. If payment is made by authorization of withdrawal, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contract rate until completion or termination of the stock offering, but a hold will be placed on such funds, thereby making them unavailable to you. The funds necessary to pay for your shares will be withdrawn on the completion date of the offering.

     Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply if the withdrawal is being authorized for the purchase of shares in the stock offering. If, however, a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at the applicable passbook rate subsequent to the withdrawal.

     Northwest Savings Bank, Leeds Federal Savings Bank and Jamestown Savings Bank are not permitted to make a loan, or extend credit, for the purchase of shares of common stock in the offering.

Limits on the Amount of Common Stock You May Purchase

     The minimum number of shares of common stock for which any person may subscribe in the stock offering is 25 shares, or $412.50 of common stock assuming a per share sales price of $16.50. Except for any purchases by our tax-qualified employee stock benefit plans, no individual may purchase in the stock offering more than $1.0 million of common stock, and, generally, no person together with associates and persons acting in concert with such person may purchase in all combined categories of the stock offering more than $1.5 million worth of shares of common stock; provided, however, that the maximum purchase limitations may be increased or decreased at our sole discretion. See “The Stock Offering—Limitations on Common Stock Purchases.”

Deadline for Placing an Order

     The subscription offering and the community offering will terminate at 10:00 a.m., Pennsylvania time, on [expiration date], unless we extend either or both for up to 45 days, or such additional periods as may be approved by the Office of Thrift Supervision. In no event will the stock offering extend beyond March 31, 2005. Subscription rights that have not been exercised prior to the conclusion of the subscription offering will become void. Orders will not be executed until funds representing at least $65.0 million of gross stock offering proceeds have been received. If we have not received orders for at least $65.0 million of common stock by          , 2003, we will return promptly all funds received, with interest, and we will cancel withdrawal authorizations. If we extend the offering period beyond           , 2003 with the consent of the Office of Thrift Supervision, we will be required to resolicit subscribers, and other persons who ordered shares of common stock.

Delivery of Stock Certificates

     Certificates representing shares of our common stock will be mailed as soon as practicable after the consummation of the offering. Certificates will be mailed by our transfer agent to the certificate registration address provided on the completed stock order form. Any certificates returned as undeliverable will be held until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Note that you might not be able to sell the shares of common stock that you purchased until certificates for shares of common stock are available and delivered to you, even though trading of the new shares of common stock will have already started.

Our Dividend Policy

     We currently pay a cash dividend of $0.08 per quarter, which equals $0.32 per share on an annualized basis. The dividend rate and the continued payment of dividends will depend on a number of factors, including regulatory capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We have previously announced our intent to increase our targeted quarterly dividend payment on Northwest Bancorp, Inc.'s common stock to $0.10 from the most recent payment of $0.08. This increase will be effective for the next quarterly dividend which will be paid in August 2003.

Market For Our Common Stock

     Our common stock is currently listed on the Nasdaq National Market under the symbol “NWSB.” At April 30, 2003, we had 20 registered market makers, including Ryan Beck & Co. Ryan Beck & Co. intends to remain a market maker in our common stock following the completion of this offering, and also will assist us in obtaining other market makers. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the shares of common stock will be maintained.

     There can be no assurance that persons purchasing our shares of common stock will be able to sell their shares of common stock at or above the per share offering price. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock. The following tables set forth the high and low trading prices for shares of our common stock and cash dividends paid per share for the periods indicated.

			Dividend Paid Per
Fiscal Year Ending June 30, 2003	High	Low	Share

Quarter ending June 30, 2003 (through _______, 2003)	$—	$—	$—
Quarter ended March 31, 2003	16.51	13.55	0.08
Quarter ended December 31, 2002	15.80	12.17	0.08
Quarter ended September 30, 2002	14.41	9.98	0.08

			Dividend Paid Per
Fiscal Year Ending June 30, 2002	High	Low	Share

Quarter ended June 30, 2002	$14.95	$11.80	$0.06
Quarter ended March 31, 2002	12.80	10.98	0.06
Quarter ended December 31, 2001	11.94	9.70	0.06
Quarter ended September 30, 2001	12.10	9.70	0.06

			Dividend Paid Per
Fiscal Year Ending June 30, 2001	High	Low	Share

Quarter ended June 30, 2001	$11.50	$8.82	$0.04
Quarter ended March 31, 2001	13.00	8.00	0.04
Quarter ended December 31, 2000	10.38	6.94	0.04
Quarter ended September 30, 2000	9.00	6.50	0.04

Benefits to Management and Potential Dilution to Stockholders Resulting from the Stock Offering

     Depending on market and financial conditions, our employee stock ownership plan may subscribe to purchase up to 8% of the shares of common stock we sell in the offering, or $8.0 million of common stock, assuming we raise gross stock offering proceeds of $100.0 million. The employee stock ownership plan is not required to purchase shares of common stock in the stock offering. We reserve the right to purchase shares of common stock in the open market following the stock offering in order to fund the employee stock ownership plan. This plan is a tax-qualified retirement plan for all eligible employees. Assuming our employee stock ownership plan purchases $8.0 million of common stock in the stock offering, we will recognize additional compensation expense of $8.0 million over a period of 10 years, or approximately $800,000 per year, from the consummation of the stock offering, assuming the shares have a fair market value per share equal to the price at which shares were sold in the stock offering for the full ten-year period. If, in the future, the shares have a fair market value greater or less than the price per share at which shares are sold in the stock offering, the compensation expense will increase or decrease accordingly.

     We also intend to implement two new stock-based incentive plans no earlier than six months after the stock offering, and stockholder approval of these plans would be required. The first plan, a stock recognition and retention plan, is a restricted stock plan that, if adopted within one year following the completion of the stock offering, would reserve an amount equal to no more than 4% of the shares of common stock sold in the stock offering, or $4.0 million of common stock, assuming we raise gross stock offering proceeds of $100.0 million, for awards to key employees and directors, at no cost to the recipients. If we adopt the recognition and retention plan more than one year after completing the stock offering, we could reserve a number of shares of common stock for issuance under the plan in excess of 4% of the shares of common stock sold in the stock offering, subject to shareholder approval. If the shares awarded under the stock recognition and retention plan come from authorized but unissued common stock, instead of shares purchased in the open market, stockholders would experience dilution of between 0.33% and 0.56% (depending on the price per share at which shares are sold) in their ownership interest in Northwest Bancorp, Inc. The second plan is a stock option plan that would reserve an amount equal to no more than 10% of the shares sold in the stock offering, or $10.0 million of common stock, assuming we raise gross stock offering proceeds of $100.0 million, to be granted to officers, employees and directors upon their exercise. If the shares of common stock issued upon the exercise of options come from our authorized but unissued common stock, stockholders would experience dilution of between 0.83% and 1.40% (depending on the price per share at which shares are sold) in their ownership interest in Northwest Bancorp, Inc. Awards made under these stock-based incentive plans would be subject to vesting requirements over a period of years.

     The new stock-based incentive plans discussed above would not replace and would be in addition to our existing stock option plans. As of           , 2003, there were      shares of our common stock underlying unexercised options granted under our existing plans at a weighted average exercise price of $          . At that date,            shares of our common stock remained available for future grants under our 2000 stock option plan (our only existing stock option plan under which additional shares remain available for future grants).

     The following table summarizes the number of shares and aggregate dollar value of grants that are expected under the employee stock ownership plan, the new stock recognition and retention plan and the new stock option plan as a result of the stock offering. A portion of the stock grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased				Value of Grants(1)
				Dilution
			As a	Resulting
	At	At	Percentage	from	At	At
	3,939,394	6,666,667	of Common	Issuance of	73,939,394	6,666,667
	Shares Sold	Shares Sold	Stock to	Shares for	Shares Sold	Shares Sold
	in the Stock	in the Stock	Sold in the	Stock Benefit	in the	in the Stock
	Offering	Offering	Offering	Plans(2)	Stock Offering	Offering

Employee stock ownership plan	315,151	533,333	8.0%	N/A	$	$
Recognition and retention plan	157,575	266,666	4.0%	0.56%	2,599,988	4,399,989
Stock option plan	393,939	666,666	10.0%	1.40%	—	—

Total	866,665	1,466,665	22.0%	1.96%	$7,799,979	$13,199,984

(1)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. Fair value is assumed to be $16.50 per share. No value is given for options because their exercise price will be equal to the fair market value of the common stock on the day the options are granted. As a result, value can be realized under an option only if the market price of the common stock increases after the option grant.

(2)	Assumes 6,667,667 shares of common stock are sold in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

     If you order common stock in the subscription offering, you will be required to acknowledge that you are purchasing the stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We will pursue any and all legal and equitable remedies in the event management becomes aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

     To preserve your subscription rights in the stock offering, you must register the shares only in the name or names of the persons on the eligible account(s) at earliest applicable date. Adding the names of non-depositors, or depositors who qualified at a later eligibility date, could result in a loss of your subscription priority.

How You Can Obtain Additional Information

     If you have questions about our stock offering, please call our Stock Information Center toll free at 1-(877) 300-5730, Monday through Friday from 9:00 a.m. to 4:00 p.m. Pennsylvania time. The Stock Information Center will be closed on weekends and for bank holidays. It is located at 301 Second Avenue, Warren, Pennsylvania.

SELECTED CONSOLIDATED FINANCIAL DATA

     The following tables summarize our selected consolidated financial information and other financial data. The selected consolidated balance sheet and income statement data relating to the years ended June 30, 2002, 2001, 2000, 1999 and 1998 are derived from our audited consolidated financial statements. The selected consolidated financial condition data at March 31, 2003 and for the nine-month periods ended March 31, 2003 and 2002 are derived from our unaudited consolidated financial statements. In our opinion, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of results at and for the nine-month periods ended March 31, 2003 and 2002 have been included. This information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended June 30, 2002, as amended. Results for past periods are not necessarily indicative of results that may be expected for any future period, and results for the nine-month period ended March 31, 2003, are not necessarily indicative of results that may be expected for the full year ending June 30, 2003.

	At	At June 30,
	March
	31, 2003	2002	2001	2000	1999	1998

Selected Consolidated Financial			(In Thousands)
Condition Data:

Total assets	$5,131,303	$4,305,535	$3,852,831	$3,407,292	$3,078,832	$2,562,584
Investment securities held-to-maturity	135,515	132,643	129,991	97,590	118,307	83,021
Investment securities available-for-sale	231,816	174,982	96,645	107,972	121,923	121,192
Mortgage-backed securities held-to-maturity	524,229	263,860	209,340	140,166	135,557	110,241
Mortgage-backed securities available-for-sale	424,732	260,741	294,934	280,011	212,700	195,523
Loans receivable net:
Real estate	2,431,884	2,309,752	2,200,115	1,990,622	1,835,870	1,449,428
Consumer	648,985	608,370	568,661	504,966	410,165	348,096
Commercial	123,420	94,484	87,805	49,042	39,203	109,765
Total loans receivable, net	3,204,289	3,012,606	2,856,581	2,544,630	2,285,238	1,907,289
Deposits	4,168,915	3,593,122	3,264,940	2,886,509	2,463,711	2,022,503
Advances from FHLB and other borrowed funds	483,162	259,260	276,212	239,941	348,915	289,706
Shareholders’ equity	346,685	316,640	275,713	247,888	233,657	217,879

Footnotes on second following page.


	At or For the
Selected Consolidated	Nine Months Ended		At or For the
Operating Data, Key	March 31,		Years Ended June 30,
Financial Ratios,
and Other Data:	2003(2)	2002(2)	2002	2001	2000	1999	1998

Selected consolidated	(Dollars In Thousands, Except Per Share Amounts)
operating data (1):

Total interest income	$208,448	$207,097	$274,500	$269,430	$239,724	$206,593	$175,762
Total interest expense	104,286	113,924	147,255	157,322	132,099	114,911	95,203

Net interest income	104,162	93,173	127,245	112,108	107,625	91,682	80,559
Provision for loan losses	6,120	4,555	6,360	5,347	4,149	3,629	4,072

Net interest income after provision for loan losses	98,042	88,618	120,885	106,761	103,476	88,053	76,487

Noninterest income	20,083	13,161	18,173	15,054	11,271	6,010	7,947
Noninterest expense	72,634	62,347	84,524	82,339	73,634	63,110	50,318

Income before income tax expense and cumulative effect of accounting change	45,491	39,432	54,534	39,476	41,113	30,953	34,116
Income tax expense	13,564	12,344	16,600	12,699	13,910	10,914	12,995

Minority interest in net loss of subsidiary	—	—	—	—	—	3	201
Income before cumulative effect of accounting change	31,927	27,088	37,934	26,777	27,203	20,042	21,322
Cumulative effect of accounting change	—	2,237	2,237	—	—	—	—

Net income	$31,927	$29,325	$40,171	$26,777	$27,203	$20,042	$21,322

Basic earnings per share before cumulative effect of accounting change	$0.67	$0.57	$0.80	$0.57	$0.58	$0.42	$0.46

Diluted earnings per share before cumulative effect of accounting change	$0.66	$0.56	$0.79	$0.56	$0.57	$0.42	$0.45

Cumulative effect of accounting change	$—	$0.05	$0.05	$—	$—	$—	$—

Basic earnings per share	$0.67	$0.62	$0.85	$0.57	$0.58	$0.42	$0.46

Diluted earnings per share	$0.66	$0.61	$0.84	$0.56	$0.57	$0.42	$0.45

Dividends per share	$0.24	$0.18	$0.24	$0.16	$0.16	$0.16	$0.16

Performance ratios:
Return on average assets (3)	0.89%	0.98%	0.99%	0.75%	0.83%	0.71%	0.94%
Return on average equity (3)	12.80	13.52	13.61	10.25	11.39	8.86	10.29
Net interest rate spread (4)	3.05	3.04	3.08	2.97	3.26	3.20	3.34
Net interest margin (5)	3.23	3.36	3.38	3.35	3.54	3.49	3.72
Noninterest expense to average assets	2.02	2.08	2.07	2.29	2.25	2.23	2.22
Net interest income to noninterest expense	1.43x	1.49x	1.51x	1.36x	1.46x	1.45x	1.60x
Efficiency ratio (6)	58.46%	58.63%	58.13%	58.95%	57.03%	61.06%	54.81%
Dividend payout ratio (7)	36.36%	29.51%	28.57%	28.57%	28.07%	38.10%	35.56%
Asset quality ratios:
Nonperforming loans to net loans receivable	0.71	0.54	0.52	0.62	0.40	0.71	0.45
Nonperforming assets to total assets	0.52	0.52	0.49	0.55	0.36	0.63	0.47
Allowance for loan losses to nonperforming loans	111.48	137.71	139.51	115.06	177.97	104.08	183.10
Allowance for loan losses to net loans receivable	0.79	0.75	0.73	0.71	0.72	0.73	0.83
Net charge-offs to total loans	0.17	0.13	0.17	0.12	0.11	0.13	0.13
Capital ratios:
Tier 1 leverage ratio	6.00	6.18	6.40	5.33	5.71	6.16	7.63
Average shareholders’ equity to average assets	6.95	7.22	7.24	7.27	7.29	8.01	9.14
Total shareholders’ equity to total assets	6.76	7.22	7.35	7.16	7.28	7.59	8.50
Other data:
Number of full-service offices	136	124	126	118	106	94	71
Number of consumer finance offices	48	47	49	45	43	36	34
Full time equivalent employees	1,460	1,363	1,372	1,290	1,164	1,049	945

Footnotes on following page.

(1)	Effective July 1, 2001, we adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” and retroactively applied Statement of Financial Accounting Standards No. 147 (“SFAS 147”), “Acquisition of Certain Financial Institutions-an amendment of FASB Statement No. 72 and 144 and FASB Interpretation No. 9.” The adoption of SFAS 147 on October 1, 2002 effectively reclassified other intangible assets created from prior branch acquisitions to goodwill. The adoption of SFAS 142 affected our net income for the year ended June 30, 2002 in two ways. First, under SFAS 142, our $2.2 million of negative goodwill was recognized into income as a one-time cumulative change in accounting principle. Second, under SFAS 142, amounts identified as goodwill are not amortized as an expense as they formerly were, and such amounts will not be amortized in future periods, but will be subject to annual impairment testing. The following selected pro forma operating data and selected pro forma key financial ratios are presented assuming that no amortization of goodwill was recorded for any period presented. The financial information for the nine months ended March 31, 2002, and the year ended June 30, 2002, exclude the one-time cumulative effect of this accounting change.

	For the
	Nine Months Ended
	March 31,		For the Years Ended June 30,

	2003	2002	2002	2001	2000	1999	1998

Selected Consolidated			(Dollars in Thousands Except Per Share Amounts)
Adjusted Operating Data:
Reported net income	$31,927	$29,325	$40,171	$26,777	$27,203	$20,042	$21,322
Goodwill amortizations (net of tax)	—	—	—	4,811	3,913	2,583	1,525
Less: cumulative effect of accounting change	—	(2,237)	(2,237)	—	—	—	—

Adjusted net income	31,927	27,088	37,934	31,588	31,116	22,625	22,847

Adjusted basic earnings per share	0.67	0.57	0.80	0.67	0.66	0.48	0.49
Adjusted diluted earnings per share	0.66	0.56	0.79	0.66	0.65	0.48	0.48
Adjusted Key Financial Ratios:
Return on average assets	0.89%	0.90%	0.93%	0.88%	0.95%	0.80%	1.01%
Return on average equity	12.80	12.49	12.85	11.98	12.92	9.94	10.99

(2)	Annualized where appropriate.

(3)	Computed using daily averages.

(4)	Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(5)	Represents net interest income as a percentage of average interest-earning assets.

(6)	Computed by dividing non-interest expense by the sum of net interest income and non-interest income.

(7)	Computed by dividing cash dividends per share declared for the period by diluted earnings per share for the period.

RISK FACTORS

     You should carefully consider the following risks in evaluating an investment in the shares of our common stock.

Risks Associated with an Investment in this Stock Offering

Our shares of common stock are not being offered for sale at a fixed price.

     The shares of common stock are being offered at an offering price that will be within the range of $15.00 to $16.50 per share. The price at which the common stock last traded on      , 2003, was $           per share, or      % below the maximum of the offering price range. The actual purchase price at which the shares of common stock will be sold in the stock offering will not be determined until after the end of the offering period. Accordingly, when a subscriber submits his or her stock order form, he or she is irrevocably offering to purchase an aggregate amount of common stock at an undetermined price that may range from $15.00 to $16.50 per share, rather than a fixed number of shares at a fixed price per share.

You may not be able to resell the common stock until the issuance and receipt of certificates.

     Until certificates for shares of common stock are delivered to purchasers, purchasers may not be able to sell the shares of common stock for which they subscribe, although the shares of common stock issued in the stock offering will have begun trading. Accordingly, during such period, subscribers will bear the risk of any decline in the market price in our common stock. We intend to mail the certificates representing common stock issued in the stock offering promptly following consummation of the stock offering. See “The Stock Offering—Procedure for Purchasing Shares in Subscription and Community Offering.”

The market price of our common stock may decline after the stock offering.

     The price per share at which we sell the common stock may be more or less than the market price of our common stock on the date the stock offering is consummated. If the actual purchase price is less than the market price for the shares of common stock, some purchasers in the stock offering may be inclined to immediately sell shares of common stock to attempt to realize a profit. Any such sales, depending on the volume and timing, could cause the market price of our common stock to decline. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of common stock in the stock offering will be able to sell shares after the stock offering at a price that is equal to or greater than the actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares of common stock and the timing of any sale of shares of common stock. Our common stock is listed on the Nasdaq National Market under the trading symbol “NWSB.” See “The Stock Offering—Stock Pricing, Number of Shares to be Issued and Fairness Opinion.”

Risks Associated with an Investment in Northwest Bancorp, Inc.

Acquisitions have been a central component of our growth strategy. We may encounter difficulties in pursuing this strategy, and to the extent that we acquire companies in the future, our business may be negatively affected by risks related to those acquisitions.

     We have in the past acquired, and will in the future consider the acquisition of, other banking and related businesses. Our ability to successfully pursue this strategy will have a direct bearing on our ability to grow our franchise and achieve and maintain our levels of profitability. There are risks associated with this strategy, however, including the following:

•	Prices at which acquisitions can be made fluctuate with market conditions. In addition, the number of potential acquirors can result in intense competition, particularly with respect to price. We have experienced times during which acquisitions could not be made in specific markets at prices we considered acceptable, and we expect that this condition will occur periodically in the future;

•	We may borrow funds to finance an acquisition, thereby increasing our leverage and diminishing our liquidity;

•	We have completed various acquisitions and opened additional banking offices in the past few years that have enhanced our rate of growth. We may not be able to sustain our past rate of growth or be able to grow at all in the future;

•	There are numerous risks involved in each acquisition that we make, including:

•	the risk that the acquired business will not perform according to management’s expectations;

•	the risk that difficulties will arise in connection with the integration of the operations of the acquired business with our operations, including disruptions to customers of the acquired business;

•	the risk that management will divert its attention from other aspects of our business;

•	the risk that we may lose key employees of the acquired business;

•	the risks associated with entering into geographic and product markets in which we have limited or no direct prior experience; and

•	the risks of the acquired company that we may assume in connection with the acquisition, including potential asset quality issues and/or unknown or contingent liabilities that may exceed our estimates.

     As a result of these risks, any given acquisition, if and when consummated, may adversely affect our results of operations or financial condition. In addition, because the consideration for an acquisition may include shares of our common stock, existing holders of our common stock could experience dilution in connection with the acquisition. Depending on the acquisition price and the number of shares issued, this dilution could be significant.

     In addition, we will record goodwill in connection with the acquisition of First Bell Bancorp and we are likely to record goodwill and other intangible assets in connection with other acquisitions. Under Financial Accounting Standards Board Statement No. 142, “Goodwill and Other Intangible Assets,” goodwill and identifiable intangible assets with indefinite lives will no longer be amortized, but will be reviewed at least annually for impairment. Impairment may result from, among other things, deterioration in performance of the acquired company, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of the acquired business, and a variety of other circumstances. If goodwill or other identifiable intangible assets with indefinite lives are determined to be impaired, we would be required to record a loss equal to the amount of the impairment. Such a loss could have a material adverse effect on our consolidated financial results for the period in which such charge is taken.

Our continued pace of growth may require us to raise additional capital in the future, but that capital may not be available when it is needed.

     We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations. We anticipate that our existing capital resources will satisfy our capital requirements for the foreseeable future. We may at some point need to raise additional capital to support continued growth, both internally and through acquisitions.

     Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial performance. Accordingly, we cannot assure you of our ability to raise additional capital if needed or on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand our operations through internal growth and acquisitions could be materially impaired.

We cannot guarantee that we will receive the approvals necessary to complete our pending acquisition.

     On March 11, 2003, we entered into a definitive agreement to acquire First Bell Bancorp, Inc. and Bell Federal Savings and Loan Association of Bellevue, located in Pittsburgh, Pennsylvania. As of March 31, 2003, First Bell Bancorp had total consolidated assets of $905.7 million, deposits of $598.9 million and stockholders’ equity of $74.2 million.

     The First Bell Bancorp acquisition must be approved by applicable regulatory authorities. We cannot assure you that the required regulatory approvals will be obtained. If we do not receive the necessary approvals, we will not be able to complete the acquisition.

Our loan portfolio includes a large amount of consumer loans, which generally involve more risk than loans secured by single-family residences.

     As of March 31, 2003, our consumer loans were $659.8 million, or 20.4% of our total loans. Consumer loans generally involve greater credit risk than residential mortgage loans, particularly in the case of loans that are unsecured or secured by assets that depreciate rapidly, such as automobiles, mobile homes, boats, recreation vehicles, appliances and furniture. In such cases, repossessed collateral for a defaulted consumer loan may not have sufficient value to provide an adequate source of repayment for the outstanding loan. For example, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the lack of demand for used automobiles. Moreover, when the value of collateral is insufficient, the remaining deficiency often does not warrant further substantial collection efforts against the borrower.

Our commercial real estate and commercial business loans involve higher principal amounts than our consumer and residential mortgage loans, and repayment of these loans may be dependent on factors outside our control or the control of our borrowers.

     As part of our operating strategy, we intend to increase our commercial real estate and commercial business lending. Commercial real estate lending typically involves higher loan principal amounts to a single borrower or group of related borrowers, and the repayment of these loans generally is dependent, in large part, on sufficient income from the properties securing the loans to cover operating expenses and debt service. Because repayments of loans secured by commercial real estate often depend upon the successful operation and management of the properties, a borrower’s ability to repay these loans may be affected by factors outside the borrower’s control, including adverse conditions in the real estate market or the economy or changes in government regulation. If the cash flow from the property is reduced, the borrower’s ability to repay the loan and the value of the collateral for the loan may be impaired. At March 31, 2003, commercial real estate loans totaled $351.0 million, or 10.9% of our total loan portfolio, and commercial business loans totaled $125.8 million, or 3.9% of our total loan portfolio.

Issuances of shares under new stock benefit plans may dilute your ownership interest.

     No sooner than six months after completion of the stock offering, we intend to submit a new stock option plan and a new stock recognition and retention plan for the benefit of directors, officers and employees to our stockholders for their approval. If approved, the new stock option plan would reserve an amount equal to no more than 10% of the shares of common stock sold in the stock offering for issuance upon exercise of stock options granted under the plan. The new stock recognition and retention plan would reserve an amount equal to no more than 4% of the shares of common stock sold in the stock offering if approved by our public stockholders and if implemented within one year after completion of the stock offering. Stock options and stock awards may exceed the foregoing percentages if such plans are adopted more than one year after the completion of the stock offering. If shares underlying options granted under the new stock option plan and shares awarded under the new stock recognition and retention plan come from authorized but unissued shares (totaling 10% and 4%, respectively, of the number of shares sold in the stock offering), our stockholders would experience dilution in their ownership interest in Northwest Bancorp, Inc. of approximately 1.40% and .56%, respectively (assuming we sell 6,666,667 shares of common stock in the stock offering at $15.00 per share), under the new plans. The new plans would not replace, and would be in addition to, our existing stock option plan. Thus, any dilution that our stockholders experience as a result of shares issued under the new stock option and recognition and retention plans would be in addition to dilution they experience as a result of stock options granted under our existing stock option plans.

     For additional information regarding the new stock option and recognition and retention plans, see “The Stock Offering—Benefits to Be Considered Following Completion of the Stock Offering.”

Various factors may make takeover attempts more difficult to achieve.

     Our board of directors has no current intention to sell control of Northwest Bancorp, Inc. Provisions of our charter and bylaws, federal regulations and various other factors may make it more difficult for companies or persons to acquire control of us without the consent of our board of directors. It is possible, however, that you would want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then-prevailing price of our common stock. The factors that may discourage takeover attempts or make them more difficult include:

•	Mutual holding company structure. Under federal law, at least 50.1% of our voting stock must be owned by Northwest Bancorp, MHC, which is controlled by its board of trustees, who are currently the members of our board of directors. Northwest Bancorp, MHC, acting through its board of trustees, is able to control our business and operations, and is able to prevent any challenge to the control of Northwest Bancorp, Inc. by public stockholders. In addition, a corporation in the mutual holding company structure cannot be acquired by a stock financial institution or its stock holding company, but can only be acquired by a mutual institution or a corporation in the mutual holding company structure.

•	Bylaw and statutory provisions. Provisions of our bylaws and federal law may make it more difficult and expensive to pursue a takeover attempt that management opposes. These provisions also make more difficult the removal of our current board of directors or management, or the appointment of new directors. These provisions include supermajority voting requirements for certain business combinations and the election of directors to staggered terms of three years. Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations.

Should Northwest Bancorp, MHC or Northwest Bancorp, Inc. become bank holding companies we will have to reconsider our current dividend policy and business plan.

     Northwest Bancorp, Inc. and Northwest Bancorp, MHC have elected to be regulated by the Office of Thrift Supervision as savings and loan holding companies pursuant to Section 10(l) of the Home Owners’ Loan Act. In the unlikely event that any of Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank fail to maintain their status as qualified thrift lenders, Northwest Bancorp, MHC and Northwest Bancorp, Inc. will become bank holding companies regulated by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. Northwest Bancorp, MHC and Northwest Bancorp, Inc. also would become bank holding companies if either acquired a bank and held the acquired bank as a separate subsidiary. If it became a bank holding company, Northwest Bancorp, MHC may not be permitted to waive dividends we declare. This could result in our reevaluating our dividend policy in a manner adverse to stockholders. In addition, Northwest Bancorp, MHC and Northwest Bancorp, Inc. would be subject to regulatory capital requirements of the Board of Governors of the Federal Reserve System. This could result in the reconsideration of our business plan and our operating objectives.

Additional Risk Factors

If economic conditions in general or in our primary market areas in particular deteriorate, our results of operations and financial condition could be adversely affected.

     Our financial results may be adversely affected by changes in prevailing economic conditions, including declines in real estate values, changes in interest rates that cause a decrease in interest rate spreads, adverse employment conditions, the monetary and fiscal policies of the federal government and other significant external events.

     As of March 31, 2003, 75.7% of our total loans were collateralized primarily by real estate. Because a significant amount of loans are collateralized by real estate, adverse developments affecting commerce or real estate values in the local economies in our primary market areas could increase the credit risk associated with our loan portfolio. In addition, substantially all of our loans are to individuals and businesses in central and western Pennsylvania, southwestern New York and northeastern Ohio. Our business customers may not have customer bases that are as diverse as businesses serving regional or national markets. Consequently, any decline in the economy of these market areas could have an adverse impact on our revenues and financial condition. In particular, we may experience increased loan delinquencies, which could result in a higher provision for loan losses and increased charge-offs.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

     Our loan customers may not repay their loans according to the terms of their loans, and the collateral securing the payment of their loans may be insufficient to assure repayment. We may experience significant credit losses, which could have a material adverse effect on our operating results. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions prove to be incorrect, our allowance for loan losses may not cover known and inherent losses in our loan portfolio that are both probable and estimable at the date of the financial statements. Material additions to our allowance would materially decrease our net income.

     In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory agencies could have a material adverse effect on our results of operations and financial condition.

Fluctuations in interest rates could reduce our profitability.

     We realize income primarily from the difference between the interest we earn on loans and investments and the interest we pay on deposits and borrowings. The interest rates on our assets and liabilities respond differently to changes in market interest rates, which means our interest-bearing liabilities may be more sensitive to changes in market interest rates than our interest-earning assets, or vice versa. In either event, if market interest rates change, this “gap” between the amount of interest-bearing assets and interest-bearing liabilities that reprice in response to these interest rate changes may work against us, and our earnings may be negatively affected.

     We are unable to predict fluctuations in market interest rates, which are affected by, among other factors, changes in the following:

•	inflation rates;

•	business activity levels;

•	money supply; and

•	domestic and foreign financial markets.

     The value of our investment portfolio and the composition of our deposit base also are influenced by prevailing market conditions and interest rates. Our asset-liability management strategy, which is designed to mitigate the risk to us from changes in market interest rates, may not prevent changes in interest rates or securities market downturns, from reducing deposit outflow or from having a material adverse effect on our results of operations, our financial condition or the value of our investments.

Competition with other financial institutions could adversely affect our profitability.

     We face vigorous competition from banks and other financial institutions, including commercial banks, savings and loan associations, savings banks, finance companies and credit unions. This competition may reduce or limit our fees and income on banking services, reduce our market share and adversely affect our results of operations and financial condition. To a limited extent, we also compete with other providers of financial services, such as money market mutual funds, brokerage firms and insurance companies. Some of the nonbank competitors with whom we compete are not subject to the same degree of regulation that is imposed on us as a savings and loan holding company and on our federally insured, state-chartered savings banks. As a result, these nonbank competitors may have certain advantages over us in accessing funding and in providing various services.

We operate in a highly regulated environment and may be adversely affected by changes in federal, state and local laws and regulations.

     We are subject to extensive regulation, supervision and examination by federal and state banking authorities. Any change in applicable regulations or federal, state or local legislation could have a substantial impact on us and our operations. Additional legislation and regulations that could significantly affect our powers, authority and operations may be enacted or adopted in the future, which could have a material adverse effect on our financial condition and results of operations. Further, regulators have significant discretion and authority to prevent or remedy unsafe or unsound practices or violations of laws by savings banks and holding companies in the performance of their supervisory and enforcement duties. The exercise of regulatory authority may have a negative impact on our results of operations and financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We make certain forward-looking statements in this prospectus and in other documents that we incorporate by reference into this prospectus that are based upon our current expectations and projections about current events. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions. These forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans and prospects and growth and operating strategies;

•	statements regarding the quality of our products and our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

     These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

•	significantly increased competition among depository and other financial institutions;

•	changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	adverse changes in the securities markets;

•	credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs;

•	changes in management’s estimate of the adequacy of the allowance for loan losses;

•	the ability to successfully integrate entities that we have acquired or will acquire;

•	legislative or regulatory changes that adversely affect our business;

•	the ability to enter new markets successfully and capitalize on growth opportunities;

•	effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board;

•	timely development of and acceptance of new products and services;

•	changes in consumer spending, borrowing and savings habits;

•	effect of changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and other regulatory and accounting bodies;

•	changes in our organization, compensation and benefit plans;

•	costs and effects of litigation and unexpected or adverse outcomes in such litigation; and

•	our success in managing risks involved in the foregoing.

     Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these uncertainties and others in the section of this prospectus named “Risk Factors” beginning on page 15.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

     Although we cannot determine what the actual net proceeds from the sale of the common stock in the stock offering will be until the stock offering is completed, we anticipate that the net proceeds will be between $63.0 million and $98.0 million, or $112.0 million, if we raise gross stock offering proceeds of $115.0 million. We estimate that we will invest in our banking subsidiaries, Northwest Savings Bank and Jamestown Savings Bank, between $31.5 million and $49.0 million, or $56.0 million, if we raise gross stock offering proceeds of $115.0 million. We intend to retain approximately 50% of the net proceeds.

     We have not yet determined how we will allocate the investment between Northwest Savings Bank and Jamestown Savings Bank, although we anticipate that Northwest Savings Bank will receive the significant majority, if not all, of such investment. Leeds Federal Savings Bank will not receive any of the proceeds of the stock offering because it is a wholly-owned subsidiary of Northwest Bancorp, MHC.

     A summary of the anticipated net proceeds of the stock offering and anticipated distribution of the net proceeds is as follows:

	Gross Stock Offering Proceeds

	$65.0 Million	$100.0 Million	$115.0 Million

		(In thousands)
Offering expenses	$2,046	$2,368	$2,506

Net offering proceeds	$62,954	$97,632	$112,494

Distribution of net proceeds:
To our banking subsidiaries	$31,477	$48,816	$56,247
Retained by Northwest Bancorp, Inc.	$31,477	$48,816	$56,247

     Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction in deposits of Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription offering and community offering.

     We May Use the Proceeds We Retain From the Offering:

•	to finance the acquisition of financial institutions or branches or other financial service companies, including the acquisition of First Bell Bancorp (although the consummation of the acquisition of First Bell Bancorp is not contingent on this stock offering);

•	to fund the loan to our employee stock ownership plan, to the extent it purchases shares of common stock in the stock offering or in the open market;

•	to pay cash dividends to stockholders;

•	to repurchase shares of our common stock;

•	to invest in securities; or

•	for other general corporate purposes.

     Our Banking Subsidiaries May Use the Proceeds They Receive From the Offering:

•	to fund new loans, including single-family mortgage loans, multi-family residential and commercial mortgage loans, commercial business loans, construction loans and consumer loans;

•	to expand their retail banking franchises, by establishing or acquiring new branches or by acquiring other financial institutions, or other financial service companies;

•	to support new products and services;

•	to invest in securities; or

•	for other general corporate purposes.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

     At March 31, 2003, Northwest Savings Bank and Jamestown Savings Bank exceeded all of their applicable regulatory capital requirements. The table below sets forth the historical equity capital and regulatory capital of Northwest Savings Bank at March 31, 2003, which includes the operations of Northwest Consumer Discount Company, Allegheny Services, Inc., Boetger & Associates, Inc., Great Northwest Corporation, Northwest Capital Group, Northwest Financial Services, Inc. and Rid-Fed, Inc., and the pro forma regulatory capital of Northwest Savings Bank, assuming we raise the indicated gross stock offering proceeds as of such date and assuming Northwest Savings Bank received 50% of the net proceeds of the stock offering. We have not yet determined how we will allocate the investment between Northwest Savings Bank and Jamestown Savings Bank, although we anticipate that Northwest Savings Bank will receive the significant majority, if not all, of such investment.


	Northwest Savings Bank		Pro Forma at March 31, 2003, Assuming Gross Stock Offering Proceeds of
	Historical at
	March 31, 2003		$65.0 Million		$100.0 Million		$115.0 Million (1)

		Percent of		Percent of		Percent of		Percent of
	Amount	Assets(2)	Amount	Assets(2)	Amount	Assets(2)	Amount	Assets(2)

				(Dollars in Thousands)
Equity capital	$362,464	7.57%	$390,821	8.11%	$406,480	8.41%	$413,191	8.54%
Tangible capital (3)	$282,101	6.08	$310,458	6.65%	$326,117	6.96%	$332,828	7.09%
Tangible requirement	69,659	1.50	70,084	1.50	70,319	1.50	70,420	1.50

Excess	$212,442	4.58%	$240,374	5.15%	$255,798	5.46%	$262,408	5.59%

Core (leverage) capital (3)	$278,556	6.00%	$306,913	6.57%	$322,572	6.88%	$329,283	7.01%
Core (leverage) requirement (4)	185,757	4.00	186,891	4.00	187,518	4.00	187,786	4.00

Excess	$92,799	2.00%	$120,022	2.57%	$135,054	2.88%	$141,497	3.01%

Total risk-based capital (3) (5)	$304,037	12.34%	$332,394	13.41%	$348,053	14.00%	$354,764	14.25%
Risk-based requirement	197,118	8.00	198,253	8.00	198,879	8.00	199,148	8.00

Excess	$106,919	4.34%	$134,141	5.41%	$149,174	6.00%	$155,616	6.25%


(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market or general financial conditions or regulatory considerations.

(2)	Tangible and core capital levels are shown as a percentage of average total assets for leverage capital purposes. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3)	Pro forma capital levels have been reduced, on a tax-effected basis, by the amount necessary for Northwest Savings Bank to repay the additional loan to the employee stock ownership plan to enable it to purchase 8% of the common stock sold in the stock offering, assuming the employee stock ownership plan makes any such purchases.

(4)	The current core capital requirement for financial institutions is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions.

(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 50% risk-weighting.

CAPITALIZATION

     The following table sets forth our historical consolidated capitalization of Northwest Bancorp, Inc. at March 31, 2003 on an actual basis and on a pro forma basis after giving effect to the stock offering, based upon the assumptions set forth in “Pro Forma Data.” The table does not reflect our pending acquisition of First Bell Bancorp, Inc.

		Pro Forma Consolidated Capitalization, Assuming Gross
		Stock Offering Proceeds of
	Historical
	Capitalization	$65.0 Million	$100.0 Million	$115.0 Million

		(Dollars in Thousands)
Deposits (1)	$4,168,915	$4,168,915	$4,168,915	$4,168,915
FHLB advances and other borrowings	483,162	483,162	483,162	483,162

Total deposits and borrowed funds	$4,652,077	$4,652,077	$4,652,077	$4,652,077

Guaranteed preferred beneficial interests in junior subordinated deferrable interest debentures	$99,000	$99,000	$99,000	$99,000

Stockholders’ equity:
Common stock, $0.10 par value per share: 100,000,000 shares authorized; shares to be issued as reflected	$4,766	$4,766	$4,766	$4,766
Additional paid-in capital	72,423	135,377	170,055	184,917
Retained earnings (2)	262,819	262,819	262,819	262,819
Net unrealized gain on marketable securities	6,677	6,677	6,677	6,677
Less:
Employee stock ownership plan (3)	—	(5,200)	(8,000)	(9,200)
Restricted stock plans (4)	—	(2,600)	(4,000)	(4,600)

Total stockholders’ equity	$346,685	$401,839	$432,317	$445,379

Total stockholders’ equity as a percentage of total assets	6.76%	7.75%	8.29%	8.52%
Total tangible stockholders’ equity as a percentage of total assets	5.23%	6.26%	6.81%	7.05%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the stock offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(2)	The retained earnings of Northwest Bancorp, Inc. are substantially restricted due to regulatory capital requirements applicable to Northwest Savings Bank and Jamestown Savings Bank.

(3)	Assumes that 8% of the shares sold in the stock offering will be purchased by the employee stock ownership plan and that the funds used to acquire the employee stock ownership plan shares will be borrowed from Northwest Bancorp, Inc. The cost of common stock that may be acquired by the employee stock ownership plan is reflected as a reduction of stockholders’ equity.

(4)	Assumes that, subsequent to the stock offering, an amount equal to 4% of the shares of common stock sold in the stock offering is purchased in the open market at a price per share equal to the actual purchase price and awarded pursuant to our restricted stock plan. The cost of the common stock to be purchased by the restricted stock plan is reflected as a reduction of stockholders’ equity. For further information regarding the restricted stock plan, see footnote (2) under “Pro Forma Stock Offering Data.”

ACQUISITIONS OF FIRST BELL BANCORP, INC. AND PRESTIGE BANCORP, INC. AND
RELATED PRO FORMA DATA

     On March 11, 2003 we entered into an agreement to acquire First Bell Bancorp, Inc. and its wholly-owned subsidiary, Bell Federal Savings and Loan Association of Bellevue, located in Pittsburgh, Pennsylvania. As part of this acquisition, we agreed to pay $26.25 in cash in exchange for each outstanding share of common stock of First Bell Bancorp, for an aggregate purchase price of approximately $120 million, which includes cash payments to the holders of First Bell Bancorp stock options for the value of those options. We anticipate that Bell Federal Savings will merge into Northwest Savings Bank at the completion of this acquisition. As of March 31, 2003, First Bell Bancorp had total consolidated assets of $905.7 million, deposits of $598.9 million and stockholders’ equity of $74.2 million. Completion of the First Bell Bancorp acquisition is not contingent upon the completion of this stock offering.

     On September 13, 2002, we completed our acquisition of Prestige Bancorp, Inc. and its wholly-owned subsidiary, Prestige Bank, A Federal Savings Bank, located in Pittsburgh, Pennsylvania. This acquisition was accounted for as a purchase resulting in the creation of goodwill totaling approximately $5.0 million. At March 31, 2003 there was no impairment of goodwill resulting from this transaction. Prestige Bank merged into Northwest Savings Bank at the completion of this acquisition.

     The following unaudited pro forma condensed consolidated balance sheets at March 31, 2003 and June 30, 2002 and unaudited pro forma condensed consolidated statements of income for the nine months ended March 31, 2003 and for the year ended June 30, 2002, give effect to the acquisitions of First Bell Bancorp and Prestige Bancorp, Inc. based on the assumptions set forth below. The unaudited pro forma consolidated financial statements are based on the unaudited consolidated financial statements of Northwest Bancorp, Inc. and First Bell Bancorp, Inc. for the nine months ended March 31, 2003, the audited consolidated financial statements of Northwest Bancorp, Inc. for the year ended June 30, 2002 and unaudited consolidated financial information of First Bell Bancorp, Inc. and Prestige Bancorp, Inc. for the year ended June 30, 2002. Because we completed the acquisition of Prestige Bancorp, Inc. on September 13, 2002, our unaudited pro forma condensed consolidated balance sheets at March 31, 2003 and the unaudited pro forma condensed statements of income for the nine months ended March 31, 2003 already reflect financial information for Prestige Bancorp, Inc. The unaudited pro forma consolidated financial statements give effect to the acquisitions using the purchase method of accounting under accounting principles generally accepted in the United States of America. However, integration costs and expected cost savings related to integration are not included.

     The unaudited pro forma information is provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the acquisitions been consummated on the dates or at the beginning of the periods presented, and is not necessarily indicative of future results. The unaudited pro forma financial information should be read in conjunction with the audited consolidated financial statements and the notes thereto of Northwest Bancorp, Inc. incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended June 30, 2002, as amended.

     The pro forma stockholders’ equity is based upon the value of the common stockholders’ ownership of Northwest Bancorp, Inc. computed in accordance with accounting principles generally accepted in the United States of America. This amount is not intended to represent fair market value and does not represent amounts, if any, that would be available for distribution to stockholders in the event of liquidation.

     The unaudited pro forma stockholders’ equity and net income derived from the above assumptions are qualified by the statements set forth under this caption and should not be considered indicative of the market value of our common stock or the actual or future results of our operations.

	At March 31, 2003 (1)

	Northwest	First Bell	Pro Forma
	Bancorp, Inc.	Bancorp, Inc.	Acquisition		Combined
	Historical	Historical	Adjustments		Pro Forma

		(In Thousands)
Assets:
Cash and equivalents	$331,952	$17,203	$(121,062	)(2)	$228,093
Investments	1,316,292	543,624	—		1,859,916
Loans, net	3,204,289	297,509	9,009	(3)	3,510,807
Goodwill	76,206	—	48,537		124,743
Other identifiable intangible assets	3,633	—	16,000	(3)	19,633
Other assets	198,931	47,405	2,115	(3)	248,451

Total assets	$5,131,303	$905,741	$(45,401)		$5,991,643

Liabilities:
Deposits	$4,168,915	598,939	9,759	(3)	4,777,613
Borrowings	483,162	220,500	19,037	(3)	722,699
Other liabilities	33,541	12,105	—		45,646
Guaranteed preferred beneficial interests in the Company’s junior subordinated deferrable interest debentures	99,000	—	—		99,000

Total liabilities	4,784,618	831,544	28,796		5,644,958

Equity:
Common stock	4,766	86	(86	)(4)	4,766
Additional paid-in capital	72,423	63,310	(63,310	)(4)	72,423
Retained earnings	262,819	80,308	(80,308	)(4)	262,819
Employee plans	—	(5,487)	5,487	(4)	—
Treasury stock	—	(66,346)	66,346	(4)	—
Accumulated other comprehensive income, net	6,677	2,326	(2,326	)(4)	6,677

Total equity	346,685	74,197	(74,197)		346,685

Total equity and liabilities	$5,131,303	$905,741	$(45,401)		$5,991,643

(1)	Assumes that the acquisition of First Bell Bancorp, Inc. was completed at the balance sheet date.

(2)	Assumes a purchase price of approximately $121.1 million, including all acquisition related expenses, net of tax where applicable, to be paid in cash.

(3)	Adjustments include an increase in value of loans ($9.009 million) and increases in the value of deposits ($9.759 million) and borrowings ($19.037 million). An adjustment to premises and equipment of $1.0 million is included in other assets. In addition, an estimated core deposit intangible asset of $16.0 million is assumed to be recorded. A net deferred tax asset is reflected at a marginal rate of 40% for the tax effect on the fair market value adjustments.

(4)	Purchase accounting elimination of First Bell Bancorp, Inc. equity.

	For the Nine Months Ended March 31, 2003 (1)

	Northwest	First Bell	Pro Forma
	Bancorp, Inc.	Bancorp, Inc.	Acquisition		Combined
	Historical	Historical	Adjustments		Pro Forma

		(In Thousands, Except Per Share Data)
Interest income:
Loans	$172,254	$18,108	$(1,689	)(3)	$188,673
Investments	36,194	13,979	(1,162	)(2)	49,011

	208,448	32,087	(2,851)		237,684
Interest expense:
Deposits	83,405	14,205	(1,830	)(3)	95,780
Borrowings	20,881	9,293	(3,569	)(3)	26,605

	104,286	23,498	(5,399)		122,385
Net interest income	104,162	8,589	2,548		115,299
Provision for loan losses	6,120	—	—		6,120
Net interest income after provision	98,042	8,589	2,548		109,179
Noninterest income	20,083	1,947	—		22,030
Noninterest expense	72,634	4,376	3,000	(4)	80,010
Net income before taxes	45,491	6,160	(452)		51,199
Income tax expense/(benefit)	13,564	260	(181)		13,643
Net income	$31,927	$5,900	$(271)		$37,556

Basic earnings per share	$0.67				$0.79
Diluted earnings per share	$0.66				$0.78

(1)	Assumes that the acquisition of First Bell Bancorp, Inc. was completed at the beginning of the period presented.

(2)	Included in interest income is lost earnings on merger-related costs that include the purchase price to be paid in cash ($121.1 million). These funds were applied to a reinvestment rate of 1.28%, which reflects the rate for the one-year U.S. Treasury Bill at March 31, 2003.

(3)	Purchase accounting adjustments are amortized using a level yield basis over the estimated life of the related assets and liabilities.

(4)	Amortization of core deposit intangible on an accelerated basis.

	For the Year Ended June 30, 2002 (1)

	Northwest	Prestige	First Bell	Pro Forma
	Bancorp, Inc.	Bancorp, Inc.	Bancorp, Inc.	Acquisition		Combined
	Historical	Historical	Historical	Adjustments		Pro Forma

		(In Thousands, Except Per Share Data)
Interest income:
Loans	$228,333	$9,744	$31,013	$(2,859	)(3)	$266,231
Investments	46,167	1,711	15,736	(3,137	)(2)(3)	60,477

	274,500	11,455	46,749	(5,996)		326,708
Interest expense:
Deposits	129,004	4,140	24,197	(2,823	)(3)	154,518
Borrowings	18,251	3,416	12,364	(5,791	)(3)	28,240

	147,255	7,556	36,561	(8,614)		182,758
Net interest income	127,245	3,899	10,188	2,618		143,950
Provision for loan losses	6,360	165	—	—		6,525
Net interest income after provision	120,885	3,734	10,188	2,618		137,425
Noninterest income	18,173	923	2,852	—		21,948
Noninterest expense	84,524	5,472	5,193	4,187	(4)	99,376
Net income before taxes and cumulative accounting changes	54,534	(815)	7,847	(1,569)		59,997
Income tax expense/(benefit)	16,600	(297)	44	(628)		15,719
Cumulative effect of accounting change	2,237	—	—	—		2,237
Net income	$40,171	$(518)	$7,803	$(941)		$46,515

Basic earnings per share	$0.85					$0.98
Diluted earnings per share	$0.84					$0.97

(1)	Assumes that the acquisition of Prestige Bancorp, Inc. and First Bell Bancorp, Inc. were completed at the beginning of the period presented.

(2)	Included in interest income is lost earnings on merger-related costs that include the purchase price to be paid in cash to First Bell Bancorp, Inc. shareholders ($121.1 million) and paid to Prestige Bancorp, Inc. shareholders ($14.7 million). These funds were applied to a reinvestment rate of 2.28%, which reflects the rate for the one-year U.S. Treasury Bill at June 28, 2002.

(3)	Purchase accounting adjustments are amortized using a level yield basis over the estimated life of related assets and liabilities.

(4)	Amortization of core deposit intangible on an accelerated basis.

PRO FORMA STOCK OFFERING DATA

     The actual net proceeds from the sale of the common stock cannot be determined until the stock offering is completed. However, net proceeds are currently estimated to be between $63.0 million and $98.0 million. The estimated net proceeds have been calculated based upon the following assumptions:

(i)	the employee stock ownership plan will purchase 8% of the shares of common stock issued in the stock offering (although it is not required to do so);

(ii)	officers, directors, and employees of Northwest Bancorp, Inc., Northwest Savings Bank, Jamestown Savings Bank and Leeds Federal Savings Bank and their immediate families will purchase in the aggregate $350,000 of common stock;

(iii)	shares not purchased by the employee stock ownership plan and officers, directors, and employees of Northwest Bancorp, Inc., Northwest Savings Bank, Jamestown Savings Bank and Leeds Federal Savings Bank and their immediate families will be sold in the subscription and community offering;

(iv)	Ryan Beck will receive a fee equal to 1.0% of the aggregate dollar amount of the shares of common stock sold in the offering, except that no fees will be paid on shares sold to the employee stock ownership plan, officers, directors and employees of Northwest Bancorp, Inc., Northwest Savings Bank, Jamestown Savings Bank and Leeds Federal Savings Bank and their immediate family members; and

(v)	fixed expenses incurred in connection with the stock offering will be $1.45 million, although actual expenses may vary from this estimate.

     Pro forma consolidated net income of Northwest Bancorp, Inc. for the nine months ended March 31, 2003 and the year ended June 30, 2002, has been calculated based on historical earnings for such periods, and assumes that the estimated net proceeds were invested at 1.28% and 2.28%, respectively. The reinvestment rate was calculated based on the yield on the one-year U.S. Treasury Bill as of March 31, 2003 and June 28, 2002 (which, we deemed, in light of changes in interest rates in recent periods, to more accurately reflect the pro forma reinvestment rate than the arithmetic average). The effect of withdrawals from deposit accounts for the purchase of common stock has not been reflected. The pro forma after-tax yield for Northwest Bancorp, Inc. is assumed to be 0.77% and 1.37% based on a marginal tax rate of 40.0%. No effect has been given in the pro forma stockholders’ equity calculations for the assumed earnings on the net proceeds.

     The following pro forma information, which does not reflect our pending acquisition of First Bell Bancorp, Inc., and which, for the year ended June 30, 2002, does not reflect our acquisition of Prestige Bancorp, Inc. may not be representative of the financial effects of the transactions described above at the dates on which these transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amount of our assets and liabilities computed in accordance with accounting principles generally accepted in the United States of America after giving effect to the stock offering. The pro forma stockholders’ equity is not intended to represent the fixed market value of our common stock.

	At or For the Nine Months Ended March 31, 2003

	Gross Stock Offering		Gross Stock Offering		Gross Stock Offering
	Proceeds of $65.0 Million		Proceeds of $100.0 Million		Proceeds of $115.0 Million

	3,939,394	4,333,333	6,060,606	6,666,667	6,969,697	7,666,667
	Shares at	Shares at	Shares at	Shares at	Shares at	Shares at
	$16.50 Per	$15.00 Per	$16.50 Per	$15.00 Per	$16.50 Per	$15.00 Per
	Share	Share	Share	Share	Share	Share

		(Dollars In Thousands, Except Per Share Amounts)
Pro forma shares owned by public stockholders	16,233,109	16,627,048	18,354,321	18,960,382	19,263,412	19,960,382
Pro forma shares owned by Northwest Bancorp, MHC	31,426,824	31,032,885	29,305,612	28,699,551	28,396,521	27,699,551
Total shares outstanding	47,659,933	47,659,933	47,659,933	47,659,933	47,659,933	47,659,933
Pro forma ownership percentage of public stockholders	34.06%	34.89%	38.51%	39.78%	40.42%	41.88%
Gross proceeds	$65,000	$65,000	$100,000	$100,000	$115,000	$115,000
Less: Stock offering expenses and commissions	(2,046)	(2,046)	(2,368)	(2,368)	(2,506)	(2,506)

Estimated net proceeds	62,954	62,954	97,632	97,632	112,494	112,494
Less: Common stock purchased by employee stock ownership plan	(5,200)	(5,200)	(8,000)	(8,000)	(9,200)	(9,200)
Common stock purchased by restricted stock plans	(2,600)	(2,600)	(4,000)	(4,000)	(4,600)	(4,600)

Investable net proceeds	$55,154	$55,154	$85,632	$85,632	$98,694	$98,694

Consolidated net income:
Historical	$31,927	$31,927	$31,927	$31,927	$31,927	$31,927
Pro forma income on net proceeds, net of tax	318	318	493	493	568	568
Pro forma employee stock ownership plan adjustment, net of tax (1)	(234)	(234)	(360)	(360)	(414)	(414)
Pro forma restricted stock plan adjustment, net of tax (2)	(234)	(234)	(360)	(360)	(414)	(414)

Pro forma net income	$31,777	$31,777	$31,700	$31,700	$31,667	$31,667

Diluted net income per share (3):
Historical, as adjusted	$0.67	$0.67	$0.67	$0.67	$0.67	$0.67
Pro forma income on net proceeds	0.01	0.01	0.02	0.02	0.02	0.02
Pro forma employee stock ownership plan adjustment (1)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma restricted stock plan adjustment (2)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma diluted net income per share	$0.66	$0.66	$0.67	$0.67	$0.67	$0.67

Diluted shares used for earnings calculation	47,826,072	47,795,738	47,622,738	47,616,072	47,592,738	47,539,072
Stockholders’ equity:
Historical:	$346,685	$346,685	$346,685	$346,685	$346,685	$346,685
Estimated net proceeds	62,954	62,954	97,632	97,632	112,494	112,494
Less: Common stock acquired by employee stock ownership plan (1)	(5,200)	(5,200)	(8,000)	(8,000)	(9,200)	(9,200)
Less: Common stock acquired by restricted stock plan (2)	(2,600)	(2,600)	(4,000)	(4,000)	(4,600)	(4,600)

Pro forma stockholders’ equity	401,839	401,839	432,317	432,317	445,379	445,379
Less: Intangible assets	(79,839)	(79,839)	(79,839)	(79,839)	(79,839)	(79,839)

Pro forma tangible stockholders’ equity	$322,000	$322,000	$352,478	$352,478	$365,540	$365,540

Stockholders’ equity per share (3):
Historical	$7.27	$7.27	$7.27	$7.27	$7.27	$7.27
Estimated net proceeds	1.32	1.32	2.05	2.05	2.36	2.36
Less: Common stock acquired by employee stock ownership plan (1)	(0.11)	(0.11)	(0.17)	(0.17)	(0.19)	(0.19)
Less: Common stock acquired by restricted stock plan (2)	(0.05)	(0.05)	(0.08)	(0.08)	(0.10)	(0.10)

Pro forma stockholders’ equity per share	$8.43	$8.43	$9.07	$9.07	$9.34	$9.34

Pro forma tangible stockholders’ equity per share	$6.76	$6.76	$7.40	$7.40	$7.67	$7.67

Offering price to pro forma diluted earnings per share (4)	18.75x	17.05x	18.54x	16.85x	18.54x	16.85x
Offering price to pro forma book value per share	195.73%	177.94%	181.92%	165.38%	176.66%	160.60%
Offering price to pro forma tangible book value per share	244.08%	221.89%	222.97%	202.70%	215.12%	195.57%

Footnotes on second following page.

	At or For the Year Ended June 30, 2002

	Gross Stock Offering		Gross Stock Offering		Gross Stock Offering
	Proceeds of $65.0 Million		Proceeds of $100.0 Million		Proceeds of $115.0 Million

	3,939,394	4,333,333	6,060,606	6,666,667	6,969,697	7,666,667
	Shares at	Shares at	Shares at	Shares at	Shares at	Shares at
	$16.50 Per	$15.00 Per	$16.50 Per	$15.00 Per	$16.50 Per	$15.00 Per
	Share	Share	Share	Share	Share	Share

		(Dollars In Thousands, Except Per Share Amounts)
Pro forma shares owned by public stockholders	16,233,109	16,627,048	18,354,321	18,960,382	19,263,412	19,960,382
Pro forma shares owned by Northwest Bancorp, MHC	31,426,824	31,032,885	29,305,612	28,699,551	28,396,521	27,699,551
Total shares outstanding	47,659,933	47,659,933	47,659,933	47,659,933	47,659,933	47,659,933
Pro forma ownership percentage of public stockholders	34.06%	34.89%	38.51%	39.78%	40.42%	41.88%
Gross proceeds	$65,000	$65,000	$100,000	$100,000	$115,000	$115,000
Less: Stock offering expenses and commissions	(2,046)	(2,046)	(2,368)	(2,368)	(2,506)	(2,506)

Estimated net proceeds	62,954	62,954	97,632	97,632	112,494	112,494
Less: Common stock purchased by employee stock ownership plan	(5,200)	(5,200)	(8,000)	(8,000)	(9,200)	(9,200)
Common stock purchased by restricted stock plans	(2,600)	(2,600)	(4,000)	(4,000)	(4,600)	(4,600)

Investable net proceeds	$55,154	$55,154	$85,632	$85,632	$98,694	$98,694

Consolidated net income:
Historical	$40,171	$40,171	$40,171	$40,171	$40,171	$40,171
Pro forma income on net proceeds, net of tax	757	757	1,175	1,175	1,354	1,354
Pro forma employee stock ownership plan adjustment, net of tax (1)	(312)	(312)	(480)	(480)	(552)	(552)
Pro forma restricted stock plan adjustment, net of tax (2)	(312)	(312)	(480)	(480)	(552)	(552)

Pro forma net income	$40,304	$40,304	$40,386	$40,386	$40,421	$40,421

Diluted net income per share (3):
Historical, as adjusted	$0.84	$0.84	$0.84	$0.85	$0.85	$0.85
Pro forma income on net proceeds	0.02	0.08	0.03	0.02	0.02	0.02
Pro forma employee stock ownership plan adjustment (1)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma restricted stock plan adjustment (2)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma diluted net income per share	$0.84	$0.84	$0.84	$0.85	$0.85	$0.85

Diluted shares used for earnings calculation	47,830,011	47,800,072	47,668,799	47,622,738	47,599,708	47,546,738
Stockholders’ equity:
Historical:	$316,640	$316,640	$316,640	$316,640	$316,640	$316,640
Estimated net proceeds	62,954	62,954	97,632	97,632	112,494	112,494
Less: Common stock acquired by employee stock ownership plan (1)	(5,200)	(5,200)	(8,000)	(8,000)	(9,200)	(9,200)
Less: Common stock acquired by restricted stock plan (2)	(2,600)	(2,600)	(4,000)	(4,000)	(4,600)	(4,600)

Pro forma stockholders’ equity	371,794	371,794	402,272	402,272	415,334	415,334
Less: Intangible assets	(73,839)	(73,839)	(73,839)	(73,839)	(73,839)	(73,839)

Pro forma tangible stockholders’ equity	$297,955	$297,955	$328,433	$328,433	$341,495	$341,495

Stockholders’ equity per share (3):
Historical, as adjusted	$6.64	$6.64	$6.64	$6.64	$6.64	$6.64
Estimated net proceeds	1.32	1.32	2.05	2.05	2.36	2.36
Less: Common stock acquired by employee stock ownership plan (1)	(0.11)	(0.11)	(0.17)	(0.17)	(0.19)	(0.19)
Less: Common stock acquired by restricted stock plan (2)	(0.05)	(0.05)	(0.08)	(0.08)	(0.10)	(0.10)

Pro forma stockholders’ equity per share	$7.80	$7.80	$8.44	$8.44	$8.71	$8.71

Pro forma tangible stockholders’ equity per share	$6.25	$6.25	$6.89	$6.89	$7.17	$7.17

Offering price to pro forma diluted earnings per share	19.64x	17.86x	19.41x	17.65x	19.41x	17.65x
Offering price to pro forma book value per share	211.54%	192.31%	195.50%	177.73%	189.44%	172.22%
Offering price to pro forma tangible book value per share	264.00%	240.00%	239.48%	217.71%	230.13%	209.21%

Footnotes on following page.

(1)	Assumes that 8% of the shares of the common stock issued in the stock offering will be purchased by the employee stock ownership plan, and that the funds used to acquire these shares will be borrowed from Northwest Bancorp, Inc. The employee stock ownership plan loan is assumed to be repaid in ten equal annual installments of principal and shares are to be released to plan participants ratably as the employee stock ownership plan repays the loan. Statement of Position 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to the employees. The pro forma net income assumes that: (i) 7.5% of the employee stock ownership plan shares were committed to be released during the nine months ended March 31, 2003, and 10% were committed to be released during fiscal 2002 at an average fair value assumed to be the price at which the shares are sold in the stock offering, (ii) dividends on shares not released to the participants were used to fund debt service payments and (iii) Northwest Bancorp, Inc. made no other contributions to the employee stock ownership plan. If the shares were to appreciate in value over time, compensation expense relating to the employee stock ownership plan would increase. The cost of the shares issued to the employee stock ownership plan is reflected as a reduction of stockholders’ equity.

(2)	If approved by our stockholders, the new stock recognition and retention plan intends to purchase an aggregate number of shares of common stock equal to no more than 4% of the shares of common stock to be sold in the offering. The new stock recognition plan may purchase an aggregate number of shares in excess of 4% of the shares of common stock to be sold in the offering if such plan is adopted more than one year following the completion of the stock offering. Stockholder approval of the stock recognition and retention plan and purchases by the stock recognition and retention plan may not occur earlier than six months after the completion of the stock offering. The shares may be acquired directly from Northwest Bancorp, Inc. or through open market purchases. The funds to be used by the stock recognition and retention plan to purchase the shares will be provided by Northwest Bancorp, Inc. The table assumes that (i) the stock recognition and retention plan acquires the shares through open market purchases at the price per share at which the shares of common stock are sold in the stock offering, (ii) 15% of the amount contributed to the stock recognition and retention plan is amortized as an expense during the nine months ended March 31, 2003 and 20% is amortized as an expense during the fiscal year ending June 30, 2002 and (iii) the stock recognition and retention plan expense reflects an a marginal combined federal and state tax rate of 40%.

(3)	Diluted net income per share data is based on 48,129,405 weighted average shares of common stock outstanding, adjusted for employee stock ownership plan shares assumed to be acquired and committed to be released during the period. Pro forma adjustments to diluted net income per share data are calculated in the same manner. Historical and pro forma stockholders’ equity per share amounts are based on the 47,659,933 shares outstanding as of March 31, 2003. No effect has been given to the issuance of shares of common stock under the stock option plan we intend to adopt following the stock offering.

(4)	Annualized.

PRO FORMA STOCK OFFERING AND ACQUISITION DATA

     The following pro forma information reflects the completion of the stock offering, our acquisition of Prestige Bancorp, Inc. (as it relates to the financial information at or for the year ended June 30, 2002 included in these tables) and our pending acquisition of First Bell Bancorp, Inc. This information reflects the assumptions set forth in “Acquisitions of First Bell Bancorp, Inc. and Prestige Bancorp, Inc. and Related Pro Forma Data” and in “Pro Forma Stock Offering Data.”

     The following pro forma information may not be representative of the financial effects of the transactions described above at the dates on which these transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amount of our assets and liabilities computed in accordance with accounting principles generally accepted in the United States of America after giving effect to the stock offering and the acquisitions of Prestige Bancorp, Inc. and First Bell Bancorp, Inc. The pro forma stockholders’ equity is not intended to represent the fixed market value of our common stock.


	At or For the Nine Months Ended March 31, 2003

	Gross Stock Offering		Gross Stock Offering		Gross Stock Offering
	Proceeds of $65.0 Million		Proceeds of $100.0 Million		Proceeds of $115.0 Million

	3,939,394	4,333,333	6,060,606	6,666,667	6,969,697	7,666,667
	Shares at	Shares at	Shares at	Shares at	Shares at	Shares at
	$16.50 Per	$15.00 Per	$16.50 Per	$15.00 Per	$16.50 Per	$15.00 Per
	Share	Share	Share	Share	Share	Share

		(Dollars In Thousands, Except Per Share Amounts)
Pro forma shares owned by public stockholders	16,233,109	16,627,048	18,354,321	18,960,382	19,263,412	19,960,382
Pro forma shares owned by Northwest Bancorp, MHC	31,426,824	31,032,885	29,305,612	28,699,551	28,396,521	27,699,551
Total shares outstanding	47,659,933	47,659,933	47,659,933	47,659,933	47,659,933	47,659,933
Pro forma ownership percentage of public stockholders	34.06%	34.89%	38.51%	39.78%	40.42%	41.88%
Gross proceeds	$65,000	$65,000	$100,000	$100,000	$115,000	$115,000
Less: Stock offering expenses and commissions	(2,046)	(2,046)	(2,368)	(2,368)	(2,506)	(2,506)

Estimated net proceeds	62,954	62,954	97,632	97,632	112,494	112,494
Less: Common stock purchased by employee stock ownership plan	(5,200)	(5,200)	(8,000)	(8,000)	(9,200)	(9,200)
Common stock purchased by restricted stock plans	(2,600)	(2,600)	(4,000)	(4,000)	(4,600)	(4,600)

Investable net proceeds	$55,154	$55,154	$85,632	$85,632	$98,694	$98,694

Consolidated net income:
Historical	$37,556	$37,556	$37,556	$37,556	$37,556	$37,556
Pro forma income on net proceeds, net of tax	318	318	493	493	568	568
Pro forma employee stock ownership plan adjustment, net of tax (1)	(234)	(234)	(360)	(360)	(414)	(414)
Pro forma restricted stock plan adjustment, net of tax (2)	(234)	(234)	(360)	(360)	(414)	(414)

Pro forma net income	$37,406	$37,406	$37,329	$37,329	$37,296	$37,296

Diluted net income per share (3):
Historical, as adjusted	$0.79	$0.79	$0.79	$0.79	$0.79	$0.79
Pro forma income on net proceeds	0.01	0.01	0.01	0.01	0.01	0.01
Pro forma employee stock ownership plan adjustment (1)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma restricted stock plan adjustment (2)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma diluted net income per share	$0.78	$0.78	$0.78	$0.78	$0.78	$0.78

Diluted shares used for earnings calculation	47,826,072	47,795,738	47,662,738	47,616,072	47,592,738	47,539,072
Stockholders’ equity:
Historical:	$346,685	$346,685	$346,685	$346,685	$346,685	$346,685
Estimated net proceeds	62,954	62,954	97,632	97,632	112,494	112,494
Less: Common stock acquired by employee stock ownership plan (1)	(5,200)	(5,200)	(8,000)	(8,000)	(9,200)	(9,200)
Less: Common stock acquired by restricted stock plan (2)	(2,600)	(2,600)	(4,000)	(4,000)	(4,600)	(4,600)

Pro forma stockholders’ equity	401,839	401,839	432,317	432,317	445,379	445,379
Less: Intangible assets	(144,376)	(144,376)	(144,376)	(144,376)	(144,376)	(144,376)

Pro forma tangible stockholders’ equity	$257,463	$257,463	$287,941	$287,941	$301,003	$301,003

Stockholders’ equity per share (3):
Historical	$7.27	$7.27	$7.27	$7.27	$7.27	$7.27
Estimated net proceeds	1.32	1.32	2.05	2.05	2.36	2.36
Less: Common stock acquired by employee stock ownership plan (1)	(0.11)	(0.11)	(0.17)	(0.17)	(0.19)	(0.19)
Less: Common stock acquired by restricted stock plan (2)	(0.05)	(0.05)	(0.08)	(0.08)	(0.10)	(0.10)

Pro forma stockholders’ equity per share	$8.43	$8.43	$9.07	$9.07	$9.34	$9.34

Pro forma tangible stockholders’ equity per share	$5.40	$5.40	$6.04	$6.04	$6.32	$6.32

Offering price to pro forma diluted earnings per share (4) (6)	15.87x	14.42x	15.87x	14.42x	15.87x	14.42x
Offering price to pro forma book value per share (6)	195.73%	177.94%	181.92%	165.38%	176.66%	160.60%
Offering price to pro forma tangible book value per share (6)	305.56%	277.78%	273.18%	248.34%	261.08%	237.34%

Footnotes on second following page.


	At or For the Year Ended June 30, 2002

	Gross Stock Offering		Gross Stock Offering		Gross Stock Offering
	Proceeds of $65.0 Million		Proceeds of $100.0 Million		Proceeds of $115.0 Million

	3,939,394	4,333,333	6,060,606	6,666,667	6,969,697	7,666,667
	Shares at	Shares at	Shares at	Shares at	Shares at	Shares at
	$16.50 Per	$15.00 Per	$16.50 Per	$15.00 Per	$16.50 Per	$15.00 Per
	Share	Share	Share	Share	Share	Share

		(Dollars In Thousands, Except Per Share Amounts)
Pro forma shares owned by public stockholders	16,233,109	16,627,048	18,354,321	18,960,382	19,263,412	19,960,382
Pro forma shares owned by Northwest Bancorp, MHC	31,426,824	31,032,885	29,305,612	28,699,551	28,396,521	27,699,551
Total shares outstanding	47,659,933	47,659,933	47,659,933	47,659,933	47,659,933	47,659,933
Pro forma ownership percentage of public stockholders	34.06%	34.89%	38.51%	39.78%	40.42%	41.88%
Gross proceeds	$65,000	$65,000	$100,000	$100,000	$115,000	$115,000
Less: Stock offering expenses and commissions	(2,046)	(2,046)	(2,368)	(2,368)	(2,506)	(2,506)

Estimated net proceeds	62,954	62,954	97,632	97,632	112,494	112,494
Less: Common stock purchased by employee stock ownership plan	(5,200)	(5,200)	(8,000)	(8,000)	(9,200)	(9,200)
Common stock purchased by restricted stock plans	(2,600)	(2,600)	(4,000)	(4,000)	(4,600)	(4,600)

Investable net proceeds	$55,154	$55,154	$85,632	$85,632	$98,694	$98,694

Consolidated net income:
Historical	$46,515	$46,515	$46,515	$46,515	$46,515	$46,515
Pro forma income on net proceeds, net of tax	757	757	1,175	1,175	1,354	1,354
Pro forma employee stock ownership plan adjustment, net of tax (1)	(312)	(312)	(480)	(480)	(552)	(552)
Pro forma restricted stock plan adjustment, net of tax (2)	(312)	(312)	(480)	(480)	(552)	(552)

Pro forma net income	$46,648	$46,648	$46,730	$46,730	$46,765	$46,765

Diluted net income per share (3):
Historical, as adjusted	$0.98	$0.98	$0.98	$0.98	$0.98	$0.98
Pro forma income on net proceeds	0.02	0.02	0.02	0.02	0.02	0.02
Pro forma employee stock ownership plan adjustment (1)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma restricted stock plan adjustment (2)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma diluted net income per share	$0.98	$0.98	$0.98	$0.98	$0.98	$0.98

Diluted shares used for earnings calculation	47,830,011	47,800,072	47,668,799	47,622,738	47,599,708	47,546,738
Stockholders’ equity:
Historical:	$316,640	$316,640	$316,640	$316,640	$316,640	$316,640
Estimated net proceeds	62,954	62,954	97,632	97,632	112,494	112,494
Less: Common stock acquired by employee stock ownership plan (1)	(5,200)	(5,200)	(8,000)	(8,000)	(9,200)	(9,200)
Less: Common stock acquired by restricted stock plan (2)	(2,600)	(2,600)	(4,000)	(4,000)	(4,600)	(4,600)

Pro forma stockholders’ equity	$371,794	$371,794	$402,272	$402,272	$415,334	$415,334

Less: Intangible assets (5)	(144,512)	(144,512)	(144,512)	(144,512)	(144,512)	(144,512)

Pro forma tangible stockholders’ equity	$227,282	$227,282	$257,760	$257,760	$270,822	$270,822

Stockholders’ equity per share (3):
Historical, as adjusted	$6.64	$6.64	$6.64	$6.64	$6.64	$6.64
Estimated net proceeds	1.32	1.32	2.05	2.05	2.36	2.36
Less: Common stock acquired by employee stock ownership plan (1)	(0.11)	(0.11)	(0.17)	(0.17)	(0.19)	(0.19)
Less: Common stock acquired by restricted stock plan (2)	(0.05)	(0.05)	(0.08)	(0.08)	(0.10)	(0.10)

Pro forma stockholders’ equity per share	$7.80	$7.80	$8.44	$8.44	$8.71	$8.71

Pro forma tangible stockholders’ equity per share	$4.77	$4.77	$5.41	$5.41	$5.68	$5.68

Offering price to pro forma diluted earnings per share (7)	16.84x	15.31x	16.84x	15.31x	16.84x	15.31x
Offering price to pro forma book value per share (7)	211.54%	192.31%	195.50%	177.73%	189.44%	172.22%
Offering price to pro forma tangible book value per share (7)	345.91%	314.47%	304.99%	277.26%	290.49%	264.08%

Footnotes on following page.

(1)	Assumes that 8% of the shares of the common stock issued in the stock offering will be purchased by the employee stock ownership plan, and that the funds used to acquire these shares will be borrowed from Northwest Bancorp, Inc. The employee stock ownership plan loan is assumed to be repaid in ten equal annual installments of principal and shares are to be released to plan participants ratably as the employee stock ownership plan repays the loan. Statement of Position 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to the employees. The pro forma net income assumes that: (i) 7.5% of the employee stock ownership plan shares were committed to be released during the nine months ended March 31, 2003, and 10% were committed to be released during fiscal 2002 at an average fair value assumed to be the price at which the shares are sold in the stock offering, (ii) dividends on shares not released to the participants were used to fund debt service payments and (iii) Northwest Bancorp, Inc. made no other contributions to the employee stock ownership plan. If the shares were to appreciate in value over time, compensation expense relating to the employee stock ownership plan would increase. The cost of the shares issued to the employee stock ownership plan is reflected as a reduction of stockholders’ equity.

(2)	If approved by our stockholders, the new stock recognition and retention plan intends to purchase an aggregate number of shares of common stock equal to no more than 4% of the shares of common stock to be sold in the offering. The new stock recognition plan may purchase an aggregate number of shares in excess of 4% of the shares of common stock to be sold in the offering if such plan is adopted more than one year following the completion of the stock offering. Stockholder approval of the stock recognition and retention plan and purchases by the stock recognition and retention plan may not occur earlier than six months after the completion of the stock offering. The shares may be acquired directly from Northwest Bancorp, Inc. or through open market purchases. The funds to be used by the stock recognition and retention plan to purchase the shares will be provided by Northwest Bancorp, Inc. The table assumes that (i) the stock recognition and retention plan acquires the shares through open market purchases at the price per share at which the shares of common stock are sold in the stock offering, (ii) 15% of the amount contributed to the stock recognition and retention plan is amortized as an expense during the nine months ended March 31, 2003 and 20% is amortized as an expense during the fiscal year ending June 30, 2002 and (iii) the stock recognition and retention plan expense reflects an a marginal combined federal and state tax rate of 40%.

(3)	Diluted net income per share data is based on 48,129,405 weighted average shares of common stock outstanding, adjusted for employee stock ownership plan shares assumed to be acquired and committed to be released during the period. Pro forma adjustments to diluted net income per share data are calculated in the same manner. Historical and pro forma stockholders’ equity per share amounts are based on the 47,659,933 shares outstanding as of March 31, 2003. No effect has been given to the issuance of shares of common stock under the stock option plan we intend to adopt following the stock offering.

(4)	Annualized

(5)	Intangible assets are calculated by retroactively applying the actual purchase accounting adjustments at September 13, 2002 for Prestige Bancorp Inc. (the date on which the acquisition of Prestige Bancorp, Inc. was consummated) and the estimated purchase accounting adjustments for First Bell Bancorp Inc. as of March 31, 2003 to their respective balance sheets as of June 30, 2002.

(6)	Assuming Northwest Bancorp, Inc. was to issue for cash all of the common stock held by Northwest Bancorp, MHC, it would result in additional net proceeds greater than the amounts shown above without any related increase in the number of outstanding shares. Accordingly, on this basis the pro forma book value per share and pro forma earnings per share would be higher. Utilizing the assumptions set forth above, on this basis the minimum per share price and the maximum per share price as a percentage of pro forma stockholders’ equity per share would be 88.55% and 92.13%, respectively. The minimum per share price and the maximum per share price as a percentage of pro forma stockholders’ tangible equity per share would be 107.84% and 110.89% respectively. The ratio of the minimum per share price and the maximum per share price to pro forma net income per share would be 14.02x and 15.42x, respectively. The information presented above is for comparative purposes only. In order for Northwest Bancorp, Inc. to issue for cash all of the common stock held by Northwest Bancorp, MHC, Northwest Bancorp, MHC would need to convert to stock form, which would require approval of the depositors of Northwest Savings Bank and stockholders of Northwest Bancorp, Inc., as well as regulatory approvals. Northwest Bancorp, MHC has no plans to convert to stock form.

(7)	Assuming Northwest Bancorp, Inc, was to issue for cash all of the common stock held by Northwest Bancorp, MHC, it would result in additional net proceeds greater than the amounts shown above without any related increase in the number of outstanding shares. Accordingly, on this basis the pro forma book value per share and pro forma earnings per share would be higher. Utilizing the assumptions set forth above, on this basis the minimum per share price and the maximum per share price as a percentage of pro forma stockholders’ equity per share would be 91.97% and 95.49%, respectively. The minimum per share price and the maximum per share price as a percentage of pro forma stockholders’ tangible equity per share would be 113.04% and 115.87% respectively. The ratio of the minimum per share price and the maximum per share price to pro forma net income per share would be 14.29x and 15.71x, respectively. The information presented above is for comparative purposes only. In order for Northwest Bancorp, Inc. to issue for cash all of the common stock held by Northwest Bancorp, MHC, Northwest Bancorp, MHC would need to convert to stock form, which would require approval of the depositors of Northwest Savings Bank and stockholders of Northwest Bancorp, Inc., as well as regulatory approvals. Northwest Bancorp, MHC has no plans to convert to stock form.

COMMON STOCK TO BE PURCHASED BY MANAGEMENT

     The following table sets forth information regarding intended common stock subscriptions by each of our directors and named executive officers, their associates, and by all directors and executive officers as a group. This table excludes shares of common stock and shares of common stock underlying unexercised stock options currently held, shares to be purchased by the employee stock ownership plan, and any future restricted stock plan or stock option plan awards.

		Number of shares at

	Aggregate	$15.00	$16.50
	Purchase	Per	Per
Name	Price	Share	Share

William J. Wagner, President and Chief Executive Officer	$50,000	3,333	3,030
John O. Hanna, Chairman of the Board	—	—	—
John M. Bauer, Director	—	—	—
Richard L. Carr, Director	16,000	1,066	969
Thomas K. Creal, III, Director	—	—	—
Robert G. Ferrier, Director	30,000	2,000	1,818
A. Paul King, Director	100,000	6,666	6,060
Joseph F. Long, Director	50,000	3,333	3,030
Richard E. McDowell, Director	—	—	—
Joseph T. Stadler, Director	8,000	533	484
Gregory C. LaRocca, Executive Vice President-Administration and Corporate Secretary	25,000	1,666	1,515
Robert A. Ordiway Executive Vice President-Retail Delivery	25,000	1,666	1,515
Raymond R. Parry, Executive Vice President-Lending	25,000	1,666	1,515
James E. Vecellio, Senior Vice President-Information Systems	5,000	333	303

All Directors and Executive Officers as a Group (19 persons)	$349,000	23,262	21,148

THE STOCK OFFERING

THE OFFICE OF THRIFT SUPERVISION HAS APPROVED THE STOCK ISSUANCE PLAN SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS. THIS APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE STOCK OFFERING OR THE PLAN BY THE OFFICE OF THRIFT SUPERVISION.

General

     On March 31, 2003, our Board of Directors, by a unanimous vote, adopted a stock issuance plan, pursuant to which we are offering additional shares of common stock to eligible depositors and our tax-qualified employee benefit plans in a subscription offering and, to the extent shares remain available, to stockholders other than Northwest Bancorp, MHC and the general public in a community offering. In adopting the stock issuance plan, our Board of Directors has determined that the stock offering is advisable and in the best interests of Northwest Bancorp, Inc. and its stockholders. The stock issuance plan was ratified by a unanimous vote of Northwest Bancorp, MHC’s Board of Trustees, who determined that the stock issuance plan and the stock offering are also advisable and in the best interests of Northwest Bancorp, MHC.

     The stock offering will enable Northwest Savings Bank to increase its regulatory capital. As of March 31, 2003, Northwest Savings Bank’s Tier 1 capital was 6.0% of average assets. See “Historical and Pro Forma Regulatory Capital Compliance.” Management determined to offer 6,666,667 shares for sale (subject to adjustment up to 7,666,667 shares) rather than conducting a larger stock offering or a full conversion of Northwest Bancorp, MHC, because management believes that the proceeds of the stock offering will provide us with adequate capital to implement our current business strategy. Although management believes the stock offering will, at least in the short term, reduce our return on average equity, the sale of a larger number of shares would cause an even greater reduction in our return on equity.

     The proceeds of the stock offering will add to our financial strength on a consolidated basis. The capital raised in the stock offering will increase our ability to serve as a source of strength to our banking subsidiaries. The stock offering does not preclude Northwest Bancorp, MHC from conducting a mutual-to-stock conversion in the future. In addition, the stock offering will provide us with greater capital resources to effect future corporate transactions, including acquisitions, and otherwise enhance our ability, primarily through Northwest Savings Bank, to provide services to customers and the community. The stock offering also will increase the number of shares of our common stock held by the public, which may increase the liquidity of our common stock. The total number of outstanding shares of our common stock will not change as a result of this stock offering.

     We are offering between $65.0 million and $100.0 million of our shares of common stock for sale at a price ranging from $15.00 to $16.50 per share. Under the terms of the stock issuance plan, at the conclusion of the stock offering, Northwest Bancorp, MHC will contribute to Northwest Bancorp, Inc. a number of shares of common stock equal to the number of shares of common stock that we sell in the stock offering, and we will then cancel such contributed shares. Accordingly, the total number of outstanding shares of common stock of Northwest Bancorp, Inc. will not change as a result of the stock offering. In addition, the number of shares of our common stock owned by Northwest Bancorp, MHC will decrease to between 28,699,551 and 31,426,824 shares, or approximately 60.2% and 65.9%, respectively, of the 47,659,933 shares of common stock outstanding as of March 31, 2003, from 35,366,218 shares, or approximately 74.2% of the shares of common stock outstanding as of such date. We are canceling the shares of common stock contributed to us by Northwest Bancorp, MHC to avoid dilution to our existing public stockholders, since the number of shares of common stock sold in the stock offering will be the same as the number of shares held by Northwest Bancorp, MHC that are being canceled.

     At the conclusion of the stock offering, and in our sole discretion, the total number of shares of common stock sold in the stock offering (and contributed to us by Northwest Bancorp, MHC) may be increased by up to 15%, or 7,666,667 shares, due to market and general financial and economic conditions and demand for the common stock. This increase is not dependent upon whether shares of common stock are sold at the minimum or maximum of the offering price range.

Stock Pricing, Number of Shares to be Issued and Fairness Opinion

     We have determined to offer between 3,939,394 shares of common stock and 6,666,667 of common stock (subject to adjustment up to 7,666,667 shares), at an offering price range of $15.00 to $16.50 per share. The price per share at which we sell the shares of common stock and the number of shares we sell will result in gross stock offering proceeds of not less than $65.0 million nor more than $115.0 million. In order to consummate the stock offering, at least $65.0 million of common stock must be sold. On      , 2003, our Board of Directors, in consultation with Northwest Bancorp, Inc.’s financial advisor, Ryan Beck & Co., established the offering price range of $15.00 to $16.50 per share, and an aggregate offering range of $65.0 million to $100.0 million (subject to adjustment to $115.0 million). The Board of Directors will reevaluate the offering price range at the completion of the stock offering, based on then-existing market and financial conditions. All shares of common stock will be sold at the same price per share, which we refer to as the actual purchase price per share, as determined by us prior to the closing of the stock offering, in conjunction with our financial advisor. Although no assurances can be given, the actual purchase price per share is expected to be within the offering price range. If the actual purchase price per share is not within the offering price range, we must resolicit subscribers if we chose to proceed with the offering, as described below.

     All subscribers must subscribe for a total dollar amount of common stock. The minimum number of shares of common stock for which any person may subscribe is 25 shares, or $412.50 of common stock assuming a per share sales price of $16.50. An accepted order will receive the largest whole number of shares that the dollar amount will purchase calculated at the actual purchase price per share. The total number of shares of common stock that will be issued to a subscriber is subject to the applicable purchase limitations and allocation procedures in the stock offering in the event of an oversubscription. Fractional shares will not be issued; instead, we will refund the amount that is insufficient to purchase a whole share of common stock.

     Unless authorized by us or required by the Office of Thrift Supervision, no resolicitation of subscribers will be made unless the actual purchase price per share is less than $15.00 or more than $16.50, or if we do not raise at least $65.0 million in gross stock offering proceeds. If the actual purchase price per share is not within the offering price range or we do not raise at least $65.0 million in gross stock offering proceeds, we will return all funds received, with interest, and we will cancel all withdrawal authorizations. If we decide to continue the stock offering, we will resolicit subscribers and other persons who ordered shares of common stock.

     Our Board of Directors, in conjunction with our financial advisor, will establish the actual purchase price per share based on market and financial considerations, including, but not limited to:

•	the 30 day-average price of our common stock prior to the closing of the stock offering;

•	trading volume of our common stock for the 30 days prior to the closing of the stock offering;

•	the stock price valuation relative to those of our peers;

•	investor demand in the stock offering;

•	overall market movement for the 30 days prior to closing of the stock offering; and

•	our financial condition.

     Ryan Beck & Co. has provided Northwest Bancorp, Inc. and Northwest Bancorp, MHC with a written fairness opinion, dated                     , 2003, to the effect that the offering price range is fair from a financial point of view to Northwest Bancorp, MHC, the depositors of Northwest Savings Bank and to our stockholders. This opinion is to be confirmed by Ryan Beck & Co. with respect to the actual purchase price per share prior to the closing of the stock offering.

     We selected Ryan Beck to render the fairness opinion because of its knowledge of, experience with, and reputation in the financial services industry, including, in particular, its experience with mutual holding companies. Ryan Beck has substantial experience in the valuation of bank and thrift securities and has knowledge of the trading markets for such securities as a result of its market-making for the stocks of financial institutions. Ryan Beck is headquartered in New Jersey, and has served numerous financial institutions nationwide in the capacities of market maker, securities offering underwriter or selling agent, and financial advisor in mergers and other transactions.

     In arriving at its opinion, Ryan Beck considered relevant market and financial data, including, but not limited to:

(1)	this prospectus;

(2)	our Annual Reports on Form 10-K for the years ended June 30, 2002 (as amended), 2001 and 2000;

(3)	our Annual Reports to Stockholders for the years ended June 30, 2002, 2001 and 2000;

(4)	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2003, December 31, 2002 (as amended) and September 30, 2002 (as amended);

(5)	certain operating and financial information, including projections provided by management regarding our business and prospects, including the pro forma impact of the stock offering and the First Bell acquisition;

(6)	historical market prices of the common stock and the relationship of the market price to tangible book value per share and earnings per share;

(7)	the trading volume in our common stock;

(8)	historical stock market prices associated with all mutual holding company stocks listed on the Nasdaq National Market in relation to book value, tangible book value and earnings per share;

(9)	an analysis of projected fully converted valuations for savings institutions and their holding companies in the mutual holding company structure, including Northwest Bancorp, Inc.;

(10)	the trading volume of all Nasdaq National Market-listed mutual holding company stocks;

(11)	the market for fully-converted thrift equities; and

(12)	other studies, analyses, inquiries and examinations deemed appropriate by Ryan Beck.

     The fairness opinion, which is based on a number of projections, is not intended as a recommendation as to the advisability of purchasing shares of common stock in the stock offering. We cannot assure you that if you purchase shares of common stock in the stock offering, you will be able to sell your shares after the stock offering at or above the actual purchase price.

     Ryan Beck served as Northwest Savings Bank’s selling agent for its initial stock offering in 1994, and acted as an underwriter for our public offering of fixed-rate trust preferred securities in 2001. Ryan Beck’s equity research department follows Pennsylvania bank and thrift stocks, including our common stock. Since 1994, Ryan Beck has made a market in our common stock, and Ryan Beck makes a market for our publicly traded fixed-rate trust preferred securities. In its capacity as market maker, from time to time, Ryan Beck may own or be short shares of common stock. As of the date of this prospectus, Ryan Beck does not have a material long or short position in our common stock.

Subscription Offering and Subscription Rights

     In accordance with the stock issuance plan, rights to subscribe for the purchase of common stock in the subscription offering have been granted in the following order of descending priority. All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum, and overall purchase limitations set forth in the stock issuance plan and as described below under “-Limitations on Common Stock Purchases.”

     Priority 1: Eligible Account Holders. Each depositor with accounts at Northwest Savings Bank, Leeds Federal Savings Bank or Jamestown Savings Bank with combined aggregate balances among any of these banks of at least $50 or more (a “Qualifying Deposit”) as of December 31, 2001 (an “Eligible Account Holder”) will receive nontransferable subscription rights to subscribe in the subscription offering for shares of common stock equal to up to the greater of $1.0 million, one-tenth of one percent (0.10%) of the total shares offered in the stock offering, or fifteen times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of common stock issued in the stock offering by a fraction, the numerator of which is the amount of the Eligible Account Holder’s Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on December 31, 2001, subject to the overall purchase limitation. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares for which he subscribed. Thereafter, any remaining unallocated shares will be allocated to each subscribing Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his deposits bears to the total amount of deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If the amounts so allocated exceed the amounts subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

     In addition, the allocation of shares in the event of an oversubscription by Eligible Account Holders will be in the following order of priority: first, to persons who are Eligible Account Holders based upon their deposit accounts in Northwest Savings Bank; second, if there are any shares of common stock remaining, to persons who are Eligible Account Holders based upon their deposit accounts in Leeds Federal Savings Bank; and, third, if there are any shares of common stock remaining, to persons who are Eligible Account Holders based upon their deposit accounts in Jamestown Savings Bank.

     To ensure proper allocation of the common stock, each Eligible Account Holder must list on his or her order form all deposit accounts in which he or she has an ownership interest at Northwest Savings Bank, Jamestown Savings Bank and Leeds Federal Savings Bank on December 31, 2001. Failure to list an account, or providing incorrect or incomplete information, could result in fewer shares of common stock being allocated than if all accounts had been properly disclosed. Neither we nor any of our agents will be responsible for orders that have not fully disclosed all deposit accounts. In addition, adding the names of non-depositors, or depositors with a lower priority, could result in a loss of your subscription priority. The subscription rights of Eligible Account Holders who are also directors or officers, or trustees of Northwest Savings Bank, Northwest Bancorp, Inc., Northwest Bancorp, MHC, Jamestown Savings Bank or Leeds Federal Savings Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding December 31, 2001.

     Priority 2: Employee Stock Benefit Plans. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, Northwest Savings Bank’s tax-qualified employee stock benefit plans, including the employee stock ownership plan, the Northwest Retirement Savings Plan and the Leeds Federal Savings Bank Retirement Savings Plan and Trust, will receive nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the stock offering. The employee stock ownership plan may subscribe for up to 8% of the shares of common stock sold in the stock offering, although it is not required to. To the extent subscriptions for shares by the tax-qualified employee stock benefit plans are not satisfied, in whole or in part, these plans may purchase such shares in the open market subsequent to the closing of the stock offering.

     Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified stock benefit plans, each depositor with accounts at Northwest Savings Bank, Leeds Federal Savings Bank or Jamestown Savings Bank with combined aggregate balances amongst any of these banks of at least $50 as of June 30, 2003 who is not an Eligible Account Holder, a tax-qualified employee stock benefit plan or an officer, director or trustee of Northwest Savings Bank, Northwest Bancorp, Inc. or Northwest Bancorp, MHC (a “Supplemental Eligible Account Holder”) will receive nontransferable subscription rights to subscribe in the subscription offering for shares of common stock equal to the greater of $1.0 million, one-tenth of one percent (0.10%) of the total shares offered in the stock offering, or fifteen times the product (rounded down to the nearest whole number) obtained by multiplying the aggregate number of shares of common stock issued in the stock offering by a fraction, the numerator of which is the amount of the Supplemental Eligible Account Holder’s aggregate deposits at Northwest Savings Bank, Leeds Federal Savings Bank and Jamestown Savings Bank and the denominator is the total amount of deposits of all Supplemental Eligible Account Holders at Northwest Savings Bank, Leeds Federal Savings Bank and Jamestown Savings Bank, in each case on June 30, 2003, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares for which he subscribed. Thereafter, any remaining unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his aggregate deposits bears to the total amount of aggregate deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled, in each case as of June 30, 2003. If the amounts so allocated exceed the amounts subscribed for by any one or

more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

     In addition, the allocation of shares in the event of an oversubscription by Supplemental Eligible Account Holders will be in the following order of priority: first to persons who are Supplemental Eligible Account Holders based upon their deposit accounts in Northwest Savings Bank; second, if there are any shares of common stock remaining, to persons who are Supplemental Eligible Account Holders based on their deposit accounts in Leeds Federal Savings Bank; and third, if there are any shares of common stock remaining, to persons who are Supplemental Eligible Account Holders based on their deposit accounts in Jamestown Savings Bank.

     To ensure proper allocation of the common stock, each Supplemental Eligible Account Holder must list on his or her order form all deposit accounts in which he or she has an ownership interest at Northwest Savings Bank, Jamestown Savings Bank and Leeds Federal Savings Bank on June 30, 2003. Failure to list an account, or providing incorrect or incomplete information, could result in fewer shares being allocated than if all accounts had been properly disclosed. Neither we nor any of our agents shall be responsible for orders on which all deposit accounts at Northwest Savings Bank, Leeds Federal Savings Bank or Jamestown Savings Bank have not been fully and accurately disclosed. In addition, adding the names of non-depositors, or depositors with a lower priority, could result in a loss of your subscription priority.

     Expiration Date for the Stock Offering. The offering will expire on [expiration date], unless we extend the subscription offering or community offering for up to 45 days, or such additional periods as maybe approved by the Office of Thrift Supervision. In no event will the stock offering extend beyond March 31, 2005. We are not required to give subscribers notice of an extension to      , 2003. If $65.0 million of gross stock offering proceeds have not been raised by      , 2003, we will return all funds promptly, with interest, and we will cancel all withdrawal authorizations. If we extend the offering beyond      , 2003, we will be required to resolicit subscribers and other persons who ordered shares of common stock. This means that persons who subscribed for or ordered shares of common stock will be given the opportunity to place a new order for shares of common stock. Subscription rights that have not been exercised prior to the conclusion of the subscription offering will become void.

     Members in Nonqualified States or Foreign Countries. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the stock issuance plan reside. However, we are not required to offer our common stock in the stock offering to any person who resides in a foreign country or resides in a state of the United States with respect to which a small number of persons otherwise eligible to subscribe for shares of common stock reside or we determine that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise including, but not limited to, a request that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of such state or that we register or otherwise qualify the subscription rights or common stock for sale or subject any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, we will base our decision as to whether or not to offer the common stock in such state on a number of factors, including the size of Qualifying Deposit accounts in the state, the cost of registering or qualifying the shares or the need for us, our officers, directors or our employees to register as brokers, dealers or salesmen.

Community Offering

     Any shares of common stock not subscribed for in the subscription offering may be sold in a community offering. If a community offering is conducted, it will be for a period of not more than 45 days and will terminate on      , 2003 unless extended by us, and may commence concurrently with, during or immediately following the subscription offering. We may terminate the community offering as soon as we have received sufficient orders to reach gross proceeds of $65.0 million to complete the stock offering. No person, by himself or herself, may purchase more than $1.0 million of shares of common stock in the community offering subject to the overall purchase limitations described in “—Limitations on Common Stock Purchases.” Further, we may limit total purchases in the community offering so as to assure that the number of shares of common stock available for any syndicated community offering may be up to a specified percentage of the number of shares of common stock. Finally, we may reserve shares offered in the community offering for sales to institutional investors.

     In the event of an oversubscription for shares in the community offering, available shares will be allocated with the following preferences: first, to natural persons residing in the “Local Community,” defined as: the Commonwealth of Pennsylvania, the Maryland counties of Anne Arundel, Baltimore, Carroll, Harford, Howard and Queen Anne; Baltimore City; the New York counties of Chautuaqua, Cattaraugus and Erie; and the Ohio counties of Lake, Geauga and Ashtabula; second, to our public stockholders as of [stockholder date] and third, to cover the orders of any other persons subscribing for shares in the community offering, so that each person may receive the lesser of the dollar amount of the shares of common stock such person ordered or 1,000 shares of common stock. In the event orders for our shares of common stock in any of the categories exceed the number of shares available for sale, shares may be allocated first among natural persons residing in our Local Community, whose purchase orders remain unfilled on a pro rata basis, based on the amount of their respective purchase orders. Thereafter, any remaining shares will be allocated on an equal number of shares basis per order until all orders are filled.

     The terms “residence,” “reside,” “resided” or “residing” means any person who occupied a dwelling within the Local Community, has a present intent to remain within the Local Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Local Community together with an indication that such presence within the Local Community is something other than merely transitory in nature. If a person is a corporation or other business entity, the principal place of business or headquarters must be in the Local Community. If a person is a personal benefit plan, the circumstances of the beneficiary will apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee will be examined for purposes of this definition. We may utilize deposit or loan records or such other evidence provided to us to make a determination as to whether a person is a resident. In all cases, however, such a determination will be in our sole discretion.

     We may, in our sole discretion, reject purchase orders, in whole or in part, received from any person in the community offering. We have not established any set criteria for determining whether to accept or reject a purchase order in the community offering, and, accordingly, any determination to accept or reject purchase orders in the community offering will be based on the facts and circumstances available to management at the time of the determination.

Syndicated Community Offering

     Any shares of common stock not sold in the subscription offering or in the community offering, if any, may be offered for sale to the general public by a selling group of broker-dealers, which may include Ryan Beck, to be managed by Ryan Beck in a syndicated community offering, subject to terms, conditions and procedures as may be determined by us in a manner that is intended to achieve the widest distribution of the shares of common stock, subject to our right to accept or reject in whole or in part all orders in the syndicated community offering. We may begin the syndicated community offering, if any, at any time after the commencement of the subscription offering or as soon as practicable after termination of the subscription offering and the community offering; it is expected, however, that the syndicated offering, if any, would commence as soon as practicable after the termination of the subscription and community offerings. The syndicated community offering will be completed within 45 days after the termination of the subscription offering and no later than 90 days after the receipt of certain regulatory approvals, unless such period is extended as provided herein.

     Any syndicated community offering will be conducted in accordance with Securities and Exchange Commission Rules 15c2-4 and 10b-9. Generally under those rules, a broker-dealer will deposit funds it receives from interested investors prior to closing into a separate non-interest bearing bank account. If and when all the conditions for the closing are met, funds for shares of common stock sold by the broker-dealer in the syndicated community offering, less the broker-dealer’s commissions, will be promptly delivered to Northwest Bancorp, Inc. If the stock offering closes, but some or all of an interested investor’s funds are not accepted by Northwest Bancorp,

Inc., those funds will be returned to the interested investor promptly after the closing, without interest. If the stock offering does not close, funds in the account will be promptly returned, without interest, to the potential investor.

     Any person may purchase up to $1.0 million of common stock in the syndicated community offering subject to the limitations described in “—Limitations on Common Stock Purchases.”

     Alternately, if a syndicated community offering is not held, we have the right to sell any shares of common stock remaining following the subscription and community offerings in an underwritten firm commitment public offering. The provisions described in “—Limitations on Common Stock Purchases” shall not be applicable to sales to underwriters for purposes of such an offering, but will be applicable to the sales by the underwriters to the public.

     If for any reason a syndicated community offering or underwritten firm commitment public offering of unsubscribed shares of common stock cannot be effected, or in the event that any insignificant residue of shares of common stock remain unsold after the subscription offering and any community offering, our Board of Directors may seek to make other arrangements to sell the remaining shares. Such other arrangements will be subject to Office of Thrift Supervision approval and to compliance with applicable state and federal securities laws.

     We may, in our sole discretion, reject purchase orders, in whole or in part, received from any person in the syndicated community offering. We have not established any set criteria for determining whether to accept or reject a purchase order in the syndicated community offering, and, accordingly, any determination to accept or reject purchase orders in the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

Plan of Distribution and Selling Commissions

     To assist in the marketing of our shares of common stock, Northwest Bancorp, MHC and Northwest Bancorp, Inc. have retained Ryan Beck & Co., a broker-dealer registered with the National Association of Securities Dealers, Inc. (the “NASD”). Ryan Beck will provide advisory assistance and assist us in the stock offering as follows:

(i)	advising us with respect to the stock issuance plan and the fairness of the pricing of the offering, including the issuance of the fairness opinion described under “—Stock Pricing, Number of Shares to be Issued and Fairness Opinion;”

(ii)	training and educating our employees regarding the stock offering and their roles;

(iii)	assisting in the design and implementation of a marketing strategy; and

(iv)	managing a Stock Information Center and coordinating selling efforts.

     For these services, Ryan Beck will receive an advisory and management fee of $75,000 (of which we have already paid $50,000), a marketing fee equal to 1.0% of the total dollar amount of common stock sold in the subscription and community offering to subscribers other than the employee stock ownership plan and officers, directors, and employees of Northwest Bancorp, Inc., our banking subsidiaries, Leeds Federal Savings Bank and their immediate family members. If there is a syndicated community offering, Ryan Beck will receive a syndicate management fee equal to 1.0% of the aggregate dollar amount of common stock sold by other dealers in the syndicated community offering, in addition to the advisory and management fee and the marketing fee for the subscription and community offerings. Ryan Beck will not receive the syndicate management fee of 1.0% on shares of common stock it sells as a participant in the syndicated community offering; for these shares, Ryan Beck will receive a fee equal to 4.0% of the aggregate sales price of the shares that it sells. Dealers who participate in the syndicated community offering also will receive fees based on the shares of common stock that they sell. The fees payable to each dealer who participates in the syndicated community offering, exclusive of the 1.0% syndicate management fee to be paid to Ryan Beck, may not exceed 4.0% of the aggregate sales price of the shares of common stock sold by the dealer in the syndicated community offering. Offers and sales in the stock offering will be on a best efforts basis and, as a result, Ryan Beck is not obligated to purchase shares of the common stock in the stock offering.

     We will reimburse Ryan Beck for its reasonable out-of-pocket expenses associated with its marketing effort, the estimated maximum of which is $100,000 (including legal fees and expenses up to a maximum of $60,000). Northwest Bancorp, Inc. will indemnify Ryan Beck against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

     Certain directors and executive officers of Northwest Bancorp, Inc., Northwest Savings Bank, Jamestown Savings Bank and Leeds Federal Savings Bank may participate in the solicitation of offers to purchase shares of common stock. We will reimburse these persons for their reasonable out-of-pocket expenses, including, but not limited to, de minimus telephone and postage expenses, incurred in connection with such solicitation. Other regular, full-time employees of Northwest Savings Bank may participate in the stock offering but only in ministerial capacities and providing clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counter. All sales activity will be conducted in offices of Northwest Bancorp, Inc. that are separate from the area accessible to the general public for the purpose of making deposits or withdrawals. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives. Such other employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. No officer, director or employee of Northwest Bancorp, Inc. or Northwest Savings Bank will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

Procedure for Purchasing Shares

     Expiration Date. The stock offering will terminate at 10:00 a.m., Pennsylvania time, on [expiration date], unless we extend the stock offering for up to 45 days, or such additional periods as may be approved by the Office of Thrift Supervision. In no event shall the stock offering extend beyond March 31, 2005. Any extension of the stock offering beyond      , 2003, with the consent of the Office of Thrift Supervision, will require us to return all funds received promptly, with interest, and we will cancel all withdrawal authorizations. If we decide to extend the stock offering, we will be required to resolicit subscribers and other persons who ordered shares of common stock.

     Prospectus Delivery. To ensure that each purchaser receives a prospectus at least 48 hours before [expiration date] in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of a stock order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus. We will make reasonable attempts to provide a prospectus and offering material to holders of subscription rights. The subscription offering and all subscription rights will expire on [expiration date], however, whether or not we have been able to locate each person entitled to subscription rights.

     We reserve the right, in our sole discretion, to terminate the stock offering at any time and for any reason, in which case we will promptly return all purchase orders, plus interest at Northwest Savings Bank’s passbook rate from the date of receipt, and we will cancel all authorized withdrawals from deposit accounts.

     Use of Stock Order Forms. In order to purchase shares of our common stock, each purchaser must complete a stock order form, except for persons purchasing in a syndicated community offering. To purchase shares of our common stock, a properly executed and completed stock order form, together with full payment for the shares of common stock subscribed for, must be received by Northwest Bancorp, Inc. prior to 10:00 a.m., Pennsylvania time on [expiration date]. You can mail the stock order form in the reply envelope provided so that it is received by us (not postmarked) by 10:00 a.m. on [expiration date]. You may also hand-deliver your stock order form to our

Stock Information Center, or send it by overnight delivery to the address on the stock order form. You may not deliver stock order forms to Northwest Savings Bank, Leeds Federal Savings Bank or Jamestown Savings Bank branch offices. We are not required to accept photocopies of stock order forms or stock order forms submitted by facsimile.

     Once tendered, a stock order form cannot be modified or revoked without our consent unless the stock offering is not completed by                     , 2003. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the stock offering. Each person ordering shares of common stock is required to represent that he is purchasing such shares for his own account and that he has no agreement or understanding with any person for the sale or transfer of such shares. Our interpretation of the terms and conditions of the stock issuance plan and of procedures applicable to the stock offering acceptability of the order forms will be final.

     All subscribers must subscribe for a total dollar amount of common stock. The minimum number of shares of common stock for which any person may subscribe is 25 shares, or $412.50 of common stock assuming a per share sales price of $16.50. A subscriber whose order is accepted will receive the largest whole number of shares that the dollar amount will purchase, calculated at the actual purchase price. The total number of shares of common stock that will be issued to a subscriber is subject to the applicable purchase limitations and allocation procedures applicable to the stock offering in the event of an oversubscription. Fractional shares will not be issued; instead, promptly following the completion of the stock offering, we will refund any partial subscription that is insufficient to purchase a whole share of common stock. We are not required to accept stock order forms that are not received by [expiration date], or that are executed defectively or received without full payment or appropriate withdrawal authorization instructions. We have the right to waive, or permit the completion of incomplete or improperly executed stock order forms, but do not represent that we will do so.

     Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

1.	Personal check, bank check or money order. These will be cashed upon receipt. Third party checks and line-of-credit checks from Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank may not be remitted as payment for your order. Wires will not be accepted. Do not mail or deliver cash.

2.	Direct account withdrawal authorization. You may designate a direct withdrawal from your deposit accounts at Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank. Funds must be available in the account(s) at the time you submit your stock order form.

Appropriate means by which such withdrawals may be authorized are provided in the stock order forms. A hold will be placed on funds authorized for withdrawal, making them unavailable to the depositor. All such funds authorized for withdrawal will remain in the account and continue to earn interest at the applicable contractual rate until the stock offering is completed or terminated. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock. If, however, a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at the applicable passbook rate.

     In the case of payments made by personal check, bank check or money order, such funds will be placed in a segregated account and interest will be paid at Northwest Savings Bank’s passbook rate, from the date payment is received until the stock offering is completed or terminated.

     Regulations prohibit Northwest Savings Bank, Jamestown Savings Bank and Leeds Federal Savings Bank from knowingly lending funds or extending credit to any persons to purchase shares of common stock in the stock offering.

     A depositor interested in using his or her individual retirement account funds to purchase shares of common stock must do so through a self-directed individual retirement account, such as those offered by our Northwest Financial Services investment subsidiary. You should not authorize a direct withdrawal from your certificate of deposit individual retirement accounts held at Northwest Savings Bank, Leeds Federal Savings Bank or Jamestown Savings Bank. We do not guarantee that depositors will be able to use individual retirement accounts or other retirement funds, held with us or elsewhere, toward the purchase of shares of common stock. We will allow a depositor without a self-directed account to make a trustee-to-trustee transfer of individual retirement account funds to a trustee offering a self-directed individual retirement account program without early withdrawal penalties, with the agreement that such funds will be used to purchase shares of the common stock in the stock offering. There will be no early withdrawal or Internal Revenue Service interest penalties for such transfers, if properly executed. The new trustee would hold the common stock in a self-directed account in the same manner as Northwest Savings Bank, Leeds Federal Savings Bank or Jamestown Savings Bank now holds the depositor’s individual retirement account funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an individual retirement account to purchase common stock should contact the Stock Information Center as soon as possible, and preferably at least two weeks prior to [expiration date], so that the necessary forms may be forwarded for execution and returned prior to [expiration date]. We strongly urge persons interested in using retirement funds toward their purchase to call our Stock Information Center, even if the funds are currently held in an existing self-directed account.

     In addition, the provisions of the Employee Retirement Income Security Act of 1974, as amended and Internal Revenue Service regulations require that executive officers, directors and 10% stockholders who use self-directed individual retirement account funds to purchase shares of common stock in the stock offering, make such purchase for the exclusive benefit of the individual retirement account participant.

     Neither the employee stock ownership plan nor the Northwest Retirement Savings Plan nor the Leeds Federal Savings Bank Retirement Saving Plan and Trust will be required to pay for shares of common stock purchased until consummation of the stock offering, provided, in the case of the employee stock ownership plan, that there is in force from the time the order is received a loan commitment from an unrelated financial institution or Northwest Bancorp, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase.

     Delivery of Stock Certificates. Certificates representing the shares of common stock issued in the stock offering and checks representing refunds of subscription funds and interest paid on subscriptions made by check or money order will be mailed as soon as practicable following consummation of the stock offering and receipt of all necessary regulatory approvals. Certificates and checks will be mailed to the persons entitled thereto at the certificate registration address noted on the completed stock order form. Any certificates returned as undeliverable will be held by Northwest Bancorp, Inc. until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered even though trading of the new shares of common stock will have already started.

     Other Restrictions. Notwithstanding any other provision of the stock issuance plan, no person is entitled to purchase any shares of common stock to the extent such purchase would be illegal under any federal or state law or regulation (including state “blue-sky” regulations), or would violate regulations or policies of the NASD, particularly those regarding free riding and withholding. We and/or our agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and we may refuse to honor any such purchase order if such opinion is not timely furnished.

Restrictions on Transfer of Subscription Rights and Shares

     Subscription rights to purchase shares in the stock offering are nontransferable. Persons receiving these rights are not permitted to transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the stock issuance plan or prior to the completion of the stock offering, the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising such subscription rights will be required to certify that he or she is purchasing shares of common stock solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. Adding the names of non-depositors, or depositors who qualified at a later eligibility date, could result in a loss of your subscription priority. In addition, persons may not offer or make an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock. We will pursue any and all legal and equitable remedies in the event management becomes aware of the transfer of subscription rights and we will not honor orders known by them to involve the transfer of these rights.

Limitations on Common Stock Purchases

     The stock issuance plan includes the following limitations upon purchases of shares of common stock in the stock offering. In all cases, we have the right, in our sole discretion, to determine whether prospective purchasers are “Associates,” or “Acting in Concert” as defined below and by the stock issuance plan, and in interpreting any and all other provisions of the stock issuance plan. All such determinations are in our sole discretion, and may be based on whatever evidence we choose to use in making any such determination.

     (1)  The aggregate amount of our outstanding common stock owned or controlled by persons other than Northwest Bancorp, MHC at the close of the stock offering must be less than 50% of our total issued and outstanding common stock.

     (2)  Except for the tax-qualified employee plans of Northwest Savings Bank and its affiliates, no Eligible Account Holder, Supplemental Eligible Account Holder or other person may, in their capacities as such, purchase more than $1.0 million of common stock in the stock offering, and no person or group of persons Acting in Concert may purchase more than $1.5 million of common stock issued in the stock offering, except that:

(i)	we may, in our sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitations up to 5% of the number of shares of common stock issued in the stock offering;

(ii)	tax-qualified employee benefit plans may purchase up to 10% of the shares of common stock issued in the stock offering; and

(iii)	for purposes of this paragraph (2), shares of common stock to be held by any tax-qualified employee benefit plan of Northwest Bancorp, Inc., Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank and attributable to a person will not be aggregated with other shares purchased directly by or otherwise attributable to such person.

     (3)  The aggregate amount of common stock acquired in the stock offering, plus all prior stock issuances by Northwest Bancorp, Inc., by any director or executive officer and their associates, or by any non-tax qualified employee stock benefit plan of Northwest Bancorp, Inc., exclusive of any common stock acquired by such persons or plan in the secondary market, may not exceed 4.9% of the issued and outstanding shares of common stock of Northwest Bancorp, Inc. at the conclusion of the stock offering. In calculating the number of shares of common stock held by any director or executive officer or associates thereof, under this paragraph (3) or under the provisions of paragraph (4), below, shares held by any tax-qualified employee stock benefit plan or any non-tax-qualified employee stock benefit plan of Northwest Bancorp, Inc. or Northwest Savings Bank that are attributable to such person will not be counted.

     (4)  The aggregate amount of common stock acquired in the stock offering, plus all prior issuances by Northwest Bancorp, Inc., by any director or executive officer and his or her associates, or any non-tax-qualified employee stock benefit plan and Northwest Bancorp, Inc., exclusive of any common stock acquired by such persons or plan in the secondary market, shall not exceed 4.9% of the stockholders’ equity of Northwest Bancorp, Inc. at the conclusion of the stock offering.

     (5)  The aggregate amount of common stock acquired in the stock offering, plus all prior issuances by Northwest Bancorp, Inc., by any one or more tax-qualified employee stock benefit plans of Northwest Bancorp, Inc., exclusive of any shares of common stock acquired by such plans in the secondary market, may not exceed 4.9% of the outstanding shares of common stock of Northwest Bancorp, Inc. at the conclusion of the stock offering.

     (6)  The aggregate amount of common stock acquired in the stock offering, plus all prior issuances by Northwest Bancorp, Inc., by any one or more tax-qualified employee stock benefit plans of Northwest Bancorp, Inc., exclusive of any shares of common stock acquired by such plans in the secondary market, may not exceed 4.9% of the stockholders’ equity of Northwest Bancorp, Inc. at the conclusion of the stock offering.

     (7)  The aggregate amount of common stock acquired in the stock offering, plus all prior issuances by Northwest Bancorp, Inc., by all stock benefit plans of Northwest Bancorp, Inc. or Northwest Savings Bank, other than the employee stock ownership plan, may not exceed 25% of the outstanding common stock held by persons other than Northwest Bancorp, MHC.

     (8)  The aggregate amount of common stock acquired in the stock offering, plus all prior issuances by Northwest Bancorp, Inc., by all non-tax-qualified employee stock benefit plans of Northwest Bancorp, Inc., or by directors and executive officers and their associates, exclusive of any shares of common stock acquired by such plans or persons in the secondary market, may not exceed 25% of the outstanding common stock held by persons other than Northwest Bancorp, MHC at the conclusion of the stock offering. In calculating the number of shares of directors and executive officers and their associates under this paragraph (8), shares held by any tax-qualified employee stock benefit plan or non-tax-qualified employee stock benefit plan that are attributable to such person shall not be counted.

     (9)  The aggregate amount of common stock acquired in the stock offering, plus all prior issuances by Northwest Bancorp, Inc., by all non-tax-qualified employee stock benefit plans or directors and executive officers and their associates, exclusive of any shares of common stock acquired by such plans or persons in the secondary market, may not exceed 25% of the stockholders’ equity of Northwest Bancorp, Inc. at the conclusion of the stock offering.

     (10)  Notwithstanding any other provision of the stock issuance plan, no person will be entitled to purchase any common stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the NASD, particularly those regarding free riding and withholding. Northwest Bancorp, Inc. and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

     (11)  Our Board of Directors has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the stock issuance plan.

     Northwest Bancorp, Inc., in its sole discretion, may make reasonable efforts to comply with the securities laws of any state in the United States in which its depositors reside, and will only offer and sell the common stock in states in which the offers and sales comply with such states’ securities laws. However, no person will be offered or allowed to purchase any common stock under the stock issuance plan if they reside in a foreign country or in a state of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to purchase shares of common stock under the stock issuance plan reside in such state or foreign county;

(ii)	the offer or sale of shares of common stock to such persons would require Northwest Bancorp, Inc. or its employees to register, under the securities laws of such state or foreign country, as a broker or dealer or to register or otherwise qualify its securities for sale in such state or foreign country; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

     The stock issuance plan defines “acting in concert” as follows:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement;

(ii)	a combination or pooling of votes or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or

(iii)	a person or company which acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with the other party, except that any tax-qualified employee stock benefit plan or non-tax-qualified employee stock benefit plan will not be deemed to be acting in concert with any other tax-qualified employee stock benefit plan or non-tax-qualified employee stock benefit plan or with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. The determination of whether a group is acting in concert will be made solely by our Board of Directors or officers delegated by the Board, and may be based on any evidence upon which the Board or such officer chooses to rely.

     Under the stock issuance plan, the term “associate,” when used to indicate a relationship with any person, means:

(i)	any corporation or organization (other than Northwest Savings Bank, Northwest Bancorp, Inc., Northwest Bancorp, MHC or a majority-owned subsidiary of any thereof) of which such person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

(ii)	any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

(iii)	any relative or spouse of such person or any relative of such spouse, who has the same home as such person or who is a director, trustees, or officer of Northwest Savings Bank, Northwest Bancorp, MHC, Northwest Bancorp, Inc. or any subsidiary of Northwest Bancorp, MHC or Northwest Bancorp, Inc. or any affiliate thereof; and

(iv)	any person acting in concert with any of the persons or entities specified in clauses (i) through (iii) above; provided, however, that any tax-qualified or non-tax-qualified employee stock benefit plan will not be deemed to be an associate of any trustee, director or officer of Northwest Bancorp, MHC, Northwest Bancorp, Inc. or Northwest Savings Bank, to the extent provided in Section 10 of the stock issuance plan. When used to refer to a person other than an officer or director of Northwest Savings Bank, Northwest Savings Bank in its sole discretion may determine the persons that are Associates of other persons.

     Directors are not treated as associates of one another solely because of their board membership. Compliance with the limitations described above does not necessarily constitute compliance with other regulatory restrictions on acquisitions of the common stock. For a further discussion of limitations on purchases of the common stock during and subsequent to the stock offering, see “—Restrictions on Purchases or Transfer of Shares After the Stock Offering.”

Stock Information Center

     If you have questions about our stock offering, please call our Stock Information Center toll-free at 1-(877) 300-5730, Monday through Friday from 9:00 a.m. to 4:00 p.m. Pennsylvania time. The Stock Information Center will be closed on weekends and for bank holidays. It is located at Northwest Bancorp, Inc.'s headquarters.

Benefits to Be Considered Following Completion of the Stock Offering

     Stock Option Plan. We intend to submit a new stock option plan for stockholder approval no earlier than six months after the completion of the stock offering. If approved by our stockholders, the new stock option plan would reserve an amount equal to no more than 10% of the shares of common stock sold in the stock offering for issuance when options granted to recipients are exercised. Ten percent of the shares of common stock issued in the stock offering would amount to 393,939 shares, 666,666 shares or 766,666 shares if we sell shares at $15.00 per share and we raise gross stock offering proceeds of $65.0 million, $100.0 million and $115.0 million, respectively. No options would be granted under the new stock option plan until stockholder approval of the plan is received. In the event that shares underlying options come from authorized but unissued shares, stockholders would experience dilution of approximately 1.40% in their ownership interest in Northwest Bancorp, Inc. at the maximum of the offering range.

     The exercise price of the options granted under the new stock option plan will be equal to the fair market value of our common stock on the date of grant of the stock options. If the stock option plan is adopted within one year following the stock offering, options may vest no faster than 20% per year beginning 12 months after the date of grant. Options granted under the stock option plan would be adjusted for capital changes such as stock splits and stock dividends. Awards under the stock option plan will be 100% vested upon termination of employment due to death, disability, or a change in control of Northwest Savings Bank or Northwest Bancorp, Inc., and if the stock option plan is adopted more than one year after the stock offering, awards also would be 100% vested upon normal retirement. Under Office of Thrift Supervision rules, if the stock option plan is adopted within one year of the stock offering, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group may receive in the aggregate no more than 30% of the awards under the plan.

     The stock option plan would be administered by a committee of non-employee members of our Board of Directors. Options granted under the stock option plan to employees may be “incentive” stock options, which are designed to result in a beneficial tax treatment to the employee but no tax deduction to us. Non-qualified stock options may also be granted to employees under the stock option plan, and will be granted to the non-employee directors who receive stock options. In the event an option recipient terminates his employment or service as an employee or director, the options would terminate during certain specified periods.

     Stock Recognition and Retention Plan. We also intend to request stockholder approval of a new stock recognition and retention plan no earlier than six months after the completion of the stock offering. If approved by stockholders, the new stock recognition and retention plan would, if implemented within one year of the stock offering, reserve an amount equal to no more than 4% of the shares of common stock sold in the stock offering or 157,575 shares, 266,666 shares or 306,666 shares if we sell shares at $15.00 per share and we raise gross stock offering proceeds of $65.0 million, $100.0 million and $115.0 million, respectively. We must recognize expense for shares awarded over their vesting period at the fair market value of the shares on the date they are awarded. The recipients will be awarded common stock under the stock recognition and retention plan at no cost to them. No restricted stock awards would be made under the stock recognition and retention plan until the plan is approved by stockholders. If the shares awarded under the stock recognition and retention plan come from authorized but unissued shares totaling 4% of the shares of common stock sold in the stock offering, stockholders would experience dilution of approximately .56% in their ownership interest in Northwest Bancorp, Inc. at the maximum of the offering range.

     Awards under the stock recognition and retention plan would be nontransferable and nonassignable. Under Office of Thrift Supervision regulations, if the stock recognition and retention plan is adopted within one year following the stock offering, the shares which are subject to an award may vest no faster than 20% per year beginning 12 months after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Awards under the stock recognition and retention plan would be 100% vested upon termination of employment or service due to death, disability, or a change in control of Northwest Savings Bank or Northwest Bancorp, Inc., and if the stock recognition and retention plan is adopted more than one year after the stock offering, awards also would be 100% vested upon normal retirement. If employment or service were to terminate for other reasons, the award recipient would forfeit any nonvested shares. If employment or service were to terminate for cause (as defined), shares not already vested would be forfeited. Under Office of Thrift Supervision rules, if the stock recognition and retention plan is adopted within one year of the stock offering, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group may receive no more than 30% of the awards under the plan in the aggregate.

     The recipient of an award will recognize income equal to the fair market value of the stock earned, determined as of the date of vesting, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code to be taxed earlier. The amount of income recognized by the recipient would be a deductible tax expense for us. If the stock recognition and retention plan is adopted within one year following the stock offering, dividends and other earnings will accrue and be payable to the award recipient when the shares vest. If the stock recognition and retention plan is adopted within one year following the stock offering, shares not yet vested will be voted by the trustee of the stock recognition and retention plan, taking into account the best interests of the award recipients. If the stock recognition and retention plan is adopted more than one year following the stock offering, dividends declared on unvested shares will be distributed to the recipient when paid and the recipient will be entitled to vote the unvested shares.

Tax Effects of the Stock Offering

     Management believes that no gain or loss for federal or Pennsylvania income tax purposes will be recognized to Northwest Bancorp, Inc. or Northwest Bancorp, MHC as a result of the stock offering.

     Management believes that the stock offering will not result in any federal or Pennsylvania income tax consequences to Northwest Bancorp, Inc. or Northwest Bancorp, MHC, except to the extent discussed below. Management believes that Northwest Bancorp, MHC’s contribution of a portion of its shares of common stock, and the subsequent cancellation of those shares by Northwest Bancorp, Inc., qualifies as a tax-free contribution of capital by Northwest Bancorp, MHC under Section 118 of the Internal Revenue Code of 1986, as amended. Management believes that Northwest Bancorp, MHC’s contribution of shares to Northwest Bancorp, Inc. is analogous to the situation in Commissioner v. Fink, 483 U.S. 89 (1987), in which the U.S. Supreme Court ruled that where majority stockholders voluntarily surrender a portion of their stock to a corporation in an unsuccessful attempt to increase the corporation’s attractiveness to outside investors, and where the majority stockholders retained control of the corporation even after the surrender, they made a non-taxable capital contribution.

     Concurrently with Northwest Bancorp, MHC’s capital contribution, Northwest Bancorp, Inc. will offer, sell and issue shares of common stock to the public in the stock offering. Generally, a sale of shares for cash is a non-taxable event under Section 1032 of the Internal Revenue Code. Management is not aware of any authority under current law which would hold that the two concurrent transactions would be taxable.

     There is, however, the possibility that the receipt and/or exercise of the subscription rights by Eligible Account Holders and Supplemental Eligible Account Holders could result in taxable gain or income to the extent that such subscription rights are determined to have a fair market value. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have ascertainable value.

Restrictions on Purchase or Transfer of Shares After the Stock Offering

     All common stock purchased in the stock offering by a director or an executive officer of Northwest Bancorp, Inc., Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank, and any associates of such persons, will be subject to a restriction that the shares of common stock cannot be sold for a period of one year following the stock offering, except in the event of the death of such director or executive officer, in connection with a merger or acquisition of Northwest Bancorp, Inc. that has been approved by the Office of Thrift Supervision, or as otherwise approved by the Office of Thrift Supervision. Each certificate for shares subject to the restriction described above will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the same restrictions. The directors and executive officers of Northwest Savings Bank and Northwest Bancorp, Inc. and certain other persons in receipt of material non-public information will also be subject to the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

     Purchases of outstanding shares of common stock of Northwest Bancorp, Inc. by directors, executive officers (or any person who became an executive officer or director of Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank after adoption of the stock issuance plan) or their associates during the three-year period following the stock offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of common stock pursuant to a stock option plan or any tax-qualified employee stock benefit plan or non-tax-qualified employee stock benefit plan of Northwest Savings Bank or Northwest Bancorp, Inc. (including any employee stock ownership plan, stock recognition plan or restricted stock plan).

DESCRIPTION OF OUR CAPITAL STOCK

General

     We are authorized to issue 100,000,000 shares of common stock having a par value of $0.10 per share and 10,000,000 shares of preferred stock. As of           , 2003,            shares of our common stock were issued and outstanding, of which 35,366,218 shares of common stock were held by Northwest Bancorp, MHC and no shares of preferred stock were issued and outstanding. We expect to issue in the stock offering up to 6,666,667 shares of common stock, subject to adjustment up to 7,666,667 shares. We will not issue shares of preferred stock in the stock offering. Each share of our common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the actual purchase price per share for our shares of common stock, in accordance with the plan of stock issuance, all of the common stock sold in the stock offering will be duly authorized, fully paid and nonassessable.

     Our common stock is nonwithdrawable capital, is not an account of an insurable type, and is not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

     Distributions. We can pay dividends if, as and when declared by our board of directors, subject to compliance with limitations that are imposed by law. The holders of our shares of common stock are entitled to receive and share equally in such dividends as may be declared by our board of directors out of funds legally available therefor. If we issue preferred stock, the holders thereof may have a priority over the holders of our common stock with respect to dividends.

     Voting Rights. The holders of our shares of common stock possess exclusive voting rights in Northwest Bancorp, Inc. Each holder of a share of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If we issue preferred stock, holders of the preferred stock may also possess voting rights.

     Liquidation. In the event of any liquidation, dissolution or winding up of Northwest Savings Bank or Jamestown Savings Bank, Northwest Bancorp, Inc., as the holder of 100% of the outstanding capital stock of each of Northwest Savings Bank and Jamestown Savings Bank, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Northwest Savings Bank or Jamestown Savings Bank, as appropriate, including all deposit accounts and accrued interest thereon, and after distribution of the balance in a special liquidation account to certain depositors of Northwest Savings Bank, all assets of Northwest Savings Bank or Jamestown Savings Bank available for distribution, as appropriate. In the event of liquidation, dissolution or winding up of Northwest Bancorp, Inc. to our creditors, the holders of our shares of common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the shares of common stock in the event of liquidation or dissolution.

     Rights to Buy Additional Shares. Holders of shares of our common stock are not entitled to preemptive rights with respect to any shares that may be issued. Preemptive rights are the priority right to buy additional shares if we issue more shares in the future. The shares of our common stock are not subject to redemption.

     Cumulative Voting. Our Charter does not provide for cumulative voting.

     Number and Term of Directors. Our Charter provides that the number of directors shall be not fewer than five nor more than 15, unless the OTS approves a greater or lesser number. Our Bylaws specify that the number of directors shall be nine. Our Bylaws also provide for the Board of Directors to be classified into three classes as nearly equal in number as possible, with one class being elected annually.

     Amendment of Charter and Bylaws. Our Charter may be amended if such amendment is proposed by the Board of Directors and approved by stockholders by a majority of the votes eligible to be cast, unless a higher vote is required by the Office of Thrift Supervision. Our Bylaws may be amended upon approval by a majority vote of the authorized Board of Directors or by a majority vote of the votes cast by our stockholders (and upon receipt of approval by the Office of Thrift Supervision, if applicable).

Preferred Stock

     None of the shares of our authorized preferred stock have been issued, or will be issued in the stock offering. Such preferred stock may be issued with such preferences and designations as our board of directors may from time to time determine. Our board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of shares of our common stock and may assist management in impeding an unfriendly takeover or attempted change in control. We have no present plans to issue preferred stock.

LEGAL MATTERS

     The legality of the common stock has been opined upon for Northwest Bancorp, Inc. by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., special counsel to Northwest Bancorp, Inc. Certain legal matters will be passed upon for Ryan Beck by Silver, Freedman & Taff, L.L.P., Washington D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

     This prospectus is a part of a Registration Statement on Form S-3 filed by us with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of common stock offered by this prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and documents incorporated by reference. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Securities and Exchange Commission.

     We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission’s web site at http://www.sec.gov. You may also inspect and copy these materials at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information.

     We have filed an Application on Form MHC-2 with the Office of Thrift Supervision with respect to the stock offering. This prospectus omits certain information contained in the Application. The Application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Southeast Regional Office of the Office of Thrift Supervision, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

EXPERTS

     The consolidated financial statements of Northwest Bancorp, Inc. appearing in Northwest Bancorp, Inc.’s Annual Report on Form 10-K/A for the year ended June 30, 2002, have been audited by KPMG LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The audit report covering the June 30, 2002, consolidated financial statements refers to a change, as of July 1, 2001, in our method of accounting for goodwill and intangible assets resulting from business combinations in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations,” SFAS No. 142, “Goodwill and Other Intangible Assets,” and SFAS No. 147, “Acquisitions of Certain Financial Institutions — an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9.” Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

     We “incorporate by reference” into this prospectus the information in certain documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you through those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the Securities and Exchange Commission will automatically update this prospectus. We incorporate by reference the following documents:

(i)	our Annual Report on Form 10-K for the year ended June 30, 2002, as amended on Form 10-K/A filed with the Securities and Exchange Commission on April 11, 2003;

(ii)	our Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 12, 2002, September 23, 2002, January 21, 2003, January 30, 2003, March 12, 2003, April 3, 2003, April 22, 2003, April 25, 2003 and June 26, 2003;

(iii)	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002, as amended on Form 10-Q/A, filed with the Securities and Exchange Commission on April 11, 2003;

(iv)	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002, as amended on Form 10-Q/A, filed with the Securities and Exchange Commission on February 14, 2003; and

(v)	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 15, 2003.

     We also incorporate by reference any filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered in this prospectus are sold. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request, orally or in writing, and we will provide, a copy of these filings at no cost by contacting Gregory C. LaRocca, Corporate Secretary, at the following address and phone number:

Northwest Bancorp, Inc.
301 Second Avenue
Warren, Pennsylvania 16365
(814) 726-2140

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Northwest Bancorp, Inc., Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Northwest Bancorp, Inc., Northwest Savings Bank, Jamestown Savings Bank or Leeds Federal Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 6,666,667 Shares
(Anticipated Maximum)

Northwest Bancorp, Inc.

(Holding Company for
Northwest Savings Bank
and Jamestown Savings Bank)

COMMON STOCK
Par Value $0.10 per share

PROSPECTUS

Ryan Beck & Co.

_______________, 2003

     These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the estimated costs and expenses payable by the Registrant in connection with the sale of the securities being registered.

SEC registration fee	$10,234
NASD filing fee	12,927
OTS filing fee	6,400
Nasdaq National Market listing fee	1,000
Marketing Agent fees*	1,225,000
Marketing Agent expenses*	100,000
Legal fees and expenses of Registrant’s counsel*	350,000
Accounting fees and expenses*	125,000
Printing and EDGAR expenses*	700,000
Blue sky fees and expenses*	5,000
Other*	65,439

Total	$2,601,000

*	Estimated

Item 15. Indemnification of Directors and Officers

     Generally, federal regulations define areas for indemnity coverage for federal subsidiary holding companies as follows:

(a)  Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

     (i)  Any amount for which that person becomes liable under a judgment in such action; and

     (ii)  Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b)  Indemnification shall be made to such person under paragraph (a) of this Section only if:

     (i)  Final judgment on the merits is in his or her favor; or

     (ii) In case of: (A) Settlement, (B) Final judgment against him or her, or (C) Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

1

(c)  As used in this paragraph:

     (i)  “Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

     (ii)  “Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

     (iii)  “Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

     (iv)  “Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 16. Exhibits

     The exhibits filed as part of this registration statement are as follows:


1.1	Engagement Letter between Northwest Bancorp, Inc. and Ryan, Beck & Co., Inc.*

1.2	Form of Agency Agreement between Northwest Bancorp, Inc. and Ryan, Beck & Co., Inc. *

2	Plan of Stock Issuance*

4.1	Trust Agreement**

4.2	Form of Amended and Restated Trust Agreement of Northwest Capital Trust I**

4.3	Form of Certificate of Trust**

4.4	Form of Common Stock Certificate of Northwest Capital Trust I**

4.5	Form of Agreement as to Expenses and Liabilities of Northwest Capital Trust I**

4.6	Form of Preferred Stock Certificate of Northwest Capital Trust I**

4.7	Form of Certificate of Authentication**

4.8	Form of Preferred Securities Guarantee Agreement between Northwest Bancorp, Inc. and Bankers Trust Company, as guarantee trustee**

4.9	Form of Indenture between Northwest Bancorp, Inc. and Bankers Trust Company**

4.10	Form of Subordinated Debenture due 2031**

4.11	Form of Common Stock Certificate***

4.12	Federal Stock Charter of Northwest Bancorp, Inc.****

4.13	Bylaws of Northwest Bancorp, Inc.****

5	Opinion of Luse Gorman Pomerenk & Schick, P.C.*

8	Federal tax opinion of Luse Gorman Pomerenk & Schick, P.C. *

10.1	Restated Deferred Compensation Plan for Directors***

10.2	Retirement Plan for Outside Directors***

10.3	Northwest Savings Bank Nonqualified Supplemental Retirement Plan***

10.4	Employee Stock Ownership Plan***

10.5	Employee Severance Compensation Plan***

10.6	Employment Agreement for William J. Wagner*****

10.7	Form of Senior Vice President Employment Agreement*****

23.1	Consent of KPMG LLP

23.2	Consent of Luse Gorman Pomerenk & Schick, P.C. (included in Exhibits 5 and 8)*

23.3	Consent of Ryan, Beck & Co., Inc.

24	Power of attorney (set forth on signature page)

99.1	Marketing Materials*

99.2	Draft Fairness Opinion of Ryan, Beck & Co., Inc.*

*	Previously filed.

**	Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-69537), originally filed with the Commission on October 29, 2001, as amended November 9, 2001.

2

***	Incorporated by reference to the Registration Statement on Form S-4 (File No. 333-31687), originally filed with the Commission on July 21, 1997, as amended on October 9, 1997 and November 4, 1997.

****	Incorporated by referenced to the Definitive Proxy Statement for the 2000 Annual Meeting of Shareholders (File No. 000-23817), filed with the Commission on November 21, 2000.

*****	Incorporated by reference to the Annual Report on Form 10-K (File No. 000-23817), filed with the Commission on September 30, 2002.

Item 17. Undertakings

     The undersigned registrant hereby undertakes to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, Commonwealth of Pennsylvania, on the 1st day of July, 2003.

Northwest Bancorp, Inc.

By:	/s/ William J. Wagner William J. Wagner, President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

     By signing below, each of the undersigned does hereby severally constitute and appoint William J. Wagner and Gregory C. LaRocca, his true and lawful attorneys and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (both pre-effective amendments and post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name	Date

/s/ John O. Hanna	July 1, 2003

John O. Hanna, Chairman

/s/ William J. Wagner	July 1, 2003

William J. Wagner, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ William W. Harvey, Jr.	July 1, 2003

William W. Harvey, Jr., Senior Vice President – Finance (Principal Financial and Accounting Officer)

/s/ John M. Bauer	July 1, 2003

John M. Bauer, Director

4


Name	Date

/s/ Richard L. Carr	July 1, 2003

Richard L. Carr, Director

/s/ Thomas K. Creal, III	July 1, 2003

Thomas K. Creal, III, Director

/s/ Robert G. Ferrier	July 1, 2003

Robert G. Ferrier, Director

/s/ A. Paul King	July 1, 2003

A. Paul King, Director

/s/ Joseph F. Long	July 1, 2003

Joseph F. Long, Director

/s/ Richard E. McDowell	July 1, 2003

Richard E. McDowell, Director

/s/ Joseph T. Stadler	July 1, 2003

Joseph T. Stadler, Director

5

As filed with the Securities and Exchange Commission on July 3, 2003
Registration No. 333-105131

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

EXHIBITS
TO
PRE-EFFECTIVE AMENDMENT NO. 3 TO THE
REGISTRATION STATEMENT
ON
FORM S-3

NORTHWEST BANCORP, INC.
WARREN, PENNSYLVANIA


EXHIBIT INDEX

1.1	Engagement Letter between Northwest Bancorp, Inc. and Ryan, Beck & Co., Inc.*

1.2	Form of Agency Agreement between Northwest Bancorp, Inc. and Ryan, Beck & Co., Inc. *

2	Plan of Stock Issuance*

4.1	Trust Agreement**

4.2	Form of Amended and Restated Trust Agreement of Northwest Capital Trust I**

4.3	Form of Certificate of Trust**

4.4	Form of Common Stock Certificate of Northwest Capital Trust I**

4.5	Form of Agreement as to Expenses and Liabilities of Northwest Capital Trust I**

4.6	Form of Preferred Stock Certificate of Northwest Capital Trust I**

4.7	Form of Certificate of Authentication**

4.8	Form of Preferred Securities Guarantee Agreement between Northwest Bancorp, Inc. and Bankers Trust Company, as guarantee trustee**

4.9	Form of Indenture between Northwest Bancorp, Inc. and Bankers Trust Company**

4.10	Form of Subordinated Debenture due 2031**

4.11	Form of Common Stock Certificate***

4.12	Federal Stock Charter of Northwest Bancorp, Inc.****

4.13	Bylaws of Northwest Bancorp, Inc.****

5	Opinion of Luse Gorman Pomerenk & Schick, P.C.*

8	Federal tax opinion of Luse Gorman Pomerenk & Schick, P.C. *

10.1	Restated Deferred Compensation Plan for Directors***

10.2	Retirement Plan for Outside Directors***

10.3	Northwest Savings Bank Nonqualified Supplemental Retirement Plan***

10.4	Employee Stock Ownership Plan***

10.5	Employee Severance Compensation Plan***

10.6	Employment Agreement for William J. Wagner*****

10.7	Form of Senior Vice President Employment Agreement*****

23.1	Consent of KPMG LLP

23.2	Consent of Luse Gorman Pomerenk & Schick, P.C. (included in Exhibits 5 and 8)*

23.3	Consent of Ryan, Beck & Co., Inc.

24	Power of attorney (set forth on signature page)

99.1	Marketing Materials*

99.2	Draft Fairness Opinion of Ryan, Beck & Co., Inc.*


*	Previously filed.

**	Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-69537), originally filed with the Commission on October 29, 2001, as amended November 9, 2001.

***	Incorporated by reference to the Registration Statement on Form S-4 (File No. 333-31687), originally filed with the Commission on July 21, 1997, as amended on October 9, 1997 and November 4, 1997.

****	Incorporated by referenced to the Definitive Proxy Statement for the 2000 Annual Meeting of Shareholders (File No. 000-23817), filed with the Commission on November 21, 2000.

*****	Incorporated by reference to the Annual Report on Form 10-K (File No. 000-23817), filed with the Commission on September 30, 2002.